FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-04

September 20, 2017

FREE WRITING PROSPECTUS COLLATERAL TERM SHEET

$ 818,339,557

(Approximate Total Mortgage Pool Balance)

UBS 2017-C4

UBS Commercial Mortgage Securitization Corp.

Depositor

UBS AG Société Générale Ladder Capital Finance LLC Rialto Mortgage Finance, LLC CIBC Inc. Natixis Real Estate Capital LLC

Sponsors and Mortgage Loan Sellers

UBS Securities LLC Société Générale

Co-Lead Managers and Joint Bookrunners

NATIXIS CIBC World Markets Academy Securities

Co-Managers

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, CIBC World Markets Corp. or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, CIBC World Markets Corp. or Academy Securities, Inc. provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

UBS 2017-C4

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated September 21, 2017 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC SG Americas Securities, LLC
Co-Managers:	Natixis Securities Americas LLC CIBC World Markets Corp. Academy Securities, Inc.
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) 23.7%, Société Générale (“SG”) 19.9%, Ladder Capital Finance LLC (“LCF”) 17.8%, Rialto Mortgage Finance, LLC (“RMF”) 16.1%, CIBC Inc. (“CIBC”) 15.8%, and Natixis Real Estate Capital LLC (“Natixis”) 6.7%
Master Servicer:	Wells Fargo Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Special Servicer:

Rialto Capital Advisors LLC (with respect to all Mortgage Loans and related Serviced Companion Loans other than the Fairmount at Brewerytown whole loan) and AEGON USA Realty Advisors, LLC (solely with respect to the Fairmount at Brewerytown whole loan)

Trustee:	Wilmington Trust, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and S&P Global Ratings, Inc.
U.S. Credit Risk Retention:	RMF, as the retaining sponsor, intends to cause its majority owned affiliate to retain at least 5.0% of the certificate balance, notional amount or percentage interest in each class of certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. See “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in October 2017 (or, in the case of any mortgage loan that has its first due date after October 2017, the date that would have been its due date in October 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date:	On or about October 18, 2017
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C4

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance(1)
UBS AG	10	15	$194,158,494	23.7%
Société Générale	7	20	$162,540,000	19.9%
Ladder Capital Finance LLC	10	11	$145,944,552	17.8%
Rialto Mortgage Finance, LLC	7	7	$131,577,747	16.1%
CIBC Inc.	12	28	$129,173,790	15.8%
Natixis Real Estate Capital LLC	4	4	$54,944,976	6.7%
Total	50	85	$818,339,557	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$818,339,557
Number of Mortgage Loans:	50
Number of Mortgaged Properties:	85
Average Mortgage Loan Cut-off Date Balance:	$16,366,791
Average Mortgaged Property Cut-off Date Balance:	$9,627,524
Weighted Average Mortgage Rate:	4.473%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):	116
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):	114
Weighted Average Mortgage Loan Seasoning (months):	2
% of Mortgaged Properties Leased to a Single Tenant:	13.6%
% of Mortgaged Properties Leased to a Single Tenant Excluding Portfolio(2):	9.9%

Credit Statistics:
Weighted Average Mortgage Loan U/W NCF DSCR(3):	2.08x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(4):	57.0%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3)(4):	50.8%
Weighted Average U/W NOI Debt Yield(3):	11.4%

Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD:	27.5%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:	39.0%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:	33.5%
Weighted Average Remaining Amortization Term (months)(5):	355

Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	98.4%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):	97.6%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	98.4%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):	95.9%
% Mortgage Loans with Upfront Engineering Reserves:	29.7%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	64.5%
% Mortgage Loans with In Place Hard Lockboxes:	53.0%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	88.4%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	86.1%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	11.4%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Prepayment with a Yield Maintenance Charge Period Prior to an Open Period:	2.4%

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to October 2017.

(2)	Excludes mortgage loans secured by multiple properties leased to the same tenant.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(4)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Doubletree Orlando, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As-Complete” value of $41.5 million as of June 30, 2018, which assumes the completion of a Property Improvement Plan which has been reserved for. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $34.8 million “As-Is” appraised value are 73.0% and 63.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Floor & Décor / Garden Fresh Market, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “Hypothetical As-Is” value of $20.225 million as of July 19, 2017, which assumes the completion of tenant improvements to the Floor & Décor space. At origination, the borrower deposited $2,000,000 into a tenant improvement reserve to cover the cost of such Floor & Décor tenant improvements. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $18.225 million “As-Is” appraised value are 70.8% and 59.0%, respectively. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(5)	Excludes mortgage loans that are interest-only for the full loan term.

(6)	Includes FF&E Reserves.

(7)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of retail, office, industrial and mixed use properties only.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C4

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
$2,500,000	-	$5,000,000	6	$25,207,673	3.1%	4.472%	116	1.96x	61.1%	50.6%
$5,000,001	-	$10,000,000	15	$112,341,760	13.7%	4.724%	114	1.76x	64.9%	55.1%
$10,000,001	-	$15,000,000	8	$102,484,431	12.5%	4.586%	113	2.08x	57.6%	49.6%
$15,000,001	-	$20,000,000	7	$118,681,000	14.5%	4.788%	119	1.72x	64.8%	58.2%
$20,000,001	-	$25,000,000	3	$72,280,000	8.8%	4.695%	120	1.69x	64.7%	56.5%
$25,000,001	-	$30,000,000	3	$78,900,000	9.6%	4.644%	119	1.89x	58.1%	55.6%
$30,000,001	-	$35,000,000	3	$91,783,486	11.2%	4.183%	117	2.00x	57.9%	51.3%
$35,000,001	-	$40,000,000	3	$118,411,208	14.5%	3.995%	98	2.57x	45.6%	39.2%
$45,000,001	-	$50,000,000	2	$98,250,000	12.0%	4.237%	118	2.86x	43.4%	43.4%
Total/Weighted Average			50	$818,339,557	100.0%	4.473%	114	2.08x	57.0%	50.8%

Distribution of Mortgage Rates
						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
2.6200%	-	3.5000%	1	$40,000,000	4.9%	2.620%	58	4.46x	20.0%	20.0%
3.5001%	-	4.0000%	3	$86,000,000	10.5%	3.716%	117	3.56x	35.4%	35.4%
4.0001%	-	4.5000%	15	$197,432,938	24.1%	4.312%	115	2.04x	61.3%	52.6%
4.5001%	-	5.0000%	26	$433,899,330	53.0%	4.745%	117	1.63x	62.3%	55.0%
5.0001%	-	6.0720%	5	$61,007,289	7.5%	5.342%	119	1.79x	60.9%	56.7%
Total/Weighted Average			50	$818,339,557	100.0%	4.473%	114	2.08x	57.0%	50.8%

Property Type Distribution(1)
					Weighted Averages
Property Type	Number of Mortgage Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/ NRA/Spaces	Cut-off Date Balance per Unit/Room/ NRA/Spaces(2)	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR (1)(2)	Cut-off Date LTV Ratio (1)(2)(3)	Maturity Date or ARD LTV Ratio (1)(2)(3)
Office	11	$202,256,429	24.7%	3,974,029	312	4.248%	119	96.3%	2.44x	52.8%	48.4%
CBD	6	$126,769,422	15.5%	3,297,300	384	3.932%	118	95.4%	2.95x	44.4%	42.7%
Suburban	3	$50,080,000	6.1%	607,319	100	4.675%	120	96.6%	1.68x	67.7%	60.1%
Urban	1	$24,500,000	3.0%	64,628	379	5.000%	120	100.0%	1.36x	65.7%	54.0%
Medical	1	$907,007	0.1%	4,782	91	4.521%	119	100.0%	1.56x	69.2%	59.9%
Retail	21	$193,923,582	23.7%	3,753,950	204	4.646%	119	93.3%	1.69x	64.1%	55.9%
Anchored	11	$135,075,562	16.5%	1,687,539	134	4.672%	119	93.2%	1.60x	66.3%	56.4%
Lifestyle Center	1	$25,000,000	3.1%	225,217	200	4.620%	120	88.2%	2.08x	59.7%	59.7%
Unanchored	6	$23,856,734	2.9%	51,601	586	4.714%	118	100.0%	1.40x	63.6%	55.7%
Super Regional Mall	1	$5,000,000	0.6%	1,769,525	260	3.658%	116	85.2%	3.34x	39.8%	39.8%
Single Tenant	2	$4,991,286	0.6%	20,068	249	4.750%	119	100.0%	1.77x	53.7%	39.8%
Hospitality	10	$163,188,089	19.9%	2,244	130,937	4.711%	114	79.3%	2.19x	56.4%	47.7%
Full Service	4	$88,460,000	10.8%	1,558	132,316	4.700%	111	81.3%	2.38x	52.6%	45.9%
Select Service	2	$48,098,486	5.9%	335	152,742	4.464%	118	76.6%	1.91x	61.4%	50.5%
Limited Service	3	$20,442,419	2.5%	281	86,548	5.114%	116	74.9%	2.14x	59.1%	47.6%
Extended Stay	1	$6,187,184	0.8%	70	88,388	5.440%	118	85.3%	1.84x	63.1%	52.7%
Multifamily	25	$139,084,301	17.0%	4,041	138,906	4.100%	98	96.0%	2.36x	51.8%	48.1%
High Rise	2	$70,300,000	8.6%	1,008	163,855	3.435%	84	96.3%	3.09x	39.5%	35.9%
Garden	22	$40,784,301	5.0%	2,872	71,868	4.628%	107	93.8%	1.59x	68.9%	62.5%
Mid Rise	1	$28,000,000	3.4%	161	173,913	5.000%	119	98.1%	1.65x	57.6%	57.6%
Industrial	16	$56,437,157	6.9%	1,068,228	65	4.466%	119	96.8%	1.62x	61.5%	49.1%
Flex	5	$31,243,189	3.8%	445,945	84	4.613%	118	94.8%	1.48x	59.8%	48.6%
Warehouse/Distribution	1	$13,750,000	1.7%	301,947	46	4.080%	120	100.0%	1.83x	65.0%	46.9%
Warehouse	10	$11,443,968	1.4%	320,336	38	4.530%	119	98.7%	1.72x	61.9%	52.9%
Mixed Use	1	$48,250,000	5.9%	131,222	368	4.740%	118	91.7%	1.58x	60.9%	60.9%
Retail/Office	1	$48,250,000	5.9%	131,222	368	4.740%	118	91.7%	1.58x	60.9%	60.9%
Other	1	$15,200,000	1.9%	523	29,063	5.310%	120	100.0%	2.01x	48.3%	48.3%
Garage	1	$15,200,000	1.9%	523	29,063	5.310%	120	100.0%	2.01x	48.3%	48.3%
Total/Weighted Average	85	$818,339,557	100.0%			4.473%	114	92.0%	2.08x	57.0%	50.8%

Please see footnotes on page 9.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C4

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)
				Weighted Averages
State/Location	Number of Mortgage Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
New York	5	$171,000,000	20.9%	3.710%	104	3.23x	39.0%	37.3%
California	7	$111,413,406	13.6%	4.553%	118	1.94x	56.8%	47.9%
California – Southern(4)	6	$97,663,406	11.9%	4.516%	118	1.95x	57.5%	48.2%
California - Northern(4)	1	$13,750,000	1.7%	4.820%	119	1.86x	52.3%	45.6%
Illinois	8	$85,355,130	10.4%	4.762%	112	2.21x	58.1%	50.0%
Texas	5	$77,194,422	9.4%	4.736%	118	1.52x	64.3%	60.5%
Florida	20	$64,800,000	7.9%	4.880%	119	1.80x	65.0%	60.0%
New Jersey	3	$51,000,000	6.2%	4.553%	118	1.34x	63.0%	54.0%
Pennsylvania	5	$43,853,559	5.4%	4.943%	118	1.64x	61.5%	57.1%
Other	32	$213,723,041	26.1%	4.593%	117	1.75x	63.8%	55.0%
Total/Weighted Average	85	$818,339,557	100.0%	4.473%	114	2.08x	57.0%	50.8%

Distribution of Cut-off Date LTV Ratios(1)(2)(3)
						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
20.0%	-	40.0%	4	$105,800,000	12.9%	3.349%	89	4.36x	24.2%	24.2%
40.1%	-	50.0%	2	$46,200,000	5.6%	4.209%	117	2.49x	48.7%	48.7%
50.1%	-	55.0%	3	$25,461,261	3.1%	5.137%	118	1.85x	53.2%	44.7%
55.1%	-	60.0%	11	$206,500,563	25.2%	4.592%	118	1.85x	58.0%	52.4%
60.1%	-	65.0%	12	$208,856,045	25.5%	4.676%	119	1.65x	62.3%	54.5%
65.1%	-	70.0%	12	$168,849,723	20.6%	4.661%	119	1.58x	67.7%	58.3%
70.1%	-	74.7%	6	$56,671,965	6.9%	4.752%	110	1.53x	72.1%	62.9%
Total/Weighted Average			50	$818,339,557	100.0%	4.473%	114	2.08x	57.0%	50.8%

Distribution of Maturity Date Or ARD LTV Ratios(1)(2)(3)
						Weighted Averages
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
20.0%	-	40.0%	5	$110,791,286	13.5%	3.412%	90	4.24x	25.5%	24.9%
40.1%	-	50.0%	13	$235,774,270	28.8%	4.550%	118	1.88x	56.9%	48.2%
50.1%	-	55.0%	9	$119,496,735	14.6%	4.869%	119	1.67x	63.1%	53.6%
55.1%	-	60.0%	12	$192,564,301	23.5%	4.516%	119	1.72x	63.1%	57.1%
60.1%	-	69.9%	11	$159,712,965	19.5%	4.749%	115	1.64x	67.3%	62.9%
Total/Weighted Average			50	$818,339,557	100.0%	4.473%	114	2.08x	57.0%	50.8%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)
						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
1.27x	-	1.40x	5	$119,551,208	14.6%	4.678%	119	1.32x	64.8%	54.5%
1.41x	-	1.50x	7	$75,696,588	9.3%	4.843%	112	1.44x	63.9%	54.2%
1.51x	-	1.60x	7	$82,871,965	10.1%	4.705%	118	1.57x	64.2%	59.7%
1.61x	-	1.70x	3	$55,024,422	6.7%	4.735%	119	1.64x	63.0%	56.5%
1.71x	-	1.80x	6	$73,541,286	9.0%	4.598%	119	1.77x	66.5%	59.2%
1.81x	-	1.90x	7	$109,782,159	13.4%	4.746%	118	1.85x	59.0%	50.6%
1.91x	-	2.00x	3	$53,249,486	6.5%	4.546%	118	1.95x	63.7%	53.0%
2.01x	-	2.25x	5	$96,952,524	11.8%	4.661%	119	2.04x	57.5%	54.5%
2.26x	-	2.50x	1	$7,869,920	1.0%	4.380%	117	2.39x	59.6%	48.2%
2.51x	-	5.64x	6	$143,800,000	17.6%	3.454%	96	3.92x	31.3%	31.3%
Total/Weighted Average			50	$818,339,557	100.0%	4.473%	114	2.08x	57.0%	50.8%

Please see footnotes on page 9.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C4

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD
				Weighted Averages
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
60	3	$58,450,000	7.1%	3.191%	58	4.29x	27.3%	26.7%
120	46	$739,889,557	90.4%	4.560%	118	1.92x	59.0%	52.2%
123	1	$20,000,000	2.4%	5.020%	119	1.80x	69.9%	69.9%
Total/Weighted Average	50	$818,339,557	100.0%	4.473%	114	2.08x	57.0%	50.8%

Distribution of Remaining Terms to Maturity or ARD
						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
58	-	60	3	$58,450,000	7.1%	3.191%	58	4.29x	27.3%	26.7%
110	-	120	47	$759,889,557	92.9%	4.572%	118	1.91x	59.3%	52.6%
Total/Weighted Average			50	$818,339,557	100.0%	4.473%	114	2.08x	57.0%	50.8%

Distribution of Underwritten NOI Debt Yields(1)(2)
						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
7.8%	-	9.0%	9	$221,935,509	27.1%	4.607%	119	1.53x	62.0%	57.0%
9.1%	-	10.0%	5	$81,750,000	10.0%	4.895%	113	1.50x	65.0%	58.3%
10.1%	-	11.0%	11	$125,147,095	15.3%	4.583%	118	1.99x	59.1%	54.5%
11.1%	-	12.0%	9	$129,811,579	15.9%	3.864%	100	2.59x	51.8%	44.6%
12.1%	-	13.0%	6	$86,955,772	10.6%	4.406%	118	1.97x	61.7%	50.5%
13.1%	-	14.0%	2	$44,697,184	5.5%	4.897%	118	1.87x	56.8%	48.7%
14.1%	-	15.0%	3	$28,119,976	3.4%	5.168%	118	1.89x	57.2%	48.7%
15.1%	-	16.0%	2	$33,269,920	4.1%	4.661%	119	2.12x	60.8%	52.1%
16.1%	-	26.8%	3	$66,652,524	8.1%	3.909%	108	4.17x	29.0%	27.6%
Total/Weighted Average			50	$818,339,557	100.0%	4.473%	114	2.08x	57.0%	50.8%

Amortization Types
				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
Full IO	12	$299,000,000	36.5%	4.098%	108	2.82x	45.2%	45.2%
Partial IO	18	$274,116,000	33.5%	4.663%	117	1.66x	63.6%	55.2%
Amortizing	19	$225,223,557	27.5%	4.693%	118	1.64x	63.5%	51.1%
Full IO, ARD	1	$20,000,000	2.4%	5.020%	119	1.80x	69.9%	69.9%
Total/Weighted Average	50	$818,339,557	100.0%	4.473%	114	2.08x	57.0%	50.8%

Loan Purposes
				Weighted Averages
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
Refinance	34	$567,917,041	69.4%	4.470%	112	2.16x	54.8%	48.8%
Acquisition	13	$213,322,517	26.1%	4.498%	118	1.92x	62.5%	56.5%
Recapitalization	2	$27,500,000	3.4%	4.450%	120	1.85x	58.7%	46.3%
Acquisition/Refinance	1	$9,600,000	1.2%	4.180%	119	1.77x	65.3%	55.3%
Total/Weighted Average	50	$818,339,557	100.0%	4.473%	114	2.08x	57.0%	50.8%

Please see footnotes on page 9.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C4

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as DoubleTree Orlando, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As-Complete” value of $41.5 million as of June 30, 2018, which assumes the completion of a Property Improvement Plan which has been reserved for. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $34.8 million “As-Is” appraised value are 73.0% and 63.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Floor & Décor / Garden Fresh Market, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “Hypothetical As-Is” value of $20.225 million as of July 19, 2017, which assumes the completion of tenant improvements to the Floor & Décor space. At origination, the borrower deposited $2,000,000 into a tenant improvement reserve to cover the cost of such Floor & Décor tenant improvements. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $18.225 million “As-Is” appraised value are 70.8% and 59.0%, respectively. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C4

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/Room/NRA(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
237 Park Avenue	SG	New York, NY	Office	$50,000,000	6.1%	$278	26.6%	4.10x	16.4%
Preston Hollow	RMF	Dallas, TX	Mixed Use	$48,250,000	5.9%	$368	60.9%	1.58x	7.8%
Park West Village	UBS AG	New York, NY	Multifamily	$40,000,000	4.9%	$140,845	20.0%	4.46x	12.0%
The District	UBS AG	South Jordan, UT	Retail	$39,901,208	4.9%	$130	61.4%	1.34x	8.8%
Embassy Suites - Brea	SG	Brea, CA	Hospitality	$38,510,000	4.7%	$168,904	55.8%	1.87x	13.7%
245 Park Avenue	Natixis	New York, NY	Office	$31,000,000	3.8%	$626	48.9%	2.73x	10.7%
Hilton Garden Inn Irvine/Orange County Airport	RMF	Irvine, CA	Hospitality	$30,483,486	3.7%	$179,315	59.7%	1.97x	13.0%
144 South Harrison	CIBC	East Orange, NJ	Multifamily	$30,300,000	3.7%	$194,231	65.2%	1.27x	7.9%
Fairmount at Brewerytown	UBS AG	Philadelphia, PA	Multifamily	$28,000,000	3.4%	$173,913	57.6%	1.65x	8.5%
50 Varick Street	LCF	New York, NY	Office	$25,500,000	3.1%	$491	55.6%	2.01x	8.7%
Total/Weighted Average				$361,944,694	44.2%		49.8%	2.39x	11.0%
(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per SF/Unit/Room/SF calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/SF figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
237 Park Avenue	$50,000,000	$87,800,000	4.10x	1.75x	26.6%	59.6%	16.4%	7.3%
Park West Village	$40,000,000	$186,250,000	4.46x	1.07x	20.0%	54.2%	12.0%	4.4%
245 Park Avenue	$31,000,000	$568,000,000	2.73x	1.42x	48.9%	80.0%	10.7%	6.5%
Meridian Sunrise Village	$25,000,000	$6,000,000	2.08x	1.69x	59.7%	67.6%	10.4%	9.2%
JW Marriott Chicago	$10,800,000	$66,500,000	5.64x	1.26x	21.4%	72.9%	26.8%	7.9%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
237 Park Avenue	$50,000,000	$298,000,000	$345,200,000	4.10x	2.06x	26.6%	52.9%	16.4%	8.2%
Park West Village	$40,000,000	$80,000,000	$18,750,000	4.46x	3.44x	20.0%	23.1%	12.0%	10.4%
245 Park Avenue	$31,000,000	$1,049,000,000	$120,000,000	2.73x	2.45x	48.9%	54.3%	10.7%	9.6%
Fairmount at Brewerytown	$28,000,000	$0	$7,000,000	1.65x	1.20x	57.6%	72.0%	8.5%	6.8%
JW Marriott Chicago	$10,800,000	$68,500,000	$124,200,000	5.64x	1.92x	21.4%	54.9%	26.8%	10.4%
Del Amo Fashion Center	$5,000,000	$454,300,000	$125,700,000	3.34x	2.63x	39.8%	50.6%	12.9%	10.1%
(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV, Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C4

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
237 Park Avenue	A-1-S (controlling)(1), A-2-S, A-1-S, A-2-S, B-1-S, B-2-S, B-1-S, B-2-S	$477,800,000	MSSG Trust 2017-237P	Yes	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
	A-1-C1, A-1-C2, A-2-C2, A-2-C3, A-1-C1, A-1-C2, A-2-C2, A-2-C3	$165,400,000	MSBNA, SG	No
	A-2-C1, A-2-C1	$50,000,000	UBS 2017-C4	No
Park West Village	A-1(controlling)(1), A-5	$50,000,000	UBS 2017-C2	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-3, A-4, A-6	$40,000,000	UBS 2017-C4	No
	A-2	$30,000,000	UBS 2017-C3	No
The District	A-1 (controlling), A-3	$40,000,000	UBS 2017-C4	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2	$25,000,000	UBS 2017-C3	No
	A-4, A-5	$15,000,000	UBSAG	No
245 Park Avenue	A-1-A, A-1-B, A-1-C, A-1-D, A-1-E (controlling)(1)	$380,000,000	245 Park Avenue Trust 2017-245P	Yes	Wells Fargo Bank, National Association	Aegon USA Realty Advisors, LLC
	A-2-D-1	$32,000,000	UBS 2017-C2	No
	A-2-E-1	$55,000,000	WFCM 2017-C38	No
	A-2-B-3-A	$45,000,000	WFCM 2017-C39	No
	A-2-A-1	$98,000,000	JPMCC 2017-JP6	No
	A-2-A-3	$75,000,000	JPMCC 2017-JP7	No
	A-2-A-2, A-2-C-1-A	$93,750,000	DBJPM 2017-C6	No
	A-2-B-1	$80,000,000	CSAIL 2017-C8	No
	A-2-B-2-A, A-2-B-3-B	$54,000,000	CSAIL 2017-CX9	No
	A-2-D-2, A-2-D-3	$38,000,000	UBS 2017-C3	No
	A-2-B-2-B, A-2-B-3-C	$31,000,000	UBS 2017-C4	No
	A-2-A-4, A-2-C-1-B, A-2-C-2, A-2-E-2	$98,250,000	JPMCB, DBNY, Barclays	No
50 Varick Street(2)	A-2-A	$25,500,000	UBS 2017-C4	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-1	$35,000,000	LCF	No
	A-3-A (controlling)	$17,390,000	LCF	Yes
Meridian Sunrise Village	A-1 (controlling)	$25,000,000	UBS 2017-C4	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2	$10,000,000	UBSAG	No
	A-3	$10,000,000	UBSAG	No
Bank of America Office Campus Building 600	A-1 (controlling)	$20,000,000	UBS 2017-C4	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-2	$9,935,000	LCF	No
Macedonia Commons(3)	A-2	$16,200,000	UBS 2017-C4	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling)	$18,000,000	LCF	Yes
DoubleTree Berkeley Marina	A-1-1 (controlling)	$13,750,000	UBS 2017-C4	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2	$20,000,000	AREF	No
	A-1-2	$9,375,000	UBSAG	No
	A-1-3	$9,375,000	UBSAG	No
JW Marriott Chicago	A-1 (controlling)(1)	$40,000,000	CSAIL 2017-CX9	Yes	KeyBank National Association	Rialto Capital Advisors, LLC
	A-2	28,500,000	UBS 2017-C3	No
	A-3	$10,800,000	UBS 2017-C4	No
TZA Multifamily Portfolio I	A-1 (controlling)	$50,000,000	UBS 2017-C2	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2, A-3	$58,000,000	UBS 2017-C3	No
	A-4	$8,000,000	UBS 2017-C4	No
Del Amo Fashion Center	A-1-1, A-2-1, A-3-1, A-4-1, B-1-1, B-2-1, B-3-1, B-4-1 (controlling)(1)	$59,300,000	DAFC 2017-AMO	Yes	KeyBank National Association	Cohen Financial, a Division of SunTrust Bank
	A-1-4,A-2-2-A, A-2-2-B, A-2-4, B-2-2-A, B-2-2-B, B-2-4	$90,457,000	BANA, WFB, Barclays	No
	A-1-2, A-4-2, B-1-2, B-4-2	$90,000,000	BANK 2017-BNK5	No
	A-2-3, A-4-3, B-2-3, B-4-3	$60,000,000	WFCM 2017-C38	No
	A-1-3, A-4-4, B-1-3, B-1-4, B-4-4	$59,543,000	BANK 2017-BNK6	No
	A-3-3, B-3-3	$45,000,000	UBS 2017-C2	No
	A-3-2, B-3-2	$50,000,000	UBS 2017-C3	No
	A-3-4, B-3-4	$5,000,000	UBS 2017-C4	No

Please see footnotes on following page.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C4

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	The related whole loan will be serviced pursuant to the indicated pooling and servicing agreement or trust and servicing agreement, as applicable. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of the related subordinate companion loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing, the holder of the note indicated as the “controlling” note will be the controlling noteholder.

(2)	The 50 Varick Street is expected to initially be serviced under the UBS 2017-C4 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-3-A (the “50 Varick Street Servicing Shift Securitization Date”), after which the 50 Varick Street Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-3-A (the “50 Varick Street Servicing Shift PSA”). The master servicer and special servicer under the 50 Varick Street Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C4 certificates after the securitization of the related controlling pari passu Note A-3-A.

(3)	The Macedonia Commons is expected to initially be serviced under the UBS 2017-C4 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Macedonia Commons Servicing Shift Securitization Date”), after which the Macedonia Commons Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Macedonia Commons Servicing Shift PSA”). The master servicer and special servicer under the Macedonia Commons Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C4 certificates after the securitization of the related controlling pari passu Note A-1.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C4

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
237 Park Avenue	SG	New York, NY	Office	$50,000,000	6.1%	LBCMT 2007-C3
4055 10th Avenue	SG	New York, NY	Office	$24,500,000	3.0%	BACM 2007-5
Hamilton Business Center	LCF	Hamilton Township, NJ	Industrial	$18,200,000	2.2%	LBUBS 2007-C7
Park Millennium Garage	RMF	Chicago, IL	Other	$15,200,000	1.9%	JPMCC 2007-CB20
Coconut Grove Marketplace	UBSAG	Kailua-Kona, HI	Retail	$15,116,000	1.8%	LBUBS 2007-C2
Tuscany at St. Francis	CIBC	Santa Fe, NM	Multifamily	$13,250,000	1.6%	FNA 2013-M4
JW Marriott Chicago	Natixis	Chicago, IL	Hospitality	$10,800,000	1.3%	GSMS 2014-GSFL
221-223 W. Ohio & 215 W. Ohio	CIBC	Chicago, IL	Office	$9,600,000	1.2%	GSMS 2013-GC16
TZA Multifamily Portfolio I	SG	Various, FL	Multifamily	$8,000,000	1.0%	JPMBB 2014-C25(2)
Holiday Inn Express - Costa Mesa	RMF	Costa Mesa, CA	Hospitality	$7,869,920	1.0%	MSC 2007-IQ15
Flamingo Village Plaza	CIBC	Las Vegas, NV	Retail	$3,956,734	0.5%	JPMCC 2007-LD11
3 Industrial Court	CIBC	Howell, NJ	Industrial	$2,500,000	0.3%	MLMT 2007-C1
(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	All properties in the portfolio with the exception of the Timberfalls property were securitized in the JPMBB 2014-C25 transaction.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 1 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 26.6% 4.10x 16.4%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 1 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 26.6% 4.10x 16.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[ ]			Location:	New York, NY 10017
				General Property Type:	Office
Original Balance(2):	$50,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$50,000,000			Title Vesting:	Fee / Leasehold
% of Initial Pool Balance:	6.1%			Year Built/Renovated:	1914/2017
Loan Purpose:	Refinance			Size:	1,251,717 SF
Borrower Sponsors:	RXR Group; Walton Street Group			Cut-off Date Balance per SF(2):	$278
Mortgage Rate:	3.7515436%			Maturity Date Balance per SF(2):	$278
Note Date:	7/26/2017			Property Manager:	RXR Property Management LLC (borrower-related)
First Payment Date:	9/9/2017
Maturity Date:	8/9/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months
Prepayment Provisions:	LO (26); DEF (87); O (7)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI(5):	$57,166,479
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield(2):	16.4%
Additional Debt Balance(3):	$298,000,000/$345,200,000/$87,800,000			UW NOI Debt Yield at Maturity(2):	16.4%
Future Debt Permitted (Type):	Yes (Mezzanine)			UW NCF DSCR(2):	4.10x
Reserves(4)				Most Recent NOI:	$19,845,834 (12/31/2016)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$19,489,476 (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent NOI:	$32,393,944 (12/31/2014)
Insurance:	$0	Springing	N/A	Most Recent Occupancy(5):	95.6% (6/29/2017)
Replacements:	$0	Springing	N/A	2nd Most Recent Occupancy:	63.5% (12/31/2016)
TI/LC:	$0	Springing	N/A	3rd Most Recent Occupancy:	63.1% (12/31/2015)
Outstanding TI/LC:	$81,365,605	$0	N/A	Appraised Value (as of):	$1,310,000,000 (5/22/2017)
Interest Reserve:	$7,500,000	$0	N/A	Cut-off Date LTV Ratio(2):	26.6%
JPM Reserve:	$0	Springing	(4)	Maturity Date LTV Ratio(2):	26.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$693,200,000	88.8%	Loan Payoff:	$628,164,189	80.4%
Mezzanine Loan(2):	$87,800,000	11.2%	Reserves:	$88,865,605	11.4%
			Closing Costs:	$41,379,906	5.3%
			Return of Equity:	$22,590,300	2.9%
Total Sources:	$781,000,000	100.0%	Total Uses:	$781,000,000	100.0%

(1)	The 237 Park Avenue Whole Loan was co-originated by Société Générale and Morgan Stanley Bank, N.A. (collectively, the “Lenders”).
(2)	The 237 Park Avenue Mortgage Loan (as defined below) is part of the 237 Park Avenue Whole Loan (as defined below), which is comprised of 14 senior pari passu promissory notes with an aggregate original principal balance of $348.0 million and four pari passu subordinate notes with an aggregate original principal balance of $345.2 million. The 237 Park Avenue Whole Loan is accompanied by the 237 Park Avenue Mezzanine Loan (as defined below) with an outstanding aggregate principal balance of $87.8 million. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 237 Park Avenue Mortgage Loan and the 237 Park Avenue Pari Passu Companion Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the 237 Park Avenue Whole Loan are $554, $554, 8.2%, 8.2%, 2.06x, 52.9% and 52.9%, respectively.
(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	The increase in UW NOI is due to a new lease, in which New York and Presbyterian Hospital (“NYP”) leases 479,016 SF, representing approximately 35.9% of underwritten base rent for a period of 30 years, bringing the overall occupancy to 95.6%.

The Mortgage Loan. The largest mortgage loan (the “237 Park Avenue Mortgage Loan”) is part of a whole loan (the “237 Park Avenue Whole Loan”) secured by the 237 Park Avenue Fee Borrower’s (as defined below) fee interest in the 237 Park Avenue Property (as defined below), the condominium units owned by the 237 Park Avenue Declarant Borrower (as defined below), the revenues from the 237 Park Avenue Property, and all other tangible and intangible property in respect of which the Lenders are granted a lien under the 237 Park Avenue Mortgage Loan documents, and all proceeds of the foregoing and the collateral assignment of the purchase money note, the purchase money mortgage and the purchase sale agreement each relating to NYP’s purchase of its condominium units at the 237 Park Avenue Property. The 237 Park Avenue Property is a 21-story, 1,251,717 SF Class A office building that occupies the entire city block bound by Lexington Avenue and Park Avenue between 45th and 46th Streets in Midtown Manhattan (the “237 Park Avenue Property”), adjacent to Grand Central Terminal.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 1 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 26.6% 4.10x 16.4%

The 237 Park Avenue Whole Loan consists of (i) a loan whose proceeds were used to refinance the prior mortgage loan, make deposits into the reserve funds, pay costs and expenses in connection with the origination of the loan, and fund any working capital requirements of the 237 Park Avenue Property (the “Senior Lien Loan”) and (ii) a loan whose proceeds are to be used for the cost of future improvements (the “Building Loan”). The Building Loan was created in order to comply with New York lien law and is subordinate to the Senior Lien Loan in terms of lien priority. The Senior Lien Loan and the Building Loan are treated as a one loan below. The 237 Park Avenue Whole Loan is comprised of (i) a senior loan, comprised of 14 pari passu notes, with an aggregate outstanding principal balance of $348.0 million and (ii) subordinate companion loan, comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $345.2 million (collectively, the “237 Park Avenue Subordinate Companion Loan”), each as described below. Senior Note A-2-C1 and Building Note A-2-C1, with an aggregate outstanding principal balance as of the Cut-off Date of $50.0 million, will be contributed to the UBS 2017-C4 Trust. The remaining 12 notes (collectively, the “237 Park Avenue Pari Passu Companion Loan”) have an aggregate outstanding principal balance as of the Cut-off Date of $298.0 million. The controlling senior Note A-1-S (along with three other senior 237 Park Avenue Pari Passu Companion Loan notes and the 237 Park Avenue Subordinate Companion Loan) were contributed to the MSSG Trust 2017-237P, which governs the servicing and administration of the 237 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “MSSG Trust 2017-237P Trust and Servicing Agreement”), the directing certificate holder under the MSSG Trust 2017-237P Trust and Servicing Agreement). Société Générale provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The 237 Park Avenue Whole Loan has a 10-year term and is interest only for the term of the loan. The 237 Park Avenue Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 237 Park Avenue Whole Loan matures on August 9, 2027. The proceeds of the 237 Park Avenue Whole Loan, along with one mezzanine loan with a principal balance as of the Cut-off Date of $87,800,000 (the “237 Park Avenue Mezzanine Loan”), were used to refinance the 237 Park Avenue Property, fund reserves, pay closing costs and return equity to the borrower sponsors.

237 Park Avenue Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder(2)	Controlling Piece
Senior Note A-1-S	$74,378,041	$74,378,041	MSSG Trust 2017-237P	Yes
Senior Note A-1-C1	$60,411,124	$60,411,124	Morgan Stanley Bank, N.A.	No
Senior Note A-1-C2	$60,411,124	$60,411,124	Morgan Stanley Bank, N.A.	No
Senior Note A-2-S	$40,049,714	$40,049,714	MSSG Trust 2017-237P	No
Senior Note A-2-C1	$43,147,721	$43,147,721	UBS 2017-C4	No
Senior Note A-2-C2	$10,955,206	$10,955,206	Société Générale	No
Senior Note A-2-C3	$10,955,206	$10,955,206	Société Générale	No
Building Note A-1-S	$11,811,959	$11,811,959	MSSG Trust 2017-237P	No
Building Note A-1-C1	$9,593,876	$9,593,876	Morgan Stanley Bank, N.A.	No
Building Note A-1-C2	$9,593,876	$9,593,876	Morgan Stanley Bank, N.A.	No
Building Note A-2-S	$6,360,286	$6,360,286	MSSG Trust 2017-237P	No
Building Note A-2-C1	$6,852,279	$6,852,279	UBS 2017-C4	No
Building Note A-2-C2	$1,739,794	$1,739,794	Société Générale	No
Building Note A-2-C3	$1,739,794	$1,739,794	Société Générale	No
Senior Note B-1-S	$193,629,711	$193,629,711	MSSG Trust 2017-237P	No
Senior Note B-2-S	$104,262,152	$104,262,152	MSSG Trust 2017-237P	No
Building Note B-1-S	$30,750,289	$30,750,289	MSSG Trust 2017-237P	No
Building Note B-2-S	$16,557,848	$16,557,848	MSSG Trust 2017-237P	No
Total	$693,200,000	$693,200,000

(1)	The B-Notes are subordinate to the A-Notes.
(2)	The promissory notes currently held by Société Générale and Morgan Stanley Bank, N. A. are expected to be contributed to future securitization transactions or may be otherwise transferred at any time.

Following the lockout period, on any date before February 9, 2027, the 237 Park Avenue Borrower has the right to defease the 237 Park Avenue Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 237 Park Avenue Whole Loan note to be securitized or (ii) 36 months after loan origination. The 237 Park Avenue Whole Loan is prepayable without penalty on or after February 9, 2027.

The Borrowers and the Borrower Sponsors. The borrowers are 237 Park Owner LLC (the “237 Park Avenue Fee Borrower”) and 237 Park LH Owner LLC (the “237 Park Avenue Declarant Borrower”, together with the 237 Park Avenue Fee Borrower, the “237 Park Avenue Borrower”), a wholly owned subsidiary of the 237 Park Avenue Fee Borrower, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 237 Park Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 237 Park Avenue Whole Loan.

The nonrecourse carve-out guarantors are RXR Real Estate Value Added Fund LP, RXR Real Estate Value Added Fund Parallel LP, RXR Real Estate Value Added Fund Parallel II LP, RXR Real Estate Value Added Fund Parallel II (REIT) LP and RXR Real Estate Value Added Fund Parallel III LP, each a Delaware limited partnership, Walton Street Real Estate Partners VII, L.P., Walton Street Real Estate Fund VII-Q, L.P., Walton Street Real Estate Fund VII-NUS-SRD, L.P., Walton Street Real Estate Fund VII, L.P., Walton Street Real Estate Fund VII-E, L.P., Walton Street Real Estate Investors VII, L.P., Walton Street Real Estate Partners VII-NGE, L.P. and WSC Capital Holdings VII, L.P., each a Delaware limited partnership. The guarantors are affiliates of the borrower sponsors, RXR Realty Inc. (“RXR”) and Walton Street Capital LLC (“Walton Street”) (collectively, the “237 Park Avenue Borrower Sponsors”).

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 1 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 26.6% 4.10x 16.4%

RXR is a fully-integrated real estate company with expertise in investment management, property management, development, design, construction, leasing and financing with a core focus on the New York Tri-State area with investments in properties valued at $15.4 billion encompassing 23.0 million SF.

Walton Street is a private equity real estate investment firm. Since its founding in 1994, affiliates of Walton Street have received total equity commitments of over $8.4 billion from public and corporate pension plans, foreign institutions, insurance companies and banks, endowments and foundations, trusts, and high net worth individuals. Affiliates of Walton Street have invested and/or committed to invest over $7.5 billion of equity in more than 300 separate transactions.

The Property. The 237 Park Avenue Property is a 21-story Class A office building comprised of approximately 1,251,717 SF, including approximately 19,618 SF of ground floor retail space. The 237 Park Avenue is located on the entire city block bound by Lexington Avenue and Park Avenue between 45th and 46th Streets in Midtown Manhattan, adjacent to Grand Central Terminal which provides access to transportation including subway service along the nearby 4, 5, 6, 7 and S lines and Metro-North Railroad. Penn Station and the Port Authority are also accessible via the subway, connecting the 237 Park Avenue Property to all major rail lines in the tri-state area, namely the Long Island Rail Road and New Jersey Transit. Originally built in 1914, the 237 Park Avenue Property was redeveloped into its current structure in 1981, and underwent a $65.8 million renovation and repositioning between 2013 and March 2017. The renovation included office floor repositioning and a complete redevelopment of the 237 Park Avenue Property’s entrances, lobby, atrium and retail component, including the renovation of a retail space along an outdoor public plaza on the western side of the 237 Park Avenue Property (“Depew Place”) as well as landlord improvements to tenant-specific spaces.

As of June 29, 2017, the 237 Park Avenue Property is 95.6% leased, with the office portion being 97.2% leased by a roster of tenants, with concentrations in the healthcare, financial services, advertising and government sectors. Approximately 92.8% of the 237 Park Avenue Property’s net rentable area (“NRA”) is leased by investment grade tenants, which contribute approximately 97.9% of the 237 Park Avenue Property’s underwritten gross rent. The 237 Park Avenue Property averaged occupancy of 92.6% from 2006 through 2012. After acquiring the 237 Park Avenue Property in October 2013, the 237 Park Avenue Borrower Sponsors commenced a $65.8 million renovation and repositioning of the 237 Park Avenue Property, which was completed in March 2017. As part of the repositioning plan, the 237 Park Avenue Borrower Sponsors vacated all of the retail space at Depew Place in order to renovate Depew Place and partially reconfigure the lobby.

Since November 1, 2015, the 237 Park Avenue Borrower Sponsors have been able to either renew existing tenants or sign new leases for 62.0% of the 237 Park Avenue Property. As of June 29, 2017, the weighted average remaining lease term at the 237 Park Avenue Property was 17.5 years. In June 2017, The New York and Presbyterian Hospital (“NYP”) (38.3% of GLA, 37.0% of underwritten base rent) executed an agreement whereby NYP would occupy space at the 237 Park Avenue Property for at least 31.5 years. Headquartered at the 237 Park Avenue Property since 1979, J. Walter Thompson (15.4% of GLA, 15.9% of underwritten base rent) signed a 10.4-year extension that commenced in January 2017. Her Majesty the Queen in Right of Canada (5.8% of GLA, 6.9% of underwritten base rent) signed a 21-year lease in August 2016.

The condominium units included in the collateral for the 237 Park Avenue Whole Loan are subject to a ground lease between the 237 Park Avenue Fee Borrower, as ground lessor, and the 237 Park Avenue Declarant Borrower, as ground lessee. The ground lease expires on April 27, 2057. The 237 Park Avenue Declarant Borrower is obligated to pay a base rent of $10.00 per annum for the entire term of the ground lease.

Major Tenants.

The New York and Presbyterian Hospital (479,016 SF, 38.3% of NRA, 37.0% of underwritten base rent). The New York and Presbyterian Hospital is a comprehensive, integrated academic health care delivery system provider, which delivers quality care and service to patients in the New York metro area. Altogether the NYP campuses handle over 2.2 million outpatient and inpatient visits each year, including inpatient admissions and more than 286,000 emergency room visits and over 15,000 birth deliveries. The facilities employ a total of more than 23,700 people, including approximately 6,500 physicians.

On May 15, 2017, NYP executed an agreement to purchase and hold a leasehold condominium interest in a portion of the 237 Park Avenue Property for a term of 31.5 years, subject to a 10-year (or two 5-year) extension term(s), which purchase was completed on June 29, 2017. The units encompass the entire 5th, 9th, 10th, 11th, 14th, 15th and 16th floors of the 237 Park Avenue Property and a portion of the 13th (collectively, the “NYP Unit”). The purchase price for the NYP Unit is required to be paid in monthly installments pursuant to a purchase money note, secured by a purchase money mortgage. In addition to the monthly payments under the purchase money note, NYP will also be responsible for NYP’s pro rata share of operating expenses of the 237 Park Avenue Property payable to the condo association in accordance with the terms of the condominium documents. NYP will not be required to make payments under the purchase money note and purchase money mortgage until January 12, 2019. Assignments of the purchase money note, the purchase money mortgage note and the purchase documents relating to NYP’s purchase of condominium units are included in the collateral for the 237 Park Avenue Mortgage Loan.

At origination, approximately $87.0 million of tenant improvement, leasing commission and landlord work obligations costs remained with respect to NYP, of which $13.4 million was drawn at loan origination and the remaining $73.6 million was escrowed. There are also approximately $1.5 million of tenant allowances that were not escrowed.

JP Morgan Chase (254,585 SF, 20.3% of NRA, 23.8% of underwritten base rent). Founded in 1823 and headquartered in New York City, JP Morgan Chase (“JPM”) is one of the largest financial services firms in the world. The company has more than 5,350 bank branches across the U.S. and is also among the nation’s largest mortgage lenders and credit card issuers. Active in approximately 60 countries, the company also boasts formidable investment banking and asset management operations.

J. Walter Thompson (192,733 SF, 15.4% of NRA, 15.9% of underwritten base rent). J. Walter Thompson (“JWT”) is a wholly owned subsidiary of WPP Group, a world-wide leader in marketing communications. Established in 1864 and headquartered at the 237 Park Avenue Property since 1979, JWT has more than 200 offices in over 90 countries, employing nearly 10,000 marketing professionals. WPP Group reported 2016 revenues of £14.4 billion (a 17.6% year-over-year increase) with over 205,000 employees in 3,000 offices in 112 countries.

Jennison Associates (162,764 SF, 13.0% of NRA, 14.4% of underwritten base rent). Jennison Associates (“Jennison”) is an indirect wholly owned subsidiary of Prudential Financial, Inc. Founded in 1969, Jennison manages equity, fixed income and multi-asset portfolios across several styles, geographies and capitalizations. With roughly 347 employees in two offices, Jennison is responsible for $164.3 billion in assets under management as of March 31, 2017. Jennison, a tenant at the 237 Park Avenue Property since 1982, signed an extension term through February 28, 2025, which commences March 1, 2020 and includes tenant improvement allowance of approximately $3.0 million, which Jennison may elect to receive as a credit against future rent payments.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 1 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 26.6% 4.10x 16.4%

Her Majesty the Queen in Right of Canada (72,901 SF, 5.8% of NRA, 6.9% of underwritten base rent). The 237 Park Avenue Property is home to the Permanent Mission of Canada to the United Nations and the Consulate General of Canada in New York, both of which recently consolidated into the Property, on a lease through October 1, 2037, from their former locations. The consulate general is a satellite office of Canada’s embassy to the United States, located in Washington D.C. Her Majesty the Queen in Right of Canada signed a 21-year lease in August 2016 that allows for free rent through November 1, 2017 and has approximately $7.2 million of tenant improvement allowance, leasing commission and landlord work remaining, which was escrowed at origination.

The following table presents certain information relating to the leases at the 237 Park Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF(3)	Approximate % of SF(3)	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(4)	Lease Expiration
Tenants
The New York and Presbyterian Hospital(3)	NR/AA/Aa3	479,016	38.3%	$31,136,040	37.0%	$65.00	12/29/2048
JP Morgan Chase(4)	A-/A+/A3	254,585	20.3%	$20,011,417	23.8%	$78.60	7/31/2020
J. Walter Thompson	BBB/BBB+/NR	192,733	15.4%	$13,346,760	15.9%	$69.25	5/31/2027
Jennison Associates	A/A-/Baa1	162,764	13.0%	$12,129,119	14.4%	$74.52	2/28/2025
Her Majesty the Queen in Right of Canada(5)	AAA/AAA/Aaa	72,901	5.8%	$5,777,263	6.9%	$79.25	10/31/2037
Convene	NR/NR/NR	29,805	2.4%	$1,533,464	1.8%	$51.45	2/28/2027
Hale & Hearty	NR/NR/NR	1,893	0.2%	$166,376	0.2%	$87.89	11/30/2030
Tobmar International	NR/NR/NR	400	0.0%	$33,116	0.0%	$82.79	3/31/2024
Subtotal/Wtd. Avg.		1,194,097	95.4%	$84,133,554	100.0%	$70.46
Management Office Space		2,050	0.2%	$0	0.0%	$0.00
Vacant Space		55,570	4.4%	$0	0.0%	$0.00
Total/Wtd. Avg.(6)		1,251,717	100.0%	$84,133,554	100.0%	$70.46

(1)	Based on the underwritten rent roll dated June 29, 2017.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.
(3)	NYP’s lease commenced June 29, 2017. NYP does not yet occupy its space and is expected to commence paying rent in January 2019.
(4)	JP Morgan Chase currently occupies 79,562 SF of its premise and subleases 58,654 SF to Stifel, Nicolaus & Company, Incorporated. 116,369 SF is dark.
(5)	Her Majesty the Queen in Right of Canada is in a free rent period and is expected to commence paying rent November 1, 2017.
(6)	Annual UW Base Rent PSF excludes vacant space and management office space.

The following table presents certain information relating to the lease rollover schedule at the 237 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(4)	Total UW Base Rent Rolling(4)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	2,050	0.2%	0.2%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.2%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.2%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.2%	$0.00	$0	0.0%	0.0%
2020(3)	4	254,585	20.3%	20.5%	$78.60	$20,011,417	23.8%	23.8%
2021	0	0	0.0%	20.5%	$0.00	$0	0.0%	23.8%
2022	0	0	0.0%	20.5%	$0.00	$0	0.0%	23.8%
2023	0	0	0.0%	20.5%	$0.00	$0	0.0%	23.8%
2024	1	400	0.0%	20.5%	$82.79	$33,116	0.0%	23.8%
2025	5	162,764	13.0%	33.5%	$74.52	$12,129,119	14.4%	38.2%
2026	0	0	0.0%	33.5%	$0.00	$0	0.0%	38.2%
2027	3	222,538	17.8%	51.3%	$66.87	$14,880,224	17.7%	55.9%
2028 & Beyond	11	553,810	44.2%	95.5%	$66.95	$37,079,679	44.0%	100.0%
Vacant	0	55,570	4.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	25	1,251,717	100.0%		$70.46	$84,133,554	100.0%

(1)	Based on the underwritten rent roll dated June 29, 2017.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	JP Morgan Chase currently occupies 79,562 SF of its premise and subleases 58,654 SF to Stifel, Nicolaus & Company, Incorporated. 116,369 SF is dark.
(4)	UW Base Rent PSF Rolling and Total UW Base Rent Rolling exclude vacant space and management office space.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 1 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 26.6% 4.10x 16.4%

The Market. The 237 Park Avenue Property is situated on the entire city block bounded by Park Avenue, Lexington Avenue, East 45th Street and East 46th Street in the Plaza District neighborhood of Midtown Manhattan (the “Neighborhood”), which is home to the headquarters of 28 Fortune 500 companies. The Neighborhood is comprised of many of New York’s well-known landmarks, restaurants, hotels, retail shops and tourist attractions including Grand Central Terminal, Fifth Avenue, St. Patrick’s Cathedral, and Rockefeller Center, and is within short walking distance to the United Nations, Radio City Music Hall, the Museum of Modern Art, the New York Public Library, and Central Park. The Neighborhood is accessible via several transportation hubs, contributing to the appeal for a diverse array of businesses including domestic and international banking, legal services, manufacturing, securities/holdings, printing and publishing, advertising, and communications.

According to the appraisal, the 237 Park Avenue Property is located within the Park Avenue submarket of the larger Midtown Manhattan office market and is considered to be one of the premier office corridors in the United States due to its central location, strength of its tenant base, proximity to Grand Central Terminal and other amenities. As of the first quarter 2017, the Class A office space in the Neighborhood had a direct vacancy rate of 9.4% and average asking rents of $99.69 PSF, above the direct primary Midtown Manhattan average of $88.93 PSF. According to the appraisal, as of the first quarter 2017, the Park Avenue submarket consisted of approximately 21.8 million SF of Class A office space and had a direct vacancy rate of 9.2% and overall direct weighted average asking rents of $101.41 PSF.

The appraisal identified 10 comparable recent office leases ranging in tenant size from 13,389 SF to 219,000 SF. The comparable leases are all located in buildings similar in class to the 237 Park Avenue Property, and are in the 237 Park Avenue Property’s general competitive market according to the appraisal. The comparable leases have terms ranging from 5.5 to 15 years and exhibit a range of rents from $72.50 PSF to $108.50 PSF, with an average of $82.20 PSF, prior to adjustments. After adjustments for rent concessions, the comparables’ rents range from $75.93 PSF to $108.37 PSF, with an average of $86.72 PSF. Free rent concessions ranged from 3 to 14 months. Tenant improvement allowances ranged from $30.00 PSF to $115.00 PSF.

The appraisal identified 35 comparable office properties totaling approximately 32.5 million SF that exhibited a gross rental range of $55.00 PSF to $185.00 PSF and a weighted average occupancy rate of approximately 91.7% for direct space. Of the 35 buildings surveyed, six are considered directly competitive with the 237 Park Avenue Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $65.00 PSF to $105.00 PSF and a weighted average direct occupancy of approximately 94.1%, compared to 91.7% for all competitive buildings compared with the Property, and 91.3% for Class A space within Midtown as a whole.

Historical and Current Occupancy(1)
2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	6/29/2017(2)
98.7%	98.7%	98.7%	94.6%	89.2%	87.4%	81.0%	79.9%	75.8%	63.1%	63.5%	95.6%

(1)	Based on annual average occupancy except for 2013 occupancy which reflects occupancy at year end and unless otherwise specified.
(2)	The increase in occupancy is due a new lease, in which NYP leases 479,016 SF or 38.3% of net rentable area for a period of 30 years.

The appraisal identified 35 comparable office properties totaling approximately 32.5 million SF that exhibited a gross rental range of $55.00 PSF to $185.00 PSF and a weighted average occupancy rate of approximately 91.7% for direct space.

Of the 35 buildings surveyed, six are considered directly competitive with the 237 Park Avenue Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $65.00 PSF to $105.00 PSF and a weighted average direct occupancy of approximately 94.1%, compared to 91.7% for all competitive buildings compared with the 237 Park Avenue Property, and 91.3% for Class A space within Midtown as a whole.

The following table presents certain information relating to the directly competitive buildings at the 237 Park Avenue Property:

Directly Competitive Buildings
Property	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (PSF)(2)
						Low	High
90 Park Avenue	785,000	31,072	7,090	96.0%	95.1%	$89.00	$95.00
100 Park Avenue	825,815	86,149	0	89.6%	89.6%	$70.00	$85.00
200 Park Avenue	2,254,274	88,047	0	96.1%	96.1%	$86.00	$96.00
230 Park Avenue	1,335,947	114,540	13,194	91.4%	90.4%	$78.00	$105.00
330 Madison Avenue	717,443	27,655	6,075	96.1%	95.3%	$81.00	$90.00
340 Madison Avenue	714,869	41,150	10,872	94.2%	92.9%	$65.00	$75.00
Total/Wtd. Avg.	6,633,348	388,613	37,231	94.1%	93.6%	$65.00	$105.00

Source: Appraisal

(1)	Total/Wtd. Avg. Direct Asking Rent (PSF) Low and High for the competitive set represent the minimum and maximum asking rent among the directly competitive buildings to the 237 Park Avenue Property.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 1 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 26.6% 4.10x 16.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 237 Park Avenue Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF(1)
Rents in Place(1)	$54,714,662	$44,225,564	$44,924,392	$84,133,554	$67.21
Vacant Income	$0	$0	$0	$0	$0.00
IG Tenant Rent Steps(2)	$0	$0	$0	$1,133,398	$0.91
Gross Potential Rent(3)	$54,714,662	$44,225,564	$44,924,392	$85,266,952	$68.12
Total Reimbursements(4)	$5,785,750	$3,118,477	$3,845,113	$2,597,181	$2.07
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0.00
Other Income(5)	$1,740,592	$1,662,309	$1,672,279	$1,039,742	$0.83
Effective Gross Income	$62,241,004	$49,006,350	$50,441,783	$88,903,875	$71.03
Total Operating Expenses	$29,847,060	$29,516,874	$30,595,950	$31,737,396	$25.36
Net Operating Income(5)	$32,393,944	$19,489,476	$19,845,834	$57,166,479	$45.67
Capital Expenditures	$0	$0	$0	$312,929	$0.25
TI/LC	$0	$0	$0	$2,608,515	$2.08
Net Cash Flow(6)	$32,393,944	$19,489,476	$19,845,834	$54,245,035	$43.34

Occupancy %	75.8%	63.1%	63.5%	95.6%
NOI DSCR(7)	2.45x	1.47x	1.50x	4.32x
NCF DSCR(7)	2.45x	1.47x	1.50x	4.10x
NOI Debt Yield(7)	9.3%	5.6%	5.7%	16.4%
NCF Debt Yield(7)	9.3%	5.6%	5.7%	15.6%

(1)	Underwritten Base Rent is based on the rent roll as of June 1, 2017, and includes rent steps of $143,596 through July 1, 2018.
(2)	Net present value step rent credit for two investment-grade tenants (NYP and Her Majesty the Queen in Right of Canada) through the tenants’ lease expirations.
(3)	No straight line rent credit has been assumed.
(4)	Underwritten recoveries are based on current rent roll and include utility reimbursements. Breakdown of recoveries in 2017 Budget is based on the breakdown in underwritten recoveries for presentation purposes. Actual breakdown of 2017 Budget Recoveries is not available.
(5)	UW Other Income and UW PSF Other Income have been underwritten based on the Year 1 Projections.
(6)	The increase in UW NOI is due a new lease, in which NYP leased 479,016 SF or 35.9% of underwritten base rent for a period of 30-years bringing the overall occupancy to 95.6%.
(7)	Debt service coverage ratios and debt yields are based on the 237 Park Avenue Mortgage Loan and the 237 Park Avenue Pari Passu Companion Loan in the aggregate.

Escrows and Reserves. The 237 Park Avenue Whole Loan documents provide for upfront escrows in the amount of $7,500,000 for interest payments in addition to the $8,500,000 delivered by 237 Park Avenue Borrower in the form of three letters of credit and $81,365,605 for outstanding tenant improvements, leasing commissions and contractor work. The 237 Park Avenue Whole Loan documents also provide for ongoing monthly reserve deposits of (i) 1/12 of the next succeeding payments for taxes and insurance (unless the 237 Park Avenue Property is insured as part of a “blanket” policy reasonably acceptable to the lenders in which case the insurance reserve is waived), (ii) to the extent the 237 Park Avenue Property generates sufficient cash flow, springing monthly rollover reserve deposits of $156,465, provided that if a JPM Reserve Period (as defined below) is continuing such monthly amount will be reduced by $1.50 PSF of the JPM premises (iii) an amount equal to the monthly base rent then payable by JPM (“JPM Reserve Funds”) (up to a cap in an amount equal to $60.00 PSF of the JPM premises (“JPM Reserve Cap”) as adjusted pursuant to the 237 Park Avenue Whole Loan documents) upon the occurrence of a JPM Reserve Period, (iv) to the extent the 237 Park Avenue Property generates sufficient cash flow, $20,862 for annual replacements and alterations to the 237 Park Avenue Property (in the case of (i) through (iv) such amounts will be reserved during a Cash Sweep Period (as defined below)) and (v) springing Supplemental Interest Reserve Funds (as defined below) if the 237 Park Avenue Borrower incurs additional mezzanine debt or preferred equity. In addition, in the event the 237 Park Avenue Borrower receives a lease termination fee in excess of $1,000,000, the 237 Park Avenue Borrower is required to immediately deposit such lease termination fee with the lenders to be utilized for tenant improvements, tenant improvement allowances, leasing commissions and legal costs reasonably approved by the lenders associated with re-leasing the terminated space.

“Supplemental Interest Reserve Funds” equals an amount determined by multiplying (i) the number of monthly payment dates occurring from the date of such deposit until such time that NYP begins making rent payments by (ii) the quotient of (A) $2,000,000 if the additional mezzanine debt or preferred equity equals $69,000,000 (or, in the event the additional mezzanine debt or preferred equity is less than $69,000,000, a prorated deposit amount based on multiplying (x) the actual balance of the mezzanine debt or preferred equity by (y) the quotient obtained by dividing $2,000,000 by $69,000,000) divided by (B) eighteen.

Lockbox and Cash Management. The 237 Park Avenue Whole Loan is structured with a hard lockbox and springing cash management. The 237 Park Avenue Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lenders. So long as no Cash Sweep Period or JPM Reserve Period exists, funds deposited into the lockbox account will be disbursed to the 237 Park Avenue Borrower’s operating account on each business day. During a Cash Sweep Period or JPM Reserve Period, the funds in the lockbox account will be transferred to a lender-controlled cash management account to be disbursed in accordance with the 237 Park Avenue Whole Loan documents.

A “Cash Sweep Period” means a period (A) commencing upon the earliest, whether or not any Cash Sweep Period has previously occurred and ended, of (i) the occurrence of an event of default or a mezzanine event of default, or (ii) the occurrence of a Debt Yield Threshold Event (as defined below); and (B) expiring upon (x) with regard to any Cash Sweep Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default and/or mezzanine event of default, as the case may be, and (y) with regard to any Cash Sweep Period commenced in connection with clause (A)(ii)

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 1 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 26.6% 4.10x 16.4%

above, (1) the date on which the debt yield cure condition is satisfied, (2) the delivery to the lender and mezzanine lender of letters of credit in pro rata amounts which, if applied to reduce the outstanding principle balance of the 237 Park Avenue Whole Loan and the 237 Park Avenue Mezzanine Loan, respectively, would cause the debt yield cure condition to be satisfied or (3) with respect to a Debt Yield Threshold Event that resulted from a failure to satisfy the Debt Yield Threshold with respect to the cumulative mezzanine debt yield, the delivery to mezzanine lender of cash prepayment in the amount which, if applied to the outstanding principal balance of the mezzanine loan, would cause the debt yield cure condition to be satisfied.

A “JPM Reserve Period” will commence upon the date that is 15 months prior to the expiration of the JPM lease assuming no replacement leases have been executed and delivered by the 237 Park Avenue Borrower and will terminate upon the earlier to occur of (a) the amount of JPM Reserve Funds on deposit being equal to JPM Reserve Cap, (b) the 237 Park Avenue Borrower entering into one or more replacement leases for the entire JPM premises, or (c) JPM renewing its lease for its entire leased premises.

A “Debt Yield Threshold Event” will commence upon the debt yield falling below the Debt Yield Threshold as of the last day of the calendar quarter immediately preceding the applicable date of determination. Commencing with the third quarter of calendar year 2017, within forty-five (45) days following the end of each calendar quarter, the 237 Park Avenue Borrower will calculate each debt yield specified by the Debt Yield Threshold for purposes of determining whether a Debt Yield Threshold Event has occurred and will submit such calculations to the lenders, and such calculation will be subject to the lenders’ reasonable approval.

The “Debt Yield Threshold” is equal to (a) 7.464% with respect to the debt yield, and (b) 6.625% with respect to the cumulative senior mezzanine debt yield.

Additional Secured Indebtedness (not including trade debts). In addition to the 237 Park Avenue Mortgage Loan, the 237 Park Avenue Property also secures the 237 Park Avenue Pari Passu Companion Loan and 237 Park Avenue Subordinate Companion Loan. The 237 Park Avenue Whole Loan is comprised of 18 pari passu notes, with an aggregate outstanding principal balance of $693.2 million. The 237 Park Avenue Subordinate Companion Loan is comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $345.2 million. The controlling senior Note A-1-S, along with three other senior 237 Park Avenue Pari Passu Companion Loan notes and the 237 Park Avenue Subordinate Companion Loan, was contributed to the MSSG 2017-237P transaction, which governs the servicing and administration of the 237 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the MSSG 2017-237P Trust and Servicing Agreement, the directing certificate holder under the MSSG 2017-237P Trust and Servicing Agreement). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The 237 Park Avenue Mezzanine Loan is secured by the equity in the 237 Park Avenue Fee Borrower pledged by the direct equity owners of the 237 Park Avenue Fee Borrower. The 237 Park Avenue Mezzanine Loan has an aggregate outstanding principal balance $87.8 million, has an interest-only coupon of 5.25% throughout the full term, and is coterminous with the 237 Park Avenue Whole Loan. Including the 237 Park Avenue Subordinate Companion Loan and the 237 Park Avenue Mezzanine Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 59.6%, 1.75x and 7.3%, respectively. The lenders and the mezzanine lenders have entered into an intercreditor agreement. In addition, the 237 Park Avenue Borrower is permitted to incur additional indebtedness in the form of one mezzanine loan or preferred equity transaction in the maximum aggregate principal amount of not more than $69,000,000, contingent on the satisfaction of requirements described in the 237 Park Avenue Whole Loan documents.

Release of Property. The NYP tenant has a right of first offer to purchase any space that becomes available in the other condominium units at the 237 Park Avenue Property. If NYP exercises its right of first offer to purchase available space, the 237 Park Avenue Borrower will obtain a release of the lien of the mortgage on the applicable accepted offer space subject to the satisfaction of the conditions set forth in the loan agreement, including, without limitation, satisfaction of the closing conditions under the NYP purchase and sale agreement and the delivery of a collateral assignment of the purchase money note and purchase money mortgage relating to the accepted offer space in substantially the same form as the collateral assignment delivered to lenders at loan origination. The 237 Park Avenue Borrower is not required to pay any release price in connection with any such release as the collateral assignment of the purchase money note and purchase money mortgage serves as collateral for the accepted offer space and is not required to deliver any REMIC opinion in connection therewith.

Terrorism Insurance. The 237 Park Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 237 Park Avenue Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 237 Park Avenue Property. The 237 Park Avenue Whole Loan documents also require loss of rent and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 12 months from the date that the 237 Park Avenue Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and in an amount equal to 100% of the projected gross income from the 237 Park Avenue Property for a period of 24 months.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 1 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 26.6% 4.10x 16.4%

Floor	Tenants
21	JP Morgan Chase 23,895 SF | 7/2020; JP Morgan Chase 3,100 SF | 7/2020
20	Her Majesty the Queen in Right of Canada 60,845 SF | 10/2037
19	Jennison Associates 19,277 SF | 2/2025; Her Majesty the Queen in Right of Canada 12,056 SF | 10/2037; Vacant 4,972 SF; Jennison Associates 25,000 SF | 2/2025; Jennison Associates 300 SF | 2/2025
18	Jennison Associates 58,883 SF | 2/2025
17	Jennison Associates 59,304 SF | 2/2025
16	The New York and Presbyterian Hospital 62,275 SF | 12/2048
15	The New York and Presbyterian Hospital 62,275 SF | 12/2048
14	The New York and Presbyterian Hospital 61,543 SF | 12/2048
13	JP Morgan Chase 17,959 SF | 7/2020; The New York and Presbyterian Hospital 43,994 SF | 12/2048
12	JP Morgan Chase 61,603 SF | 7/2020
11	The New York and Presbyterian Hospital 61,411 SF | 12/2048
10	The New York and Presbyterian Hospital 60,401 SF | 12/2048
9	The New York and Presbyterian Hospital 60,512 SF | 12/2048
8	JP Morgan Chase 58,654 SF | 7/2020
7	JP Morgan Chase 59,032 SF | 7/2020
6	JP Morgan Chase 30,342 SF | 7/2020; Vacant 29,455 SF
5	The New York and Presbyterian Hospital 66,605 SF | 12/2048
4	J. Walter Thompson 66,008 SF | 5/2027
3	J. Walter Thompson 66,166 SF | 5/2027
2	J. Walter Thompson 60,559 SF | 5/2027
1	Convene 27,876 SF | 2/2027; Convene 1,929 SF 2/2027; Hale & Hearty 1,893 SF 11/2030; Vacant 2,407 SF; Vacant 942 SF; Vacant 2,429 SF; Tobmar International 400 SF | 3/2024
1	Management Office 2,050 SF | MTM; Vacant 1,213 SF; Vacant 2,318 SF; Vacant 3,774 SF; Vacant 2,700 SF; Vacant 1,542 SF; Vacant 2,094 SF; Vacant 1,724 SF

VACANT | MTM | 2018 – 2020 | 2021 – 2025 | 2026 – 2030 | 2031+

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 1 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 26.6% 4.10x 16.4%

CENTRAL PARK
East Green
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Central Park South
Upper East Side
Hunter College
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
Bergdorf Goodman, Louis Vuitton
Trump Tower
Carnegie Hall
The Peninsula New York
St. Regis New York
Midtown
MANHATTAN
Lever House
399 Park
Citigroup Center
Lipstick Building
Museum of Modern Art
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
Gershwin Theatre
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
East Side
Exxon Building
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
GE Building
1 Rockefeller Plaza
237 Park Avenue
237 Park Avenue
New York, NY 10017
News Corp. Building
JPMorgan Chase Tower
Morgan Stanley Building
Japan Society
485 Lexington
747 Third Avenue
Imperial Theatre
TIMES SQUARE
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
UNITED NATIONS HEADQUARTERS
Viacom Intl.
Bank of America Tower
Grand Central Terminal
Winstar Building
Chrysler Building
QUEENS MIDTOWN TUNNEL
Conde Nast Bldg (4 Times Sq.)
SUNY College of Optometry
Daily News
Bryant Park
New York Public Library
HSBC Tower
New York Times Building
Murray Hill
Garment Centre Capitol
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
Empire State Building
FERRY TO LONG ISLAND CITY
One Penn Plaza
PENN STATION
LONG ISLAND RAILROAD
Manhattan Mall
Madison Square Garden
Penn Station
NYU Medical Center
Kips Bay
East River
FDR Drive
METRO NORTH
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
63RD ST/ LEXINGTON
E. 62nd St.
E. 61st St.
E. 60th St.
59TH ST/ LEXINGTON
5TH AVE/ 59TH ST
E. 59th St.
E. 58th St.
E. 57th St.
W. 57th St.
57TH ST
E. 56th St.
W. 55th St.
E. 55th St.
E. 54th St.
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
W. 53rd St.
E. 53rd St.
53RD ST
W. 52nd St.
E. 52nd St.
E. 51st St.
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
W. 50th St.
E. 50th St.
W. 49th St.
E. 49th St.
49TH STREET
W. 48th St.
ROCKEFELLER CTR.
E. 48th St.
W. 47th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
42ND ST/ TIMES SQ.
W. 42nd St.
E. 42nd St.
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
BRYANT PARK
42ND ST/ TIMES SQ.
E. 41st St.
W. 40th St.
E. 40th St.
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
W. 37th St.
E. 37th St.
W. 36th St.
E. 36th St.
W. 35th St.
E. 35th St.
W. 34th St.
E. 34th St.
HERALD SQUARE
W. 33rd St.
E. 33rd St.
33RD ST/ LEXINGTON
W. 32nd St.
E. 32nd St.
W. 31st St.
E. 31st St.
495
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
Williamsburg
MANHATTAN
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7939 Walnut Hill Lane Dallas, TX 75230	Collateral Asset Summary – Loan No. 2 Preston Hollow	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,250,000 60.9% 1.58x 7.8%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7939 Walnut Hill Lane Dallas, TX 75230	Collateral Asset Summary – Loan No. 2 Preston Hollow	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,250,000 60.9% 1.58x 7.8%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[ ]			Location:	Dallas, TX 75230
				General Property Type:	Mixed Use
Original Balance:	$48,250,000			Detailed Property Type:	Retail/Office
Cut-off Date Balance:	$48,250,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.9%			Year Built/Renovated:	2013-2015/N/A
Loan Purpose:	Refinance			Size:	131,222 SF
Borrower Sponsor:	E. Stanley Kroenke			Cut-off Date Balance per SF:	$368
Mortgage Rate:	4.7400%			Maturity Date Balance per SF:	$368
Note Date:	8/11/2017			Property Manager:	Lincoln Property Company Commercial, Inc.
First Payment Date:	9/6/2017
Maturity Date:	8/6/2027
Original Term to Maturity	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(3):	$3,740,563
Seasoning:	2 months			UW NOI Debt Yield:	7.8%
Prepayment Provisions(1):	LO (24); YM1 (92); O (4)			UW NOI Debt Yield at Maturity:	7.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.58x
Additional Debt Type:	N/A			Most Recent NOI(4):	$3,014,867 (5/31/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(4):	$1,476,128 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	($182,152) (12/31/2015)
Reserves(2)				Most Recent Occupancy(4):	91.7% (7/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	87.6% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	49.2% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$79,200,000 (7/13/2017)
Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	60.9%
TI/LC:	$0	Springing	$328,055	Maturity Date LTV Ratio:	60.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$48,250,000	100.0%	Loan Payoff:	$39,044,791	80.9%
			Closing Costs:	$1,782,929	3.7%
			Return of Equity:	$7,422,280	15.4%
Total Sources:	$48,250,000	100.0%	Total Uses:	$48,250,000	100.0%

(1)	Following the lockout period, the Preston Hollow Borrower has the right to prepay the Preston Hollow Mortgage Loan in whole, but not in part, provided that the Preston Hollow Borrower also pays an amount equal to the greater of the yield maintenance premium or 1.0% of the then outstanding principal balance (the prepayment premium). In addition, the Preston Hollow Mortgage Loan is prepayable without penalty on or after May 6, 2027.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	UW NOI reflects rent steps through June 1, 2018 totaling $39,536, as well as $16,410 straight line rent for Frost Bank and Walgreen’s.
(4)	The increase in historical operating performance and occupancy information is due to the Preston Hollow Property recently opening. The Preston Hollow Property was built between 2013 and 2015.

The Mortgage Loan. The second largest mortgage loan (the “Preston Hollow Mortgage Loan”) evidenced by a promissory note in the original principal amount of $48,250,000 secured by a first priority fee mortgage encumbering a 131,222 SF grocery-anchored, mixed use property located in Dallas, Texas (the “Preston Hollow Property”). The proceeds of the Preston Hollow Mortgage Loan were primarily used to refinance existing debt on the Preston Hollow Property, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Walnut Hill Phase 1 LP a single-purpose Texas limited partnership (the “Preston Hollow Borrower”) structured to be bankruptcy-remote. The Preston Hollow Borrower owns fee title to the Preston Hollow Property. The Preston Hollow Borrower is owned by ESK Walnut Park Phase 1 Investor LLC (59.5%), Walnut Park Investors, LP (25.0%), ROM Walnut Park Phase 1 Investor LLC (7.5%), MDD Walnut Park Phase 1 Investor LLC (7.5%), and TKG Walnut Park Phase 1 Realty LLC, a Delaware limited liability company structured to be bankruptcy-remote with two independent directors (0.5%) as general partner. ESK Walnut Park Phase 1 Investor LLC is wholly owned by E. Stanley Kroenke as sole member. Walnut Park Investors, LP is owned by LJB Holdings, Ltd. (99.9%) and Walnut Park Investors GP, LLC (0.1%) as general partner. LJB Holdings, Ltd. is owned by Leon J. Backes (99.9%) and LJB GP, Inc. (0.1%) as general partner; and, Walnut Park Investors GP, LLC is wholly owned by Leon J. Backes. ROM Walnut Park Phase 1 Investor LLC is wholly owned by R. Otto Maly as sole member. MDD Walnut Park Phase 1 Investor LLC is wholly owned by Michael D. Decker as sole member. TKG Walnut Park Phase 1 Realty LLC is wholly owned by E. Stanley Kroenke as sole member. E. Stanley Kroenke, the non-recourse carveout guarantor and borrower sponsor for the Preston Hollow Mortgage Loan, has an overall ownership interest of 60% in the Preston Hollow Property. The Preston Hollow Mortgage Loan represents a joint venture shared by Kroenke Group and Provident Realty Advisors.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7939 Walnut Hill Lane Dallas, TX 75230	Collateral Asset Summary – Loan No. 2 Preston Hollow	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,250,000 60.9% 1.58x 7.8%

E. Stanley Kroenke is chairman, co-founder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 247 properties totaling approximately 39.1 million SF. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bank Holding Company, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the National Basketball Association, the Colorado Avalanche of the National Hockey League, the Los Angeles Rams of the National Football League, and is the largest shareholder in Arsenal FC of the English Premier League.

Provident Realty Advisors, Inc. (“Provident”) is a privately held real estate and investment firm that provides risk-adjusted returns to its investor partners through development of opportunistic and value-added strategies. Since its formation in 1991, Provident has developed or invested in more than $2.5 billion worth of real estate projects. Provident has thrived over the past 22 years by adapting to shifting demands and trends in real estate. Led by Provident’s owner Leon J. Backes, the company has developed expertise in the following real estate disciplines: land investments, anchored retail centers, repositioning of outdated malls and apartments, master planned residential communities, self-storage facilities, multi-family acquisition & development, and infill mixed use development.

The Property. The Preston Hollow Property is a 131,222 SF grocery-anchored, mixed use property located in Dallas, Texas, within Dallas County, approximately seven miles north of the Dallas central business district. Built between 2013 and 2015, the Preston Hollow Property consists of two single-story retail buildings (Buildings A & B) and one three-story office/retail building (Building C) situated on a 7.87-acre site along Walnut Hill Lane. Building C features retail on the first floor and office space on the second and third floors. Building C also has an attached, multi-level parking garage totaling 306,106 SF, with approximately 600 garage parking spaces. Additional parking is provided by 180 surface parking spaces, for a total of 780 open and covered spaces (approximately 5.94 spaces per 1,000 SF). As of the July 31, 2017 rent roll, the Preston Hollow Property was 91.7% leased by a mix of 28 national and local retail, office and restaurant tenants. The Preston Hollow Property is anchored by Pediatric Associates of Dallas (21,269 SF) and Trader Joe’s (14,497 SF), which comprise 27.3% of total NRA. Trader Joe’s occupies all of Building A. Other major tenants include Matchbox, The Saxton Group and Blue Sushi Sake Grill. Outside of the top five tenants, no individual tenant comprises more than 3.5% of the NRA or 5.5% of the underwritten rent.

Major Tenants.

Pediatric Associates of Dallas (21,269 SF, 16.2% of NRA, 15.5% of underwritten rent). Established in 1971, Pediatric Associates of Dallas is an established pediatric healthcare practice in North Texas. Pediatric Associates of Dallas has been a tenant at the Preston Hollow Property since 2016 under a lease that commenced August 22, 2016 and expires June 30, 2032, with two five-year extension options and no termination options.

Trader Joe’s (14,497 SF 11.0% of NRA, 14.9% of underwritten rent). Trader Joe’s is a privately held grocery chain headquartered in Monrovia, California. With more than 450 stores, the grocer generates revenues in excess of $9 billion. Trader Joe’s sells organic and fresh foods and employs more than 10,000 people company-wide. Trader Joe’s has been a tenant at the Preston Hollow Property since 2015 under a lease that commenced February 20, 2015, and expires March 31, 2025 with four five-year extension options and no termination options.

Matchbox (8,717 SF, 6.6% of NRA, 8.4% of underwritten rent). Matchbox is a restaurant that features fresh ingredients for quality food. MatchBox has 11 locations across the U.S.: District of Columbia (3), Virginia (5), Texas (1), Maryland (1) and Florida (1). Matchbox has been a tenant at the Preston Hollow Property since 2016 under a lease that commenced February 29, 2016 and expires March 31, 2026 with three five-year extension options and no termination options.

The Saxton Group (5,706 SF, 4.3% NRA, 4.0% of underwritten rent). The Saxton Group was founded in 1982 and is one of America’s largest franchisees. The Saxton Group is best known for operating the McAlister’s Deli franchise. The Saxton Group opened its first store in Longview, Texas, and today, operates over 68 McAlister’s Deli locations across Texas, Oklahoma, Missouri, and Kansas. There are over 25 locations located in the DFW metroplex area. The Saxton Group has been a tenant at the Preston Hollow Property since 2015 under a lease that commenced April 22, 2015, and expires September 30, 2022, with one five-year extension option and one termination option remaining. The Saxton Group has a one-time termination right in September 2020 with a 365-day notice period. The Saxton Group has a termination fee of $45,648 equal to three months’ rent, plus unamortized cost of landlord’s contributions paid to the tenant and unamortized leasing commissions. The Saxton Group also has a one-time right of first refusal to the adjacent 2,076 SF of office space, if the landlord does not enter into a lease within six months after delivering the notice to the tenant, the tenant’s right becomes reinstated.

Blue Sushi Sake Grill (4,797 SF, 3.7% of NRA, 4.2% of underwritten rent). Blue Sushi Sake Grill offers a range of sushi, as well as an Asian-inspired grill menu. Founded in Omaha, Nebraska, Blue Sushi Sake Grill has 11 locations across the U.S.: Nebraska (4), Texas (3), Colorado (2), Kentucky (1), Indiana (1), and Illinois (1). Blue Sushi Sake Grill is part of Omaha, Nebraska-based Flagship Restaurant Group which owns the Blue Sushi Sake Grill, Roja Mexican Grill, Blatt Beer & Table, and Plank Seafood Provisions brands. Blue Sushi Sake Grill has been a tenant at the Preston Hollow Property since 2015 under a lease that commenced February 2, 2015 and expires February 28, 2025, with two five-year extension options and no termination options.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7939 Walnut Hill Lane Dallas, TX 75230	Collateral Asset Summary – Loan No. 2 Preston Hollow	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,250,000 60.9% 1.58x 7.8%

The following table presents a summary regarding the largest tenants at the Preston Hollow Property.

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(5)	Lease Expiration
							$(4)	PSF
Anchor/Major Tenants
Pediatric Associates of Dallas	NR/NR/NR	21,269	16.2%	$712,512	15.5%	$33.50	N/A	N/A	N/A	6/30/2032
Trader Joes	NR/NR/NR	14,497	11.0%	$681,359	14.9%	$47.00	N/A	N/A	N/A	3/31/2025
Matchbox	NR/NR/NR	8,717	6.6%	$383,423	8.4%	$43.99	$4,070,765	$467	12.6%	3/31/2026
The Saxton Group	NR/NR/NR	5,706	4.3%	$182,592	4.0%	$32.00	N/A	N/A	N/A	9/30/2022
Blue Sushi Sake Grill	NR/NR/NR	4,797	3.7%	$191,880	4.2%	$40.00	$2,715,062	$566	9.7%	2/28/2025
Anchor/Major Tenants		54,986	41.9%	$2,151,766	47.0%	$39.13

Other Tenants		65,313	49.8%	$2,430,947	53.0%	$37.22
Vacant Space		10,923	8.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		131,222	100.0%	$4,582,712	100.0%	$38.09

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales reflect the 12-month period ending April 30, 2017.

(5)	Occ Cost % is based on the contractual rent as of the July 31, 2017 rent roll and Underwritten Reimbursements divided by most recently reported sales.

The following table presents certain information relating to the lease rollover at the Preston Hollow Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	3	8,555	6.6%	6.6%	$35.26	$301,611	6.6%	6.6%
2021	1	3,572	2.7%	9.3%	$34.50	$123,234	2.7%	9.3%
2022	2	8,024	6.2%	15.5%	$33.16	$266,040	5.8%	15.1%
2023	2	3,973	3.1%	18.5%	$34.13	$135,596	3.0%	18.0%
2024	0	0	0.0%	18.5%	$0.00	$0	0.0%	18.0%
2025	8	32,450	24.9%	43.5%	$42.44	$1,377,077	30.0%	48.1%
2026	8	31,205	24.0%	67.4%	$38.35	$1,196,838	26.1%	74.2%
2027	2	5,595	4.3%	71.7%	$38.70	$216,531	4.7%	78.9%
2028 & Beyond	2	25,874	19.9%	91.6%	$37.33	$965,787	21.1%	100.0%
Vacant	0	10,923	8.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(4)	28	130,171	100.0%		$38.43	$4,582,712	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	SF Rolling excludes Lincoln Property Company Commercial, Inc. which occupies 1,051 SF. Lincoln Property Company Commercial, Inc. is the property management company for the Preston Hollow Property.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space and management space.

The Market. The Preston Hollow Property is located in Dallas, Texas approximately seven miles north of the Dallas central business district adjacent to the northwest corner of North Central Expressway and Walnut Hill Lane. North Central Expressway is a primary north/south artery that connects downtown Dallas to several North Dallas communities, including Highland Park, University Park, Richardson, Plano and Allen. Walnut Hill Lane has three lanes in each direction and is a major east/west connector in the metro area spanning 16 miles east/west from Centerville Drive east to Interstate Highway 35 west. Primary access to the Preston Hollow Property neighborhood is provided by US Highway 75 (North Central Expressway), Northwest Highway (SR Loop 12), and LBJ Freeway (Interstate 635) just to the north of the neighborhood.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7939 Walnut Hill Lane Dallas, TX 75230	Collateral Asset Summary – Loan No. 2 Preston Hollow	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,250,000 60.9% 1.58x 7.8%

The Preston Hollow Property’s neighborhood is also accessed by Dallas Area Rapid Transit (DART). DART provides access to the Dallas mass-transit system, which reaches into the northern suburbs of Plano. Downtown Dallas is the center of a growing transit network, which moves approximately 250,000 people per day via light-rail trains and buses, and provides a mass-transit system for the city, which is anticipated to steadily grow in passenger count. The Mockingbird Station, Lovers Lane, Park Lane, and Walnut Hill Stations are located within the eastern section of the Preston Hollow Property neighborhood.

The immediate area surrounding the Preston Hollow Property is an established area of development, consisting of offices, hotels, retail, and residential uses. NorthPark Center Mall is located along North Central Expressway approximately one-mile south of the Preston Hollow Property. It is anchored by Neiman-Marcus, Macy’s, Dillard’s, and Nordstrom’s. Presbyterian Hospital of Dallas is a 900-bed hospital located at the southwest quadrant of Greenville Avenue and Walnut Hill Lane, about a mile northeast of the Preston Hollow Property. The hospital is community-based and serves as a referral center for North and East Texas. There are more than 1,200 physicians on the medical staff, and the hospital offers a full range of care including services for cancer, cardiovascular problems, neuroscience needs, orthopedics, senior care and women’s services.

According to a third party market research report, the Preston Hollow Property is located within the Dallas retail market and the Near North Central retail submarket. As of the second quarter 2017, the Dallas retail market reported an overall vacancy rate of 5.6%, and an average asking rental rate of $16.30 PSF. As of second quarter 2017, the Dallas retail market reported absorption of 1.3 million SF and delivery of 850,365 SF. The Near North Central retail submarket reported an overall vacancy rate of 4.8% and an average asking rental rate of $17.31 PSF. As of second quarter 2017, the Near North Central retail market reported absorption of 210,362 SF and delivery of 220,000 SF.

According to a third party market research report, the Preston Hollow Property is located within the Dallas/Fort Worth office market and the North Central office submarket. As of first quarter 2017, the Dallas/Fort Worth office market reported an estimated inventory of approximately 255.3 million SF with an overall market vacancy rate of 21.0% and an average asking rental rate of $22.98 PSF. The North Central office submarket reported an estimated inventory of approximately 5.6 million SF with an overall vacancy rate of 14.0% and an average asking rental rate of $25.45 PSF.

The following table presents competitive retail properties with respect to the Preston Hollow Property:

Competitive Property Summary
Property Name/Location	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Preston Hollow Property 7939 Walnut Hill Lane Dallas, TX	Mixed Use	2013-2015/N/A	131,222	91.7%(1)	Pediatric Associates of Dallas, Trader Joe’s	N/A
Lincoln Park Retail 7700 Northwest Highway Dallas, TX	Neighborhood Center	1998/N/A	148,806	96.0%	Tom Thumb, Barnes and Noble, Container Store	1.4 miles
Mockingbird Station NEC E. Mockingbird Ln & Central Expwy Dallas, TX	Lifestyle Center	2001/N/A	178,031	93.0%	Gap, West End, Angelika Theatre	3.6 miles
Highland Park Village 4200 Mockingbird and 5315 Preston Road Dallas, TX	Neighborhood Center	1931/N/A	258,068	96.0%	N/A	4.8 miles
West Village 3699 McKinney Avenue Dallas, TX	Lifestyle Center	2001/N/A	123,298	90.0%	GAP, Ann Taylor, Banana Republic, Starbucks	6.1 miles
Park Lane SEC Central Expwy & Park Lane Dallas, TX	Lifestyle Center	2007/N/A	416,159	93.0%	Nordstrom Rack, Whole Foods, Dicks Sporting Good, Saks Off Fifth	0.9 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll as of July 31, 2017.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7939 Walnut Hill Lane Dallas, TX 75230	Collateral Asset Summary – Loan No. 2 Preston Hollow	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,250,000 60.9% 1.58x 7.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Preston Hollow Property:

Cash Flow Analysis
	2014(1)	2015	2016	5/31/2017 TTM	UW	UW PSF
Base Rent	N/A	$1,292,569	$2,943,289	$4,051,622	$5,090,657(2)	$38.79
Total Recoveries	N/A	$442,090	$1,100,964	$1,103,411	$1,123,276	$8.56
Other Income(3)	N/A	$70	$3,020	$177,460	$177,460	$1.35
Less Vacancy & Credit Loss	N/A	$0	($30,575)	$5,135	($491,535)(4)	($3.75)
Effective Gross Income	N/A	$1,734,729	$4,016,698	$5,337,629	$5,899,858	$44.96
Total Expenses	N/A	$1,916,881	$2,540,570	$2,322,761	$2,159,295	$16.46
Net Operating Income	N/A	($182,152)	$1,476,128	$3,014,867	$3,740,563	$28.51
Capital Expenditures	N/A	$0	$0	$0	$19,683	$0.15
TI/LC	N/A	$0	$0	$0	$62,469	$0.48
Net Cash Flow	N/A	($182,152)	$1,476,128	$3,014,867	$3,658,410	$27.88

Occupancy %	N/A	49.2%	87.6%	91.7%	91.7%
NOI DSCR	N/A	(0.08x)	0.64x	1.30x	1.61x
NCF DSCR	N/A	(0.08x)	0.64x	1.30x	1.58x
NOI Debt Yield	N/A	(0.4%)	3.1%	6.2%	7.8%
NCF Debt Yield	N/A	(0.4%)	3.1%	6.2%	7.6%

(1)	The Preston Hollow Property was built in between 2013 and 2015, therefore; no operating history was available for 2014.

(2)	Underwritten Base Rent is based on the rent roll dated July 31, 2017 and includes rent steps through June 1, 2018 totaling $39,536, as well as $16,410 in straight line rent for Frost Bank and Walgreen’s.

(3)	Other Income includes signage income, parking income, late rent fees and miscellaneous income.

(4)	The Underwritten Occupancy % is based on underwritten economic occupancy of 8.3%.

Escrows and Reserves. The Preston Hollow Mortgage Loan requires ongoing monthly reserves during either a Cash Management Trigger Event or Cash Sweep Event (as described in “Lockbox and Cash Management”). In the event that a Cash Management Trigger Event or Cash Sweep Event is in effect the Preston Hollow Borrower is required to deposit monthly escrows of (i) 1/12 of the amount necessary to pay real estate taxes over the succeeding 12-month period; (ii) 1/12 of the amount necessary to pay insurance premiums over the succeeding 12-month period, provided that if the Preston Hollow Property is insured under an acceptable blanket insurance policy, monthly insurance premiums are not required; (iii) $1,640 for replacement reserve; and (iv) $5,468 for tenant improvement and leasing commissions (subject to a cap of $328,055). In addition to the monthly tenant improvement and leasing commissions reserve, the Preston Hollow Borrower is required to deposit an amount equal to all extraordinary lease payments when a Cash Management Trigger Event and a Cash Sweep Event is in effect.

Lockbox and Cash Management. The Preston Hollow Mortgage Loan provides for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event Period (as defined below) for the Preston Hollow Mortgage Loan, the Preston Hollow Borrower is required to instruct tenants to deposit rents and other amounts due into the lockbox account and funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management are required to be applied on each monthly payment date in accordance with the Preston Hollow Mortgage Loan documents. Pursuant to the Preston Hollow Mortgage Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows (a) if a Cash Sweep Event (as defined below) period is not in effect, to the Preston Hollow Borrower; (b) if a Cash Sweep Event Period is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred and (c) if a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then to the lender controlled excess cash flow account.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) the Preston Hollow Borrower’s second late debt service payment in a 12-month period; (iii) any bankruptcy action of the Preston Hollow Borrower, the guarantor or property manager, (iv) a debt service coverage ratio based on the trailing 12-month period falling below 1.15x, unless, within five days of such date, the Preston Hollow Borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Preston Hollow Loan or (v) a Critical Tenant Trigger Event (as defined below). A Cash Management Event will continue until, in regard to clause (i) when such event of default has been cured or waived; in regard to clause (ii) when the Preston Hollow Borrower makes 12 consecutive monthly debt service payments; in regard to clause (iii) when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Preston Hollow Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Preston Hollow Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iv) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters; in regard to clause (v) above, the date a Critical Tenant Trigger Event cure has occurred.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7939 Walnut Hill Lane Dallas, TX 75230	Collateral Asset Summary – Loan No. 2 Preston Hollow	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,250,000 60.9% 1.58x 7.8%

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Preston Hollow Borrower, the guarantor or property manager, (iv) a debt service coverage ratio based on the trailing 12-month period falling below 1.10x, unless, within five days of such date, the Preston Hollow Borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Preston Hollow Loan or (v) a Critical Tenant Trigger Event (as defined below). A Cash Sweep Event will continue until, in regard to clause (i) when such event of default has been cured or waived; in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Preston Hollow Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Preston Hollow Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iv) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters; in regard to clause (v) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Critical Tenant Trigger Event” will occur upon (i) Trader Joe’s East, Pediatric Associates of Dallas or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease; (ii) on or prior to 12 months prior to the expiration date the Critical Tenant fails to give notice of its election to renew its lease; (iii) is on or prior to the date on which the Critical Tenant is required under its lease to notify landlord of its election to renew its lease, if Critical Tenant fails to give such notice; (iv) an event of default under the Critical Tenant Lease exists; (v) a bankruptcy action of the Critical Tenant occurs; (vi) if the Critical Tenant discontinues its normal business operations; or (vii) if the Critical Tenant is downgraded below “BBB-” or the equivalent by any credit reporting agency. Notwithstanding the foregoing, a Critical Tenant Trigger Event will not occur so long as E. Stanley Kroenke remains the guarantor. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii) or (iii) the date that (1) a Critical Tenant Lease extension is executed and delivered by the Preston Hollow Borrower along with related tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv) after a cure of applicable event of default; (c) with respect to clause (v) after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease; (d) with respect to clause (vi) the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; or (e) in regard to clause (vii) the date the credit rating of the related Critical Tenant is no longer rated less than a “BBB-” or the equivalent by any credit reporting agency.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions have been satisfied (i) the space leased to the Critical Tenant has been leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space has been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

To avoid a Cash Management Trigger Event or a Cash Sweep Event related to a low debt service coverage ratio trigger, the Preston Hollow Loan permits the Preston Hollow Borrower to deliver to lender a lease agreement between the Preston Hollow Borrower, as landlord, and E. Stanley Kroenke, as tenant (the “Master Lease”), that provides for lease payments such that the amortizing debt service ratio coverage, taking into account the income for such lease, is at least 1.25x and (i) is for a term of ten or more years, (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may be terminated provided that (x) the lender consents to the termination, (y) there is no event of default and (z) (a) as of the date of the termination, the amortizing debt service coverage ratio is not less than 1.25x for two consecutive quarters excluding any rent from the Master Lease, or (b) at the time of termination, the Preston Hollow Borrower deposits with the lender an amount equal to the cash flow that would have been swept into the excess cash flow account, among other conditions.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Preston Hollow Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7939 Walnut Hill Lane Dallas, TX 75230	Collateral Asset Summary – Loan No. 2 Preston Hollow	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,250,000 60.9% 1.58x 7.8%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7939 Walnut Hill Lane Dallas, TX 75230	Collateral Asset Summary – Loan No. 2 Preston Hollow	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$48,250,000 60.9% 1.58x 7.8%

Preston Hollow
7939 Walnut Hill Lane
Dallas, TX 75230
DALLAS
Richardson
Far North Dallas
North Dallas
University Park
Highland Park
Northeast Dallas
Lake Highlands
Knox/ Henderson
Oak Lawn
Uptown
Downtown
Deep Ellum
West Dallas
Oak Cliff
Dallas Love Field
Trinity River Greenbelt Park
Trinity River
White Rock Lake
White Rock Lake Park
Fair Oaks Park
Royal Oaks Country Club
Northwood Country Club
Brook Hollow Golf Club
Tenison Park Golf Course
Richland College
Texas Instruments Headquarters
Village on the Parkway
Dallas Towers
Dallas Midtown (Under Construction)
Dallas Galleria
Lincoln Centre
Market at Preston Forest
Preston Forest Shopping Ctr.
Preston Forest Village
Alon USA
Daisy Brand
Medical City Dallas Hospital
Presbyterian Hospital Dallas
Caruth Plaza
NorthPark Center
The Shops at Park Lane
Medallion Center
Old Time Shopping Center
Snider Plaza
G.W. Bush Presidential Library
Southern Methodist University
Gerald J. Ford Stadium
Highland Park Village
The Shops of Highland Park
UT Southwestern Medical Center
Dallas Market Center
American Airlines Center
Chase Tower
Baylor Medical Center
Reunion Tower
Dallas Convention Center
Cotton Bowl
Texas State Fairgrounds
Methodist Dallas Medical Ctr.
DFW Intl. Airport 12 miles
Belt Line Rd
Spring Valley Rd
Forest Ln
Northaven Rd
Royal Ln
Walnut Hill Ln
Northwest Hwy
Lovers Ln
Park Ln
Kingsley Rd
Walnut St
LBJ Frwy
Central Expwy
Dallas North Tollway
Stemmons Frwy
Thornton Frwy
Tom Landry Frwy
Irving Blvd
Canada Dr
Singleton Blvd
Commerce St
Davis St
Jefferson Blvd
Fort Worth Ave
Bernal Dr
Westmoreland Rd
Hampton Rd
Sylvan Ave
Beckley Ave
Corinth St
Malcolm X Blvd
Hatcher St
2nd Ave
Haskell Ave
Dolphin Rd
Lawnview Ave
Grand Ave
Beacon St
Gaston Ave
Live Oak St
Ross Ave
Cole Ave
Maple Ave
Wycliff Ave
Inwood Rd
Mockingbird Ln
Lemmon Ave
Regal Row
NW Hwy
Webb Chapel Rd
Marsh Ln
Midway Rd
Douglas Ave
Preston Rd
Montfort Dr
Hillcrest Rd
Coit Rd
Greenville Ave
Abrams Rd
Skillman St
Audelia Rd
Garland Rd
Mockingbird Ln
Northwest Hwy
DART BLUE LINE
DART RED LINE
DART GREEN LINE
RED/BLUE LINES
WALNUT HILL
BACHMAN
LOVE FIELD
INWOOD
PARKLAND
MARKET CENTER
VICTORY
CITYPLACE
MOCKINGBIRD
LOVERS LANE
PARK LANE
FOREST LANE
LBJ/ CENTRAL
SPRING VALLEY
WHITE ROCK
DEEP ELLUM
BAYLOR
FAIR PARK
MLK
HATCHER
LAWNVIEW
CEDARS
UNION STATION
8TH & CORINTH
Allen
Lucas
Plano
Lewisville
The Colony
Flower Mound
Carrollton
Coppell
Addison
Farmers Branch
Garland
Rowlett
Wylie
Sachse
Irving
Mesquite
Grand Prairie
Balch Springs
Seagoville
Duncanville
Cedar Hill
DeSoto
Lancaster
Wilmer
Hutchins
Combine
Midlothian
Ovilla
Red Oak
Highland Park
University Park

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 3 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 20.0% 4.46x 12.0%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 3 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 20.0% 4.46x 12.0%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 3 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 20.0% 4.46x 12.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[ ]			Location:	New York, NY 10025
				General Property Type:	Multifamily
Original Balance(1):	$40,000,000			Detailed Property Type:	High Rise
Cut-off Date Balance(1):	$40,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.9%			Year Built/Renovated:	1950, 1958, 1963/2014-2017
Loan Purpose:	Refinance			Size:	852 Units
Borrower Sponsors:	The Chetrit Group LLC; Stellar Management LLC			Cut-off Date Balance per Unit(1):	$140,845
Mortgage Rate:	2.6200%			Maturity Date Balance per Unit(1):	$140,845
Note Date:	7/19/2017			Property Manager:	PWV Management LLC (borrower-related)
First Payment Date:	9/6/2017
Maturity Date:	8/6/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions:	LO (26); DEF (30); O (4)			UW NOI(4):	$14,418,996
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield(1):	12.0%
Additional Debt Type(2):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield at Maturity(1):	12.0%
Additional Debt Balance(2):	$80,000,000/$18,750,000/$186,250,000			UW NCF DSCR(1):	4.46x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(4):	$11,069,748 (5/31/2017 TTM)
Reserves(3)				2nd Most Recent NOI:	$10,278,364 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$8,731,557 (12/31/2015)
RE Tax:	$720,736	$360,368	N/A	Most Recent Occupancy:	96.0% (7/1/2017)
Insurance:	$292,923	$23,248	N/A	2nd Most Recent Occupancy:	90.7% (12/31/2016)
Replacements:	$0	$17,750	N/A	3rd Most Recent Occupancy:	84.7% (12/31/2015)
TI/LC:	$0	$0	N/A	Appraised Value (as of)(5):	$600,000,000 (5/10/2017)
Debt Service:	$700,000	$0	N/A	Cut-off Date LTV Ratio(1)(5):	20.0%
Renovation/Buyout:	$2,250,000	$0	N/A	Maturity Date LTV Ratio(1)(5):	20.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$138,750,000	42.7%	Loan Payoff:	$185,704,321	57.1%
Mezzanine Loan(1):	$186,250,000	57.3%	Reserves:	$3,963,659	1.2%
			Closing Costs:	$14,467,751	4.5%
			Return of Equity:	$120,864,268	37.2%
Total Sources:	$325,000,000	100.0%	Total Uses:	$325,000,000	100.0%

(1)	The Park West Village Mortgage Loan is part of the Park West Village Whole Loan, which is comprised of six pari passu promissory notes with an aggregate original principal balance of $120,000,000 and three subordinate promissory notes with an aggregate original principal balance of $18,750,000. The Park West Village Whole Loan is accompanied by the Park West Village Mezzanine Loans (as defined below) with an aggregate original principal balance of $186,250,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Park West Village Senior Loan (as defined below), without regard to the Park West Village Subordinate Companion Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Park West Village Whole Loan is $162,852, $162,852, 10.4%, 10.4%, 3.44x, 23.1% and 23.1%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Park West Village Whole Loan and the Park West Village Mezzanine Loans are $381,455, $381,455, 4.4%, 4.4%, 1.07x, 54.2% and 54.2%.

(2)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The increase in NOI is driven by a combination of higher occupancy levels and higher rental rates due to the conversion of rent stabilized units into free market units, unit renovations, and improved property amenities. UW NOI is underwritten to the occupancy as of the July 1, 2017 rent roll of 96.0%, compared to occupancy of 92.7% as of May 31, 2017. See “Cash Flow Analysis” table below for further discussion of the Park West Village Property’s operating performance.

(5)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the “as-is” appraised value of the Park West Village Property of $600.0 million, as of May 10, 2017. The appraiser concluded an “as stabilized” appraised value, which assumes that the borrower sponsors’ investments related to tenant buyout costs, recapture and renovation of rent regulated units, leasing costs, and in-unit renovations of market rate and rent regulated units have been completed, of $735.0 million as of January 1, 2020. Based on the “as stabilized” appraised value and the Park West Village Senior Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 16.3% and 16.3%, respectively. Based on the “as stabilized” appraised value and the Park West Village Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 18.9% and 18.9%, respectively. Based on the “as stabilized” appraised value and the Park West Village Whole Loan and Park West Village Mezzanine Loans, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 44.2% and 44.2%, respectively.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 3 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 20.0% 4.46x 12.0%

The Mortgage Loan. The third largest mortgage loan (the “Park West Village Mortgage Loan”) is part of a whole loan (the “Park West Village Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $120,000,000 (collectively, the “Park West Village Senior Loan”) and by three subordinate companion notes with an aggregate original principal balance of $18,750,000 (collectively, the “Park West Village Subordinate Companion Loan”). The Park West Village Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a three-building, 852-unit multifamily complex located at 784, 788 and 792 Columbus Avenue in New York, New York (the “Park West Village Property”). Notes A-3, A-4 and A-6, with an aggregate original principal balance of $40,000,000, will be included in the UBS 2017-C4 Trust. Notes A-1 and A-5, with an aggregate original principal balance of $50,000,000, were contributed to the UBS 2017-C2 Trust. Note A-2, with an original principal balance of $30,000,000, was contributed to the UBS 2017-C3 Trust. The Park West Village Subordinate Companion Loan is held by affiliates of Athene Annuity and Life Company and Athene Annuity Life & Assurance Company (collectively, “Athene”), but may be otherwise transferred at any time. The Park West Village Whole Loan is serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Park West Village Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	UBS 2017-C2	No
Note A-2	$30,000,000	$30,000,000	UBS 2017-C3	No
Note A-3	$20,000,000	$20,000,000	UBS 2017-C4	No
Note A-4	$15,000,000	$15,000,000	UBS 2017-C4	No
Note A-5	$10,000,000	$10,000,000	UBS 2017-C2	No
Note A-6	$5,000,000	$5,000,000	UBS 2017-C4	No
Park West Village Subordinate Companion Loan	$18,750,000	$18,750,000	Athene	Yes
Total	$138,750,000	$138,750,000

The proceeds of the Park West Village Whole Loan, together with four mezzanine loans with an aggregate original principal balance of $186,250,000 (collectively, the “Park West Village Mezzanine Loans”), were used to refinance the Park West Village Property, fund reserves, pay closing costs, and return equity to the borrower sponsors.

(1)	Cumulative Basis Per Unit is calculated based on 852 units.

(2)	Based on the “as-is” appraised value of $600.0 million ($704,225 per unit) as of May 10, 2017 per the appraisal.

(3)	Based on the UW NOI of $14,418,996.

(4)	Based on UW NCF of approximately $14,218,716 and the coupon of 2.6200% on the Park West Village Senior Loan, 5.0000% on the Park West Village Subordinate Companion Loan, 5.0000% on the Park West Village Mezzanine A Loan, 5.5000% on the Park West Village Mezzanine B Loan, 6.5500% on the Park West Village Mezzanine C Loan, and 2.9000% on the Park West Village Mezzanine D Loan.

(5)	Implied Equity is based on the “as-is” appraised value of $600.0 million, less total debt of $325.0 million.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 3 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 20.0% 4.46x 12.0%

The Borrower and the Borrower Sponsors. The borrower is PWV Acquisition Owner LLC (the “Park West Village Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Park West Village Borrower is wholly-owned by PWV Mezz One LLC, which is wholly-owned by PWV Mezz Two LLC, which is wholly-owned by PWV Mezz Three LLC, which is wholly-owned by PWV Mezz Four LLC. PWV Mezz Four LLC is wholly-owned by PWV Acquisition LLC. PWV Acquisition LLC is owned by CG Park West LLC (65.0%) and Stellar PWV LLC (35.0%) and is controlled by PWV Management LLC as a non-member manager. Jacob Chetrit, Meyer Chetrit, and Joseph Chetrit each have a 25.64% controlling interest in CG Park West LLC, along with RER Park LLC having a 23.08% interest. Laurence Gluck has a 90.62% controlling interest in Stellar PWV LLC with Robert A. Rosania having the remaining 9.38% interest. The nonrecourse carve-out guarantors of the Park West Village Mortgage Loan are Jacob Chetrit and Laurence Gluck (individually and collectively, the “Park West Village Guarantors”). Jacob Chetrit has been involved in a prior deed in lieu of foreclosure and Laurence Gluck is currently subject to litigation, as described under “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus, respectively.

Jacob Chetrit is a principal of the Chetrit Group, a real estate development firm based in New York City with over 30 years of experience in real estate acquisition and development. Some of Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Sears Tower, the multifamily and retail development of Columbus Square, the 91-unit condominium and retail development of 135 West 52nd Street, and the 420-key Empire Hotel. Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and Miami and over two million SF of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendellsohn and later as a partner at Dreyer & Traub. Laurence Gluck is also a member of the Board of Governors of the Real Estate Board of New York. The borrower sponsors of the Park West Village Mortgage Loan are The Chetrit Group LLC and Stellar Management LLC (individually and collectively, the “Park West Village Borrower Sponsors”).

The Property. The Park West Village Property is a three-building multifamily complex located at 784, 788, and 792 Columbus Avenue within the Upper West Side of Manhattan totaling 645,790 net rentable SF, which is comprised of 852 residential units (641,094 SF, 99.3% of total NRA) and six commercial units that have been combined into three commercial/office suites (4,696 SF, 0.7% of total NRA). Situated on 1.59 acres, the 16-story buildings comprising the Park West Village Property were constructed in 1950, 1958, and 1963. The three commercial/office suites include the on-site management office, a cleaners and an architectural firm. The Park West Village Property’s residential unit mix includes 231 studios, 51 junior one-bedroom units, 424 one-bedroom units, 135 two-bedroom units, and 11 three-bedroom units, with an average unit size of 752 SF. There are 424 free market units (49.8% of residential units) totaling 303,768 SF, or 716 SF per unit, and 428 rent stabilized units (50.2% of residential units) totaling 337,326 SF, or 788 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus. According to the underwritten rent roll dated July 1, 2017, the rent stabilized units and free market units are 100.0% and 92.0% occupied, respectively. Of the 34 vacant free market units, 14 are currently under renovation.

Each building of the Park West Village Property features laundry facilities, which are managed by a third party laundry operator pursuant to a lease, a fitness center, a newly renovated lobby, and 24/7 doorman. Community amenities include an outdoor children’s playground, dog run, valet services, on-site surface parking (physical parking spots are not collateral, however, parking income is included as collateral for the Park West Village Mortgage Loan). All units feature hardwood flooring, nearly 9-foot ceiling heights, and full kitchen appliances, and many units include a private balcony. Renovated units feature granite countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. In total, 446 units have been or are in the process of being renovated. As part of the recent and ongoing in-unit renovation campaign, which was implemented in September 2014, existing free market rate units and recaptured rent regulated units have been upgraded, certain studio units are being offered with furnishings including pocket doors, murphy beds, and desks, and some units are being reconfigured and combined. 69 rent regulated units (approximately 26 per year) have been recaptured and converted into free market units at an average in-unit renovation cost of $60,000 per unit. The weighted average rental rate of free market units is $61.45 PSF, which represents a 226.0% premium over the weighted average rental rate of rent stabilized units of $18.85 PSF. 100 units have been renovated with luxury high-end finishes and rental rates for such units have increased by an average of 21.7%. Going forward, the Park West Village Borrower Sponsors intend on reconfiguring unit layouts into more efficient floorplans, modernizing dated units through renovation as they become available, and converting rent stabilized units to free market units. At closing, $2.25 million was reserved for a portion of renovations and tenant buyouts. Additionally, a debt service reserve was collected at loan closing in the amount of $700,000 that will be available to be used solely for renovations and tenant buyouts if and when the Park West Village Property achieves a debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period of 1.10x.

Between 2014 and 2017, the Park West Village Borrower Sponsors have invested approximately $19.7 million towards capital improvements at the Park West Village Property, consisting of approximately $11.2 million spent on in-unit renovations including layout conversions, appliance upgrades, and rent stabilized tenant buyouts. The Park West Village Borrower Sponsors also invested approximately $8.5 million towards property-level improvements and community amenities, including newly renovated lobbies and hallways, newly constructed fitness centers in each building, a tenant storage area containing 60 storage units located in the basement of 792 Columbus Avenue, a package room in 784 Columbus Avenue, and an outdoor children’s playground.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 3 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 20.0% 4.46x 12.0%

The table below shows the apartment mix at the Park West Village Property:

Park West Village Property Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	231	27.1%	466	96.1%	119	100.0%	$1,050	112	92.0%	$2,470	$2,620
Junior 1 BR	51	6.0%	467	76.5%	0	NAP	NAP	51	76.5%	$3,080	$2,628
1 BR / 1 BA	424	49.8%	840	97.6%	242	100.0%	$1,267	182	94.5%	$3,950	$4,727
2 BR / 1 BA	22	2.6%	814	95.5%	0	NAP	NAP	22	95.5%	$4,520	$4,579
2 BR / 1.5 BA	85	10.0%	1,148	100.0%	67	100.0%	$1,468	18	100.0%	$4,964	$6,460
2 BR / 2 BA	28	3.3%	892	92.9%	0	NAP	NAP	28	92.9%	$4,894	$5,016
3 BR / 2 BA	9	1.1%	1,153	100.0%	0	NAP	NAP	9	100.0%	$6,501	$6,488
3 BR / 3 BA	2	0.2%	1,258	100.0%	0	NAP	NAP	2	100.0%	$7,448	$7,076
Total/Wtd. Avg.	852	100.0%	752	96.0%	428	100.0%	$1,238	424	92.0%	$3,689	$4,233

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

The Market. The Park West Village Property is located in the Upper West Side neighborhood of New York, New York. The Upper West Side neighborhood is well-served by public parks, supermarkets, and other residential amenities. The Park West Village Property is located approximately one block and four blocks away from Central Park and Riverside Park, respectively, and adjacent to Columbus Square, a 500,000-SF Class A luxury residential, retail, and parking development developed by the Park West Village Borrower Sponsors. Columbus Square is anchored by Whole Foods, T.J. Maxx, Michael’s, Petco, HomeGoods, Duane Reade, and Sephora, and includes various inline retailers such as Starbucks, Chipotle, BareBurger, Bank of America, Chase, and Modell’s. Private, parochial, and public schools are located throughout the Upper West Side neighborhood, adding to the area’s attraction to families. Additionally, Columbus Square has education facilities leased to the Mandell School and Solomon Schechter School of Manhattan.

The Upper West Side is known for its prewar architecture, diverse and award-winning restaurants, and numerous cultural and educational institutions. Notable landmarks in the area include the American Museum of Natural History, The Metropolitan Museum of Art, Hayden Planetarium, Lincoln Center for the Performing Arts, and Columbia University. There are seven subway lines as well as numerous buses that serve the Park West Village Property, providing service to and from the five boroughs of New York City. The 96 Street stations are located approximately two to four blocks of the Park West Village Property, providing a 14-minute ride to the Midtown area and a 31-minute ride to the Financial District. Additionally, the West Side Highway (0.7 miles west) provides access to the region’s highway system via the Lincoln, Holland and Brooklyn-Battery Tunnels to the south and the George Washington Bridge (4.7 miles) to the north.

According to a third party market research report, the estimated 2017 population within a one-, three-, and five-mile radius is 206,469, 1,232,978, and 2,633,184, respectively. The 2017 estimated average household income within a one-, three-, and five-mile radius is $137,122, $123,381, and $109,398, respectively.

According to a third party market research report, as of the first quarter of 2017, the Manhattan rental market exhibited average rents of $2,328 for studios, $3,098 for one-bedrooms, $4,098 for two-bedrooms, and $5,261 for three-bedrooms. The market saw a vacancy rate of 1.92% as of the first quarter of 2017, compared to 2.06% as of the fourth quarter of 2016 and 1.77% as of the first quarter of 2016. The Park West Village Property is located in the Upper West Side apartment submarket, which exhibited effective rent of $4,879 per unit and a vacancy rate of 3.2%, as of the first quarter of 2017. There are 334 units scheduled to be delivered to the Upper West Side submarket over the next two years, according to a third party research report.

The appraiser identified 11 comparable rental properties to the Park West Village Property, totaling 2,897 units. The average quoted rental rates per SF of the competitive properties exceed the average in place rental rates per SF of free market units at the Park West Village Property by 6.6% for studio/junior one-bedroom units, 10.0% for one-bedroom units, 10.8% for two-bedroom units, and 1.7% for three-bedroom units.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 3 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 20.0% 4.46x 12.0%

Comparable rental properties to the Park West Village Property are shown in the table below:

Park West Village Property Comparable Rentals Summary
Property Name/Location	Year Built/ Renovated	Distance to Subject	Number of Units	Unit Type	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)
Park West Village Property 784, 788, 792 Columbus Avenue New York, NY	1950, 1958, 1963 / 2014-2017	—	852(1)	Studio/Junior One-Bedroom One Bedroom Two Bedroom Three Bedroom	463 837 930 1,172	$2,646 $3,985 $4,788 $6,673
Columbus Square 808 Columbus Avenue New York, NY	2009/N/A	0.1 miles	710	Studio One Bedroom Two Bedroom Three Bedroom	460 658 961 1,366	$3,110 $4,028 $6,323 $10,119
The Westmont Apartments 730 Columbus Avenue New York, NY	1986/N/A	0.3 miles	163	Studio One Bedroom Two Bedroom Three Bedroom	610 650 1,130 1,403	$3,143 $3,483 $5,909 $7,490
350 Central Park West 350 Central Park West New York, NY	1929/N/A	0.5 miles	174	One Bedroom Two Bedroom	650 900	$3,911 $7,061
Whitehall 250 West 100th Street New York, NY	1923/N/A	0.7 miles	188	Studio One Bedroom	400 650	$2,225 $2,750
The Paris New York 752 West End Avenue New York, NY	1931/N/A	0.6 miles	176	Studio One Bedroom Two Bedroom Three Bedroom	467 865 1,191 2,118	$3,443 $4,111 $6,071 $11,345
The Lyric 255 West 94th Street New York, NY	1999/N/A	0.8 miles	285	Studio One Bedroom Two Bedroom Three Bedroom	510 686 1,015 1,326	$3,301 $4,162 $6,472 $9,370
James Marquis 101 W 90th St New York, NY	1986/N/A	1.0 mile	201	Studio One Bedroom Two Bedroom Three Bedroom	529 843 949 1,442	$2,695 $3,585 $4,498 $5,495
The Greystone 212 West 91st Street New York, NY	1923/N/A	0.7 miles	367	Studio One Bedroom Two Bedroom	375 650 1,000	$2,550 $3,661 $5,600
Columbus Townhouse 600 Columbus Ave New York, NY	1986/N/A	0.6 miles	166	Studio Two Bedroom	425 903	$2,552 $4,510
Hudson Park 323 W 96th St New York, NY	2001/N/A	0.7 miles	172	Studio One Bedroom	476 645	$2,607 $3,220
Avalon Morningside Park 1 Morningside Drive New York, NY	2009/N/A	0.8 miles	295	Studio One Bedroom Two Bedroom Three Bedroom	513 747 1,210 1,327	$3,208 $3,715 $5,901 $7,654

Source: Appraisal

(1)	Number of Units is based on the underwritten rent roll.

(2)	Avg. Unit Size and Avg. Monthly Rent Per Unit for the Park West Village Property is based on the underwritten rent roll and only includes the 424 free market units, exclusive of the 428 rent stabilized units.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 3 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 20.0% 4.46x 12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the Park West Village Property:

Cash Flow Analysis
	2014	2015	2016	5/31/2017 TTM	UW	Appraisal Stabilized Year 4(1)	Stabilized UW Year 4(2)	UW Per Unit
Gross Potential Rent(3)(4)	$17,671,953	$17,267,064	$19,127,296	$20,481,780	$24,915,292	$32,361,877	$33,335,107	$29,243
Total Other Income(5)	$502,396	$750,352	$638,432	$662,783	$715,269	$708,545	$565,730	$840
Less Vacancy & Concessions(6)	($93,764)	($192,325)	($1,002,483)	($1,148,951)	($1,704,891)	($673,375)	($1,672,877)	($2,001)
Effective Gross Income	$18,080,584	$17,825,091	$18,763,245	$19,995,613	$23,925,670	$32,397,047	$32,227,961	$28,082
Total Operating Expenses(7)	$9,373,075	$9,093,534	$8,484,881	$8,925,864	$9,506,674	$11,550,737	$11,138,033	$11,158
Net Operating Income	$8,707,509	$8,731,557	$10,278,364	$11,069,748	$14,418,996	$20,846,310	$21,089,928	$16,924
Capital Expenditures	$0	$0	$0	$0	$200,280	$222,687	$213,000	$235
Net Cash Flow	$8,707,509	$8,731,557	$10,278,364	$11,069,748	$14,218,716	$20,623,623	$20,876,928	$16,689

Occupancy %	94.1%	84.7%(8)	90.7%	92.7%	96.0%(4)	97.9%	95.0%
NOI DSCR(9)	2.73x	2.74x	3.22x	3.47x	4.52x	6.54x	6.62x
NCF DSCR(9)	2.73x	2.74x	3.22x	3.47x	4.46x	6.47x	6.55x
NOI Debt Yield(9)	7.3%	7.3%	8.6%	9.2%	12.0%	17.4%	17.6%
NCF Debt Yield(9)	7.3%	7.3%	8.6%	9.2%	11.8%	17.2%	17.4%

(1)	Appraisal Stabilized Year 4 information is based on the appraisal, forecasting operating performance for June 1, 2020 to June 1, 2021 under the following assumptions: annual rent growth rates of 0% for Year 1 and 2 and 3% for Year 3 and 4 for rent stabilized units, and 0% for Year 1 and 7.5% in Year 2 to 4 for free market units, stabilized occupancy of 97.0%, real estate tax expenses growing at 7.0% annually, and operating expenses growing at 3.5% annually.

(2)	Stabilized UW Year 4 information is projected based on the following assumptions: annual rent growth rates of 0% for Year 1 and 2 and 3% for Year 3 and 4 for rent stabilized units, and 0% for Year 1 and 7.5% in Year 2 to 4 for free market units, rent-regulated units are converted at a rate of 25 per year to free market status, stabilized occupancy rate of 95.0%, free market units are leased from vacancy at a rate of 3 units per month, real estate tax expenses growing at 7.0% annually, and operating expenses growing at 3.5% annually. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

(3)	Gross Potential Rent has been increasing due to higher asking rents for 69 rent regulated units that have been converted and renovated into free market units since September 2014 in combination with property-wide improvements, unit reconfigurations, and renovations of existing free market rents with luxury finishes.

(4)	UW Gross Potential Rent is underwritten to the July 1, 2017 rent roll, which reflects physical occupancy of 96.0% and includes gross up of vacant space based on the appraiser’s concluded market rents of $1,399,967.

(5)	Total Other Income includes contractual rent paid by the laundry operator ($129,000), contractual rent paid by two commercial tenants which occupy ground floor space at the 792 Columbus Avenue building ($104,786), and other non-rental income such as parking income, security deposit forfeitures, and termination fees.

(6)	Vacancy & Concessions increased in 2016 over the historical periods due to leasing incentives offered while the lobbies, hallways, roofs, and apartment units underwent renovation and construction.

(7)	Total Operating Expenses have been declining primarily due to decreased utility and repairs and maintenance expenses as a result of equipment and appliance upgrades to the buildings and apartment units installed in 2014 and 2015.

(8)	Occupancy % in 2015 declined over 2014 due to the implementation of a capital improvement plan in September 2014 totaling $19.7 million, which included the conversion and renovation of rent regulated units into free market units and property-wide renovations.

(9)	DSCR and Debt Yield calculations are based on the Park West Village Senior Loan.

Escrows and Reserves. The Park West Village Borrower deposited $720,736 upfront in escrow for annual real estate taxes, $292,923 upfront in escrow for annual insurance premiums, $700,000 upfront for debt service, and $2.25 million upfront for unit renovations and tenant buyouts. The Park West Village Borrower will be required to escrow monthly 1/12 of the annual estimated tax payments, 1/12 of the annual estimated insurance premiums and $17,750 for replacement reserves.

Provided no event of default has occurred or is continuing, the Park West Village Borrower may, upon written request to lender at least three business days prior to the monthly payment date, request for funds held in the debt service reserve to be applied to the monthly debt service payment, provided that the Park West Village Borrower delivers evidence of a shortfall between net operating income and the monthly debt service payment for the month of disbursement. In the event the balance of the debt service reserve falls below $200,000, the Park West Village Borrower is required to deposit with lender an additional amount necessary to achieve a balance of at least $700,000. In the event the Park West Village Property achieves a debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period of 1.10x, all funds remaining on deposit in the debt service reserve will be transferred to the renovation and tenant buyout reserve. In the event the balance of the renovation and tenant buyout reserve falls below $700,000, the Park West Village Borrower is required to deposit with lender an additional amount necessary to achieve a balance of at least $700,000, provided, however, that the Park West Village Borrower will not be required to maintain the balance of the renovation and tenant buyout reserve if and when the Park West Village Borrower has successfully converted 50 rent stabilized units to free market rate status following the origination of the Park West Village Mortgage Loan.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Park West Village Whole Loan. The Park West Village Whole Loan has springing cash management. Prior to the continuance of a Cash Management Trigger Event (as defined below) for the Park West Village Whole Loan, all funds in the lockbox account will be disbursed to the Park West Village Borrower.

During the continuance of a Cash Management Trigger Event for the Park West Village Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Park West Village Whole Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Park West Village Borrower in connection with the operation and maintenance of the Park West Village Property, to pay debt service on the Park West Village Mezzanine Loans, and during the continuance of a Cash Sweep Trigger Event (as defined below), to disburse the remainder to an account to be held by the lender as additional security for the Park West Village Whole Loan (the “Excess Cash Flow Account”). During the continuance of an event of default under the Park West Village Mezzanine Loans,

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 3 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 20.0% 4.46x 12.0%

funds on deposit in the Excess Cash Flow Account will be allocated to the applicable mezzanine loan subaccount. Provided no event of default under the Park West Village Mezzanine Loans and Cash Sweep Trigger Event has occurred and is continuing, funds on deposit in the Excess Cash Flow Account may be disbursed to the Park West Village Borrower in accordance with the loan documents.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Park West Village Whole Loan, (ii) an event of default under the mezzanine loans, (iii) any bankruptcy action involving the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, (iv) as of any date after the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the mezzanine loans) based on the trailing twelve-month period falling below 1.05x, or (v) any indictment for fraud or misappropriation of funds by the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 60 days for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the monetary obligations of the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, in regard to clause (iv) above, the date the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period is greater than 1.05x for two consecutive calendar quarters, or in regard to clause (v) above, the dismissal of the related indictment for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or replacement of the property manager with a qualified manager pursuant to the loan documents. There will be no cure for a Cash Management Trigger Event caused by clause (iv) above prior to the date that is six months after the second anniversary of the first payment date.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the Park West Village Whole Loan, (ii) any bankruptcy action involving the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, or (iii) as of any date after the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the monetary obligations of the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, or in regard to clause (iii) above, the date the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period is greater than 1.05x for two consecutive calendar quarters. There will be no cure for a Cash Sweep Trigger Event caused by clause (iii) above prior to the date that is six months after the second anniversary of the first payment date.

Additional Secured Indebtedness (not including trade debts). In addition to the Park West Village Mortgage Loan, the Park West Village Property also secures the other notes that comprise the Park West Village Senior Loan, which have an aggregate Cut-off Date principal balance of $80,000,000, and the Park West Village Subordinate Companion Loan, which has a Cut-off Date principal balance of $18,750,000. The Park West Village Subordinate Companion Loan is coterminous with the Park West Village Senior Loan and accrues interest at 5.0000% per annum. The Park West Village Mortgage Loan along with the other notes that comprise the Park West Village Senior Loan are each pari passu in right of payment and the Park West Village Senior Loan is senior in right of payment to the Park West Village Subordinate Companion Loan. The holders of the Park West Village Mortgage Loan, the other notes that comprise the Park West Village Senior Loan and the Park West Village Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Park West Village Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The Park West Village Mezzanine Loans refer to four mezzanine loans, with an aggregate original principal amount of $186,250,000, which funded concurrently with the funding of the Park West Village Mortgage Loan. The Mezzanine A loan has an original principal amount of $76,250,000, accrues interest at a rate of 5.0000% per annum and is senior to the Mezzanine B loan, Mezzanine C loan, and Mezzanine D loan. The Mezzanine B loan has an original principal amount of $35,000,000 and accrues interest at a rate of 5.5000% per annum and is senior to the Mezzanine C loan and Mezzanine D loan. The Mezzanine C loan has an original principal amount of $30,000,000 and accrues interest at a rate of 6.5500% per annum and is senior to the Mezzanine D loan. The Mezzanine D loan has an original principal amount of $45,000,000 and accrues interest at a rate of 2.9000% per annum. The Park West Village Mezzanine Loans are co-terminus with the Park West Village Mortgage Loan and are interest-only for their full terms. The Park West Village Mezzanine Loans are currently held by UBS AG, Athene, and an unaffiliated third party investor, and are expected to be purchased by one or more third party investors. The Park West Village Mezzanine Loans and the Park West Village Whole Loan are subject to an intercreditor agreement between the Park West Village Mezzanine Loans lenders and the Park West Village Mortgage Loan lender. The Park West Village Mezzanine Loans may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreements.

The following table presents certain information relating to the Park West Village Mezzanine Loans:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$76,250,000	5.0000%	60	0	60	1.78x	6.7%	35.8%
$35,000,000	5.5000%	60	0	60	1.43x	5.8%	41.7%
$30,000,000	6.5500%	60	0	60	1.19x	5.1%	46.7%
$45,000,000	2.9000%	60	0	60	1.07x	4.4%	54.2%

Release of Property. Not permitted.

Terrorism Insurance. The Park West Village Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 3 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 20.0% 4.46x 12.0%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 3 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 20.0% 4.46x 12.0%

Park West Village
784, 788 & 792 Columbus Avenue
New York, NY 10025
Hudson River
H. Hudson Parkway
9A
Riverside Dr.
West End Ave.
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
Barnard College
Vine Sushi
116TH ST/ BROADWAY
Columbia University
Columbia Law School
Lerner Hall
Butler Library
Mt. Sinai St. Luke's Hospital
W. 114th St.
Aerosoles
The Earth Inst.
W. 113th St.
Morningside Park
Samuel J. Tilden Monument
La Monde
W. 112th St.
The Cathedral of St. John the Devine
Bank Street College of Education
W. 111th St.
Peace Fountain by Gregg Wyatt
W. 110th St.
110TH ST/ BROADWAY
The Hamilton
Riverside Skate Park
W. 109th St.
Freda's
The Manchester Diner
W. 108th St.
Spice
A Cafe New York
Contemporary African Art
Bank Street Bookstore
Thai Market
W. 107th St.
Neal's Place
Morningside Inn
Innovation Bike Shop
Game Stop
The Ellington
W. 106th St.
West End Hall
NY Brat Factory
Saiguette
Jazz on The Park Hostel
W. 105th St.
Szechuan Garden
Tum & Yum
455 Central Park West
W. 104th St.
RIVERSIDE PARK
103RD ST.
W. 103rd St.
Arco Cafe
Aangan
W. 102nd St.
Broadway Hotel & Hostel
Frederick Douglass Playground
W. 101st St.
Gail Martin Gallery
Fox Gallery
Fireman's Memorial
W. 100th St.
NY Public Library
W. 100th St.
Michaels
petco
TJ·maxx
Urban Outfitters
W. 99th St.
HomeGoods
WHOLE FOODS
MODELL'S
W. 98th St.
Petqua
16 Handles
Bubble Apparel
Westside Market
Ealy Mays Artworks
W. 97th St.
W. 97th St.
Dinosaur Playground
Walgreens
CVS pharmacy
W. 96th St.
W. 96th St.
Alan Kotz Gallery
The Hotel Newton
Buceo 95
96TH ST.
W. 95th St.
Pio Pio
Little Shop of Crafts
W. 94th St.
Symphony Space
Days Inn
Vino Levantino
W. 94th St.
W. 93rd St.
CVS
Shishi
W. 92nd St.
Ran Art Gallery
W. 91st St.
Carmine's
Soldiers' and Sailors' Monument
W. 90th St.
Artistic New Directions
W. 90th St.
Susan Eley Fine Art
Anthi's Greek Food
W. 89th St.
The Lusher Gallery
W. 88th St.
W. 88th St.
W. 87th Street Dog Run
Barney Greengrass
W. 87th St.
Great Small Works Inc.
86TH ST/ BROADWAY
W. 86th St.
W. 86th St.
86TH ST
Bard Graduate Center Library
Bard Graduate Center Gallery
W. 85th St.
103RD ST.
96TH ST.
The Great Hill
Huddlestone Arch
The Pool
The Loch
North Meadow
CENTRAL PARK
97th St. Transverse
Jacqueline Kennedy Onassis Reservoir
85th St. Transverse
Fort Lee
BRONX
Cliffside Park
Washington Heights
Edgewater
Harlem
East Harlem
North Bergen
Hudson River
MANHATTAN
Astoria
NEW JERSEY
Upper West Side
Central Park
Upper East Side
West New York
QUEENS
Woodside
Weehawken
West Side
East Side
Long Island City
Midtown
Greenpoint
Union City
Hoboken
Chelsea
BROOKLYN
Williamsburg
East River

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11400-11800 South Bangerter Highway South Jordan, UT 84065	Collateral Asset Summary – Loan No. 4 The District	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 1.34x 8.7%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11400-11800 South Bangerter Highway South Jordan, UT 84065	Collateral Asset Summary – Loan No. 4 The District	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 1.34x 8.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[ ]			Location:	South Jordan, UT
				General Property Type:	Retail
Original Balance(1):	$40,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(1):	$40,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.9%			Year Built/Renovated:	2006-2014/N/A
Loan Purpose:	Refinance			Size:	612,102 SF
Borrower Sponsors:	The Boyer Company, L.C.; Gardner Property Holdings, L.C.; Arbor Commercial Real Estate L.L.C.			Cut-off Date Balance per SF(1):	$131
				Maturity Date Balance per SF(1):	$106
				Property Manager:	The Boyer Company, L.C. (borrower-related)
Mortgage Rate:	4.5862%
Note Date:	8/4/2017
First Payment Date:	9/6/2017
Maturity Date:	8/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$6,989,865
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield(1):	8.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.8%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	1.34x
Additional Debt Balance(1)(3):	$40,000,000			Most Recent NOI:	$6,932,602 (6/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$7,194,300 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$7,196,612 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	89.3% (7/25/2017)
RE Tax:	$1,050,277	$99,083	N/A	2nd Most Recent Occupancy:	92.8% (12/31/2016)
Insurance:	$84,938	$8,848	N/A	3rd Most Recent Occupancy:	96.9% (12/31/2015)
Replacements:	$0	$7,520	N/A	Appraised Value (as of):	$130,000,000 (7/13/2017)
TI/LC:	$1,500,000	$0	$1,000,000	Cut-off Date LTV Ratio(1):	61.5%
Unfunded Tenant Obligations:	$383,836	$0	N/A	Maturity Date LTV Ratio(1):	49.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$80,000,000	98.3%	Loan Payoff:	$77,822,581	95.6%
Borrower Equity:	$1,423,968	1.7%	Closing Costs:	$582,336	0.7%
			Reserves:	$3,019,051	3.7%
Total Sources:	$81,423,968	100.0%	Total Uses:	$81,423,968	100.0%

(1)	The District Mortgage Loan is part of The District Whole Loan, which is comprised of five pari passu promissory notes with an aggregate principal balance of $80,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising The District Whole Loan.

(2)	Defeasance is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last The District Whole Loan promissory note to be securitized.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Most Recent Occupancy is based on the underwritten rent roll dated July 25, 2017 and excludes two occupied tenants (7,076 SF, 1.2% of NRA) due to their current financial standing. The District Property is 90.5% physically occupied as of July 25, 2017.

The Mortgage Loan. The fourth largest mortgage loan (“The District Mortgage Loan”) is part of a whole loan (“The District Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal balance of $80,000,000. The District Whole Loan is secured by a first priority fee mortgage encumbering 612,102 SF of an open-air anchored retail shopping center in South Jordan, Utah (“The District Property”). The controlling promissory Note A-1 and non-controlling promissory Note A-3, with an aggregate original principal balance of $40,000,000, represent The District Mortgage Loan and will be included in the UBS 2017-C4 Trust. Note A-2, with an original principal balance of $25,000,000, was included in the UBS 2017-C3 Trust. Notes A-4 and A-5, with an aggregate original principal balance of $15,000,000, are currently held by UBS AG, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The District Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C4 Trust. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11400-11800 South Bangerter Highway South Jordan, UT 84065	Collateral Asset Summary – Loan No. 4 The District	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 1.34x 8.7%

The District Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	UBS 2017-C4	Yes
A-2	$25,000,000	$25,000,000	UBS 2017-C3	No
A-3	$15,000,000	$15,000,000	UBS 2017-C4	No
A-4	$10,000,000	$10,000,000	UBS AG	No
A-5	$5,000,000	$5,000,000	UBS AG	No
Total	$80,000,000	$80,000,000

The Borrower and the Borrower Sponsors. The borrower is The District, L.C. (“The District Borrower”), a single-purpose Utah limited liability company structured to be bankruptcy-remote with one independent director in its organizational structure. The borrower sponsors and non-recourse guarantors of The District Whole Loan are The Boyer Company, L.C., Gardner Property Holdings, L.C. and Arbor Commercial Real Estate L.L.C. The borrower sponsors have made certain unsecured member loans to The District Borrower, which have been subordinated to The District Whole Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

The Boyer Company, L.C. (“The Boyer Company”) is one of the largest developers of commercial real estate in the western United States. Since its founding in 1972, The Boyer Company has developed more than 34 million SF of commercial projects across the country including office buildings, shopping centers, medical offices, residential developments, hotels, apartments, and special use facilities. The Boyer Company currently manages more than 16 million SF of commercial space valued in excess of $1.2 billion on behalf of its own portfolio and corporate clients. Arbor Commercial Real Estate L.L.C. is a real estate developer based in Sandy, Utah and since its inception in 1977 has developed more than 23 million SF of office, industrial and retail space, as well as almost 3,000 residential lots and homes. The Gardner Company is a full service real estate company specializing in the development of commercial, residential and multi-use projects.

The Property. The District Property is a 612,102 SF open-air anchored retail shopping center located in South Jordan, Utah. Situated on 68.2 acres, The District Property is one of the largest mixed-use developments in Utah. Additionally, 3,100 parking spaces (approximately 5.1 spaces per 1,000 SF) are included in the collateral. As of the underwritten rent roll dated July 25, 2017, The District Property is 89.3% occupied by a diverse mix of 66 national and regional tenants. Target and JCPenney are also located in the shopping center but are not included as collateral for The District Loan. Collateral anchors include MegaPlex Theaters, Harmons, Hobby Lobby, Gordmans, and Ross. Opened in 2006, the 20-screen MegaPlex Theaters at The District Property is ranked among the top grossing theaters in the United States. As of the trailing 12-months ending June 31, 2017, MegaPlex Theaters reported sales of $15.9 million (approximately $794,131 per screen).

The borrower sponsors developed The District Property between 2006 and 2014 at a capitalization of approximately $100.1 million, including capital improvements of approximately $70.5 million. Located at the intersection of Bangerter Highway and W 11400 South, the uses of the area immediately surrounding The District Property include schools, multifamily units, residential homes and additional retail establishments. In addition to the anchor grocers, department stores and entertainment tenants, The District Property features dining and lifestyle tenants that serve the suburban community, such as Chick-Fil-A, The Habit Restaurant, Valerie Lee Rose/Wild Rose Restaurant, Orange Theory Fitness and Aveda Life Salon & Spa.

According to the sales information provided by the borrower sponsors of tenants that are required to report sales, total sales at The District Property have grown from $50.9 million to $60.8 million, representing a 19.3% increase from 2014 to the trailing 12-month period ended June 30, 2017. The weighted average occupancy cost of comparable in-line tenants as of the trailing 12-month period ended June 30, 2017 was 12.3%.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11400-11800 South Bangerter Highway South Jordan, UT 84065	Collateral Asset Summary – Loan No. 4 The District	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 1.34x 8.7%

The following table presents certain information relating to the major tenants at The District Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent		Annual UW Base Rent PSF(3)(4)	Most Recent Sales(4)		Occ. Cost %	Lease Expiration
					% of Annual UW Base Rent		$	PSF
Anchor Tenants – Not Part of Collateral
Target	NR/NR/NR	124,000		NOT PART OF THE COLLATERAL
JCPenney	B+/B1/B+	98,610

Anchor Tenants
MegaPlex Theaters(5)	NR/NR/NR	141,400	23.1%	$602,151	7.9%	$4.26	$15,882,617	$794,131(6)	7.4%	5/31/2021
Harmons	NR/NR/NR	65,000	10.6%	$840,680	11.1%	$12.93	N/A	N/A	N/A	11/30/2026
Hobby Lobby	NR/NR/NR	55,000	9.0%	$481,250	6.3%	$8.75	$10,028,477	$182	6.1%	5/31/2027
Gordmans	NR/NR/NR	50,631	8.3%	$518,968	6.8%	$10.25	N/A	N/A	N/A	9/30/2022
Ross	NR/A3/A-	30,080	4.9%	$293,280	3.9%	$9.75	N/A	N/A	N/A	1/31/2023
Total Anchor Tenants		342,111	55.9%	$2,736,329	36.0%	$8.00

Major Tenants
Office Max	NR/NR/NR	18,000	2.9%	$234,000	3.1%	$13.00	N/A	N/A	N/A	3/31/2022
Down East Outfitters	NR/NR/NR	15,220	2.5%	$213,080	2.8%	$14.00	$2,204,254	$145	9.7%	7/31/2022
Petco	NR/NR/NR	15,000	2.5%	$264,000	3.5%	$17.60	N/A	N/A	N/A	8/31/2026
Famous Footwear	NR/Ba2/BB	7,000	1.1%	$113,400	1.5%	$16.20	$1,505,269	$215	8.9%	9/30/2021
Charming Charlie(7)	NR/NR/NR	6,593	1.1%	$133,838	1.8%	$20.30	$1,419,304	$215	12.7%	1/31/2024

Subtotal/Wtd. Avg.		403,924	66.0%	$3,694,647	48.6%	$9.15
Other Retail Tenants(8)		142,853	23.3%	$3,912,697	51.4%	$27.39
Vacant Space		65,325	10.7%

Total/Wtd. Avg.		612,102	100.0%	$7,607,343		$13.91

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Most Recent Sales $ and PSF represent trailing 12 months ending June 30, 2017 information for MegaPlex Theaters and Charming Charlie, and 2016 information for all other tenants.

(5)	MegaPlex Theaters pays (i) Annual UW Base Rent of $602,151 for ground rent and (ii) additional percentage rent equal to 4.0% of annual gross sales over a $8,333,333 breakpoint.

(6)	Most Recent Sales for MegaPlex Theaters represents sales per screen.

(7)	Charming Charlie has the option to terminate its lease expiring January 31, 2019 upon at least 90 days’ prior written notice and a termination penalty equal to 50% of the unamortized construction allowance.

(8)	Annual UW Base Rent for Other Retail Tenants includes three tenants paying percentage rent in lieu of base rent totaling $226,377 ($18.89 PSF).

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11400-11800 South Bangerter Highway South Jordan, UT 84065	Collateral Asset Summary – Loan No. 4 The District	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 1.34x 8.7%

The following table presents certain information relating to the lease rollover schedule at The District Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	1	1,300	0.2%	0.2%	$25.38	$33,000	0.4%	0.4%
2018(4)	8	14,111	2.3%	2.5%	$28.69	$404,904	5.3%	5.8%
2019(4)	7	17,766	2.9%	5.4%	$24.02	$426,721	5.6%	11.4%
2020	8	21,023	3.4%	8.9%	$26.83	$563,994	7.4%	18.8%
2021(4)	7	160,277	26.2%	35.0%	$6.08	$974,745	12.8%	31.6%
2022	11	98,888	16.2%	51.2%	$14.78	$1,461,937	19.2%	50.8%
2023	6	45,886	7.5%	58.7%	$16.46	$755,411	9.9%	60.7%
2024	5	17,259	2.8%	61.5%	$26.86	$463,551	6.1%	66.8%
2025	1	1,200	0.2%	61.7%	$35.90	$43,080	0.6%	67.4%
2026	5	87,390	14.3%	76.0%	$15.08	$1,317,752	17.3%	84.7%
2027	6	79,281	13.0%	88.9%	$13.84	$1,097,129	14.4%	99.1%
2028 & Beyond	1	2,396	0.4%	89.3%	$27.18	$65,120	0.9%	100.0%
Vacant	0	65,325	10.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	66	612,102	100.0%		$13.91	$7,607,343	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

(4)	Includes three tenants paying percentage rent in lieu of base rent totaling $226,377 ($18.89 PSF).

The Market. The District Property is located in South Jordan, Utah, in the southwest portion of the Salt Lake Valley. According to the appraisal, South Jordan is considered a commuting suburb to the Salt Lake City area as The District Property is approximately 21.6 miles south of the Salt Lake City central business district. The District Property is situated at the corner of South Bangerter Highway and 11400 South, with an average daily traffic count of 58,459 according to the appraisal. The District Property is across South Bangerter Highway from the main entrance to Daybreak, a master-planned community with over 4,000 acres currently being constructed by Kennecott Land and includes Rio Tinto’s regional center and a newly constructed University of Utah Medical facility. According to the appraisal, Daybreak could potentially double South Jordan’s population. When completed, it is expected to contain more than 20,000 residential units and approximately 9.1 million SF of commercial space. The newly constructed Mountain View Corridor Highway is located approximately 1.8 miles to the west of The District Property and the city has two TRAX light rail stops, as well as one commuter rail stop on the FrontRunner that provides access to downtown Salt Lake City.

In 2016, the US Census Bureau declared South Jordan, Utah as the fifth fastest growing City in the nation for cities over 50,000 in population. According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of The District Property is 15,256, 90,466 and 206,593, respectively, and the estimated 2017 average household income within a one-, three- and five-mile radius of The District Property is $132,235, $117,727 and $105,872, respectively.

According to a third party research report, The District Property is located in the Salt Lake City retail market. As of the first quarter of 2017, the Salt Lake City retail market contained 132,307,806 SF of retail space, with a market vacancy of 4.2% and asking rents of $15.04 per SF. The market’s net absorption was 170,390 SF with 686,350 SF of new construction delivered as of the first quarter of 2017. According to a third party market research report, The District Property is located in the Southwest Valley retail submarket within Salt Lake City. As of the first quarter of 2017, the Southwest Valley retail submarket contained 6,849,892 SF of retail space, with a submarket vacancy of 2.5% and asking rents of $14.33 per SF.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11400-11800 South Bangerter Highway South Jordan, UT 84065	Collateral Asset Summary – Loan No. 4 The District	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 1.34x 8.7%

The following table presents certain information relating to anchor retail lease comparables for The District Property:

Anchor Retail Lease Comparables
Property Name/Location	Size (SF)	Occupancy	Tenant Name	Lease Size (SF)	Lease Date	Initial Rent/SF	Lease Type	Distance to Subject (mi.)
The District Property South Jordan, UT	612,102(1)	89.3%(1)	Harmons(1)	65,000(1)	November 2016(1)	$12.93(1)	NNN(1)	--
Oquirrh Mountain Marketplace South Jordan, UT	100,000	50.0%	Planet Fitness	22,050	November 2014	$12.00	NNN	0.3
Harvest Pointe Shopping Center South Jordan, UT	53,963	100.0%	Vasa Fitness	53,963	April 2017	$8.35	NNN	1.4
Jordan Landing Shopping Center West Jordan, UT	193,571	100.0%	Unknown	52,672	September 2017	$18.00	NNN	5.2
Park Center Shopping Center Cottonwood Heights, UT	116,231	100.0%	Sierra Trading Post	27,000	March 2016	$13.00	NNN	8.9
Walmart-Anchored Shopping Center Heber City, UT	16,000	100.0%	Sportsman’s Warehouse	16,000	June 2015	$15.00	NNN	30.0
Lehi Retail Lehi, UT	68,140	NAV	Confidential	68,140	August 2016	$10.00	NNN	NAV

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The District Property:

Cash Flow Analysis
	2014	2015	2016	6/30/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$7,662,775	$8,049,572	$8,037,479	$7,937,036	$9,169,899	$14.98
Total Recoveries	$1,977,045	$1,896,048	$1,986,280	$2,048,299	$2,038,585	$3.33
Other Income(2)	($2,443)	$2,902	$3,404	$3,696	$3,696	$0.01
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,245,780)	($2.04)
Effective Gross Income	$9,637,377	$9,948,522	$10,027,163	$9,989,031	$9,966,400	$16.28
Total Operating Expenses	$2,660,744	$2,751,910	$2,832,863	$3,056,429	$2,976,535	$4.86
Net Operating Income	$6,976,633	$7,196,612	$7,194,300	$6,932,602	$6,989,865	$11.42
Capital Expenditures	$0	$0	$0	$0	$89,339	$0.15
TI/LC	$0	$0	$0	$0	$299,999	$0.49
Net Cash Flow	$6,976,633	$7,196,612	$7,194,300	$6,932,602	$6,600,527	$10.78

Occupancy %	96.6%	96.9%	92.8%	89.3%(3)	88.9%
NOI DSCR(4)	1.42x	1.46x	1.46x	1.41x	1.42x
NCF DSCR(4)	1.42x	1.46x	1.46x	1.41x	1.34x
NOI Debt Yield(4)	8.7%	9.0%	9.0%	8.7%	8.7%
NCF Debt Yield(4)	8.7%	9.0%	9.0%	8.7%	8.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated July 25, 2017 and includes (i) percentage rent in lieu of base rent totaling $226,377 relating to Zumiez, Buckle, and Valerie Lee Rose/Wild Rose Restaurant, (ii) contractual rent steps through August 1, 2018 totaling $80,661, (iii) straight line rent steps for an investment grade tenant totaling $8,122, (iv) percentage rent totaling $308,653 relating to MegaPlex Theaters and Red Robin and (v) vacancy gross up of $1,245,780.

(2)	Other Income includes sign rent and late fees.

(3)	6/30/2017 TTM Occupancy % is based on the underwritten rent roll dated July 25, 2017.

(4)	Debt service coverage ratios and debt yields are based on The District Whole Loan.

Escrows and Reserves. The District Borrower deposited $1,050,277 upfront in escrow for annual real estate taxes, $84,938 upfront in escrow for annual insurance premiums, $1,500,000 upfront in escrow for tenant improvements and leasing commissions (“TI/LC”) and $383,836 upfront in escrow for unfunded tenant obligations consisting of $92,316 in static rent associated with Beans & Brew and Wallaby’s Smokehouse and $291,520 in unpaid and outstanding tenant improvements associated with Bath & Body Works and Aveda Life Salon & Spa. The District Borrower is required to escrow monthly 1/12 of the annual estimated tax payments, 1/12 of the annual estimated insurance premiums, $7,520 for replacement reserves and once funds in the TI/LC reserve account fall below $1,000,000, $20,833 for TI/LC, subject to a cap of $1,000,000.

Lockbox and Cash Management. A hard lockbox is in place with respect to The District Whole Loan. The District Whole Loan has springing cash management (i.e., has cash management only after the initial occurrence of a Trigger Period (as defined below)). During the continuance of a Trigger Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on The District Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse, provided that no event of default has occurred and is continuing, to The District Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11400-11800 South Bangerter Highway South Jordan, UT 84065	Collateral Asset Summary – Loan No. 4 The District	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 1.34x 8.7%

“Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by The District Borrower in connection with the operation and maintenance of The District Property reasonably approved by the lender, and to disburse the remainder to The District Borrower (or, during the continuance of a Cash Sweep Period (as defined below); provided that no Material Tenant Trigger Event (as defined below) or Gordmans Trigger Event (as defined below) has occurred, to an account to be held by the lender as additional security for The District Whole Loan). During the continuance of a Material Tenant Trigger Event, on each monthly payment date, all excess cash flow is required to be deposited into a Material Tenant (as defined below) rollover reserve to be held by the lender as additional security for The District Whole Loan. During the continuance of a Gordmans Trigger Event, on each monthly payment date, all excess cash flow is required to be deposited into a Gordmans rollover reserve to be held by the lender as additional security for The District Whole Loan.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving The District Borrower, the guarantor or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x, (iv) any indictment for fraud or misappropriation of funds by The District Borrower, the guarantor or the property manager or any director or officer of The District Borrower, the guarantor or the property manager, (v) a Material Tenant Trigger Event or (vi) a Gordmans Trigger Event. A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 90 days for The District Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect The District Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, upon the date the debt service coverage ratio based on the trailing 12-month period is greater than 1.25x for two consecutive quarters, in regard to clause (iv) above, with respect to the property manager, when The District Borrower replaces the property manager with a qualified manager, in regard to clause (v) above, the Material Tenant Trigger Event is cured, or in regard to clause (vi) above, the Gordmans Trigger Event is cured.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving The District Borrower, the guarantor or the property manager or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 90 days for The District Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect The District Borrower’s, the guarantor’s, or the property manager’s monetary obligations, or in regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period is greater than 1.20x for two consecutive quarters.

A “Material Tenant Trigger Event” will commence upon the occurrence of (i) the Material Tenant giving written notice of its intent to terminate, cancel, not extend or not renew its Material Tenant lease, (ii) the Material Tenant failing to extend or renew its lease upon terms and conditions set forth in the Material Tenant’s lease (or as otherwise acceptable to the lender) on or prior to the earlier of (a) the date required for such notice period pursuant to the Material Tenant’s lease and (b) the date that is at least 12 months prior to the then-applicable expiration date of the Material Tenant’s lease, (iii) an event of default under the Material Tenant’s lease, (iv) the Material Tenant or lease guarantor of the Material Tenant’s lease becoming insolvent or a debtor in any bankruptcy action, (v) the Material Tenant’s lease being terminated or no longer in full force and effect, or (vi) the Material Tenant “going dark,” vacating, ceasing to occupy or discontinuing its operations at The District Property. A Material Tenant Trigger Event will continue until, in regard to clause (i) and (ii) above, the Material Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (iii) above, the applicable event of default has been cured, in regard to clause (iv) above, the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed, in regard to clause (v) above, certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (vi) above, the applicable Material Tenant re-commences its operations at its leased premises and is paying full unabated rent, or if at any time during the continuance of a Material Tenant Trigger Event, the debt service coverage ratio based on the trailing 12-month period, excluding the income from any Material Tenant causing the ongoing Material Tenant Trigger Event, is at least 1.25x for two consecutive quarters, provided that no Cash Sweep Period is continuing.

A “Material Tenant” means (i) MegaPlex Theaters or (ii) any lease which, either individually or when taken together with any other lease with the same tenant or an affiliate of such tenant, comprises 20% or more of either (a) the total rentable SF at The District Property or (b) the total in-place base rent at The District Property.

A “Gordmans Trigger Event” will commence upon a co-tenancy failure under the Gordmans lease unless (a) Gordmans has given written notice to The District Borrower that Gordmans is waiving its opening rights under the Gordmans lease or (b) the debt service coverage ratio based on the trailing 12-month period is at least 1.45x. A Gordmans Trigger Event will continue until (i) Gordmans re-commences its business and is paying full unabated rent or (ii) the leasing of all or a portion of Gordmans space to a replacement tenant.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided no event of default is continuing, The District Borrower may obtain the release of one or two parcels of land at The District Property known as “Release Parcel CP3” and “Release Parcel WB”, subject to the satisfaction of certain conditions, including, but not limited to: (i) with respect to Release Parcel WB, payment of an amount equal to 125% of the allocated loan amount for such parcel plus the applicable yield maintenance premium, (ii) delivery of a REMIC opinion, (iii) with respect to Release Parcel WB, the related ground lease is amended to remove Release Parcel WB from the tenant’s lease and, at The District Borrower’s election and if clause (i) has been satisfied, such tenant’s rent is reduced by a maximum of $100,000 per year, and (iv) the lender receives evidence that a restrictive covenant is in place that prohibits the owner of released property from violating any exclusive use restriction contained in any lease of the remaining The District Property.

Terrorism Insurance. The District Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11400-11800 South Bangerter Highway South Jordan, UT 84065	Collateral Asset Summary – Loan No. 4 The District	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 1.34x 8.7%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11400-11800 South Bangerter Highway South Jordan, UT 84065	Collateral Asset Summary – Loan No. 4 The District	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 1.34x 8.7%

The District
11400 - 11800 South Bangerter Highway
South Jordan, UT 84065
Downtown Salt Lake City 2 miles
Salt Lake City Intl. Airport 6 miles
SALT LAKE CITY
West Valley City
South Salt Lake
Millcreek
Taylorsville
Holladay
Murray
Midvale
Cottonwood Heights
West Jordan
Sandy
South Jordan
Daybreak
Copperton
Riverton
Herriman
Draper
Bluffdale
Lehi
UTAH COUNTY
SALT LAKE COUNTY
Camp Williams Military Reservation
South Valley Regional Airport
Jordan Landing
Valley Fair Mall
West Valley Shopping Center
Salt Lake Community College
The Family Center
Maverik Center
Brickyard Plaza
Intermountain Medical Center
Fashion Place Mall
Family Center at Fort Union
Jordan River Nature Park
Murray Parkway Golf Course
Ron Wood Baseball Complex
Sysco Intermountain
IntegraCore
Jordan Valley Med. Ctr.
SLCC-Jordan Campus
Glenmoor Golf Course
Rio Tinto Stadium
South Towne Expo Ctr.
Sandy Mall
The Commons at Southtowne
The Shops at South Town
River Park
RiverPark Corporate Center
Dimple Dell Regional Park
Loveland Living Planet Aquarium
Draper Peaks
Draper Crossing
Swire Coca-Cola
eBay
Dell EMC
1-800 Contacts
Hidden Valley Country Club
Intermountain Riverton Hospital
TRAX
FRONTRUNNER
Bangerter Hwy
Mountain View Corridor
Mtn. View Corridor
New Bingham Hwy
Old Bingham Hwy
Bacchus Hwy
S. Jordan Pkwy
Redwood Rd
State St.
Highland Dr.
Traverse Ridge Rd
3300 S.
3900 S.
4500 S.
4570 S.
6200 S.
7000 S.
7800 S.
9000 S.
9400 S.
10600 S.
11400 S.
11800 S.
12300 S.
12600 S.
13100 S.
13400 S.
13800 S.
14600 S.
Ogden
Roy
Clearfield
Syracuse
Layton
Farmington
Bountiful
North Salt Lake
Great Salt Lake
Morgan
Coalville
Park City
Heber
Tooele
Grantsville
Erda
Rush Valley
American Fork
Silver Summit
Summit Park
WASATCH RANGE

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 East Birch Street Brea, CA 92821	Collateral Asset Summary – Loan No. 5 Embassy Suites – Brea	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,510,000 55.8% 1.87x 13.7%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 East Birch Street Brea, CA 92821	Collateral Asset Summary – Loan No. 5 Embassy Suites – Brea	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,510,000 55.8% 1.87x 13.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[ ]			Location:	Brea, CA 92821
				General Property Type:	Hospitality
Original Balance:	$38,510,000			Detailed Property Type:	Full Service
Cut-off Date Balance:	$38,510,000			Title Vesting(2):	Leasehold
% of Initial Pool Balance:	4.7%			Year Built/Renovated:	1990/2017
Loan Purpose:	Refinance			Size:	228 Rooms
Borrower Sponsors:	Patrick M. Nesbitt Family Trust; Patrick M. Nesbitt			Cut-off Date Balance per Room:	$168,904
				Maturity Date Balance per Room:	$145,445
Mortgage Rate:	4.8100%			Property Manager:	Windsor Capital Group, Inc. (borrower-related)
Note Date:	7/7/2017
First Payment Date:	9/1/2017
Maturity Date:	8/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months
Seasoning:	2 months
Prepayment Provisions:	LO (26); DEF (90); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI(3):	$5,267,599
Additional Debt Type:	N/A			UW NOI Debt Yield:	13.7%
Additional Debt Balance:	N/A			UW NOI Debt Yield at Maturity:	15.9%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR:	2.42x (IO) 1.87x (P&I)
Reserves(1)				Most Recent NOI(3):	$4,503,359 (4/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI(3):	$4,293,613 (12/31/2016)
RE Tax:	$197,920	$39,584	N/A	3rd Most Recent NOI(3):	$5,199,315 (12/31/2015)
Insurance:	$12,627	$12,627	N/A	Most Recent Occupancy:	85.3% (4/30/2017)
FF&E:	$0	$48,292	N/A	2nd Most Recent Occupancy:	86.2% (12/31/2016)
Deferred Maintenance:	$12,500	$0	N/A	3rd Most Recent Occupancy:	88.8% (12/31/2015)
PIP Reserve:	$338,001	Springing	N/A	Appraised Value (as of):	$69,000,000 (6/9/2017)
Ground Rent Reserve:	$100,000	$0	N/A	Cut-off Date LTV Ratio:	55.8%
Other:	$0	Springing	N/A	Maturity Date LTV Ratio:	48.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,510,000	85.8%	Loan Payoff:	$42,021,000	93.7%
Borrower Equity:	$6,356,393	14.2%	Closing Costs:	$1,144,325	2.6%
			YM Prepayment Cost:	$1,040,020	2.3%
			Reserves:	$661,048	1.5%
Total Sources:	$44,866,393	100.0%	Total Uses:	$44,866,393	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	See “Ground Lease” below for further discussion of title vesting description.

(3)	The decrease in 2nd Most Recent NOI and Most Recent NOI from 3rd Most Recent NOI is primarily attributed to an extensive renovation at the Embassy Suites Brea Property, during which time 10,337 and 6,375 guestroom nights were taken offline in 2016 and 4/30/2017 TTM, respectively. Subsequently, the increase in UW NOI compared to prior reporting periods does not account for the guestroom nights displaced.

The Mortgage Loan. The fifth largest mortgage loan (the “Embassy Suites - Brea Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,510,000 and secured by a first priority leasehold mortgage encumbering a full service hospitality property known as Embassy Suites - Brea, located in Brea, California (the “Embassy Suites - Brea Property”). The proceeds of the Embassy Suites - Brea Mortgage Loan along with the borrower sponsors’ cash contribution of approximately $6.4 million, were used to refinance existing debt on the Embassy Suites - Brea Property, fund upfront reserves, pay yield maintenance prepayment costs and pay closing costs.

The Borrowers and the Borrower Sponsors. The borrowers are Brea PropCo LLC and Brea OpCo LLC (the “Embassy Suites - Brea Borrowers”), both Delaware limited liability companies, in each case structured to be bankruptcy remote with two independent directors. The Embassy Suites - Brea Borrowers are each 95% in the aggregate, indirectly owned by the Patrick M. Nesbitt Family Trust, with the remaining 5% of the indirect interests owned by Patrick M. Nesbitt Jr. The non-recourse carveout guarantors and borrower sponsors for the Embassy Suites - Brea Mortgage Loan are the Patrick M. Nesbitt Family Trust and Patrick M. Nesbitt.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 East Birch Street Brea, CA 92821	Collateral Asset Summary – Loan No. 5 Embassy Suites – Brea	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,510,000 55.8% 1.87x 13.7%

One of the borrower sponsors, Patrick M. Nesbitt, founded the Santa Monica headquartered Windsor Capital Group, Inc. (“WCG”) in 1974. WCG is a privately owned real estate firm owning and operating 10 Marriott and Embassy Suites hotels totaling 2,293 rooms in California, Georgia, Nevada and North Carolina. WCG has also developed seven hotels from the ground up, owns and manages Marriott and Hilton hotels, and is an approved Hyatt, Starwood and IHG operator in addition to Marriott and Hilton. The WCG leadership team has over 250 years of combined experience and holds advisory board seats with Marriott and Hilton/Embassy Suites. In addition to their hotels, WCG affiliates have developed office buildings, shopping centers and retail complexes, apartment complexes, and a luxury single-family residential community.

The borrower sponsors have been subject to mortgage loan defaults and foreclosure proceedings related to the 2007-2009 national recession. Please see “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Embassy Suites - Brea Property consists of the leasehold interest in a 228-room, seven-story full service hotel constructed in 1990 and most recently renovated in 2017. The Embassy Suites - Brea Property is situated less than 15 miles north of the John Wayne Airport and approximately 15 miles northeast of the Long Beach Airport, bounded by East Lambert Road to the north, State Highway 57 to the east, State Highway 90 to the south, and Brea Boulevard to the west.

The borrower sponsors have invested approximately $21.6 million since acquisition into the Embassy Suites - Brea Property, with another $338,001 slated as part of the scheduled franchisor mandated PIP. The Embassy Suites - Brea Property is in the process of completing an extensive renovation, estimated to cost approximately $8.5 million ($37,190 per room), which includes but is not limited to guest suites, common areas, building design and structure, and recreation facility upgrades. The completed upgrades all comply with Hilton’s most recent brand standards for Embassy Suites. To date, approximately $8.1 million of the PIP upgrades have been completed. The $338,001 of outstanding renovations will include updates to guest suites and common areas, and was escrowed at closing. The Embassy Suites - Brea Property is subject to a franchise agreement with Embassy Suites Franchise LLC. The franchise agreement commenced on March 27, 2015 for a 15-year term, with an expiration date of March 31, 2030 and no renewal options.

The Embassy Suites - Brea Property’s guestroom mix consists of an all-suite guestroom configuration including 148 king rooms, and 72 queen rooms and 8 suites. Guestrooms feature flat screen televisions, a work desk with chair, an armchair, safe, mini-refrigerator, microwave, coffeemaker, hair dryer, luggage rack, iron and ironing board. Guestrooms also offer complementary wireless high-speed Internet access. Guest parking consists of 426 spaces or 1.87 spaces per key.

The Embassy Suites - Brea Property features a complimentary cooked-to-order breakfast and evening Manager’s Reception, including complimentary drinks and snacks served within the landscaped hotel atrium, market pantry, outdoor swimming pool and whirlpool, lobby workstation, concierge, guest laundry room, fitness center and 10,212 SF of meeting space, which includes the Grand Ballroom and nine meeting rooms. The Embassy Suites - Brea Property also features the Sweet Spot Sports Bar & Grille, which serves lunch and dinner.

According to the appraisal, the Embassy Suites - Brea Property generates approximately 50% of its room revenue from corporate demand, approximately 30% from a combination of leisure and tourism demand and approximately 20% from convention group demand.

More specific information about the Embassy Suites - Brea Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(1)			Embassy Suites - Brea Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	78.4%	$122.96	$96.45	90.6%	$143.86	$130.32	115.5%	117.0%	135.1%
2015	80.6%	$129.39	$104.28	88.0%	$158.54	$139.50	109.2%	122.5%	133.8%
2016	81.4%	$134.71	$109.59	75.2%	$171.05	$128.61	92.4%	127.0%	117.4%
4/30/2017 TTM	81.4%	$128.74	$104.76	78.5%	$170.90	$134.15	96.5%	132.7%	128.1%

Source: Industry Report

(1)	The competitive set for 2014, 2015 and 2016 includes Chase Suites Brea, Residence Inn Anaheim Placentia Fullerton, Embassy Suites Anaheim North, Holiday Inn & Suites Anaheim Fullerton and Marriott Fullerton at California State University. The Hotel Fullerton Anaheim was added to the 4/30/2017 TTM competitive set and reflects the applicable adjustments.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Embassy Suites - Brea Property are attributable to differing reporting methodologies, and/or timing differences. The appraisal and industry reports are not adjusted for the approximately 12.4% and 7.7% of guestroom nights taken offline during the 2016 and 4/30/2017 TTM renovations.

The Market. The Embassy Suites - Brea Property is located near Downtown Brea, to the southeast of the intersection formed by East Birch Street and South Randolph Avenue. The Embassy Suites - Brea Property’s neighborhood is characterized by service-oriented firms, most predominantly those engaged in entertainment, public education, and manufacturing, as well as restaurants, a regional mall and retail shopping centers, located along the primary thoroughfares. Specific demand drivers in the area include the Walt Disney Corporation, The Boeing Corporation, the Kaiser Foundation Hospital, and the Anaheim Convention Center. Additional demand drivers in the area include the Brea Mall, Brea Marketplace Shopping Center, Brea Community Center, The Gateway Downtown Brea, and Golden Gate Baptist Theological Seminary.

According to the appraisal, Orange County, which adjoins the greater Los Angeles area to the north, has been a direct beneficiary of the economic growth of the Los Angeles Basin. The Orange County economic base is primarily driven by the healthcare sector and tourism industry, with the latter employing over 140,000 people countywide. According to the Anaheim/Orange County Visitors & Convention Bureau, Orange County hosted over 47 million visitors in 2016, creating an economic impact of over $10.2 billion. The University of California - Irvine is the second-largest employer for the county, generating an annual economic impact of $4.4 billion. The Walt Disney Company (“Disney”) is the largest private-sector employer in Orange County. Its local operations include Disneyland and the California Adventure theme parks, three Disneyland hotels, the Los Angeles Ducks of Anaheim hockey franchise, and the Los Angeles Angels of Anaheim baseball team, among others. In addition, according to Disney, construction began in April 2016 on the new “Star Wars Land” attraction at Disneyland, which is slated for completion in early 2019.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 East Birch Street Brea, CA 92821	Collateral Asset Summary – Loan No. 5 Embassy Suites – Brea	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,510,000 55.8% 1.87x 13.7%

According to the appraisal, the healthcare sector is also important to the area’s economy. The Kaiser Foundation Hospital, the Garden Grove Hospital and Medical Center, and the Tenet Healthcare Corporation are among the top employers in this sector. Kaiser Permanente is a working partnership of two organizations, which include the not-for-profit Kaiser Foundation Health Plan and Hospitals and the Permanente Medical Groups. Kaiser Permanente serves more than ten million members in eight states and the District of Columbia and is the largest not-for-profit managed care organization in the United States.

The Embassy Suites - Brea Property is located within the Los Angeles-Long Beach combined statistical area. According to the appraisal, the combined statistical area had a 2016 population of approximately 18.9 million residents. The population exhibited increases of 0.9% annually from 2000 to 2010, 0.9% annually from 2010 to 2016, and is expected to increase an additional 1.0% annually through 2020. According to the U.S. Bureau of Labor Statistics, the April 2017 unemployment rate was 3.9% for the metropolitan statistical area. In comparison, the unemployment rate for the state and the U.S. was 4.5% and 4.4%, respectively, for the same period.

According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Embassy Suites - Brea Property is 17,865, 121,515 and 357,748, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the Embassy Suites - Brea Property is $109,515, $106,003 and $102,575, respectively.

According to an industry report as of April 2017, the Embassy Suites - Brea Property is located within the Anaheim/Santa Ana, CA market which consists of 444 hotels containing 57,416 rooms. The average April 2017 trailing 12-month occupancy, ADR and RevPAR for the Anaheim/Santa Ana market was 78.2%, $152.78 and $119.48, respectively. As of April 30, 2017, the Embassy Suites - Brea Property had an occupancy, ADR and RevPAR of 85.3%, $169.39 and $144.41, respectively, over the trailing 12-month period after adjusting for the approximately 12.4% and 7.7% of rooms taken offline during 2016 and TTM 4/30/2017 renovations.

Primary and secondary competitive properties to the Embassy Suites - Brea Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Leisure Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
Embassy Suites - Brea Property(1)	228	50%	30%	20%	86.2%	$169.00	$145.93
Marriott Fullerton at California State University	224	60%	20%	20%	75.0% - 80.0%	$140.00 - $150.00	$105.00 - $110.00
Holiday Inn Hotel & Suites Anaheim Fullerton	96	70%	15%	15%	75.0% - 80.0%	$140.00 - $150.00	$105.00 - $110.00
Chase Suites Hotel Brea	98	55%	35%	10%	80.0% - 85.0%	$120.00 - $125.00	$100.00 - $105.00
Total/Wtd. Avg. of Primary Competition(2)	646	57%	25%	18%	78.2%	$147.31	$115.13
Secondary Competitors	723	47%	36%	16%	78.9%	124.10	97.90
Total/Wtd. Avg. of Primary and Secondary Competition(2)	1,369	53%	30%	17%	78.4%	$138.11	$108.34

Source: Appraisal

(1)	Reflects 2016 Occupancy, ADR and RevPAR from historical operating statements, which adjust for the approximately 12.4% of guestroom nights taken offline during 2016 renovations.

(2)	Total/Wtd. Avg. is based on the Embassy Suites - Brea Property 2016 Occupancy, 2016 ADR and 2016 RevPAR of 75.9%, $169.00 and $128.20, respectively, as described in the appraisal.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 East Birch Street Brea, CA 92821	Collateral Asset Summary – Loan No. 5 Embassy Suites – Brea	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,510,000 55.8% 1.87x 13.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Embassy Suites - Brea Property:

Cash Flow Analysis
	2014	2015	2016	4/30/2017 TTM	UW	UW per Room
Occupancy	91.2%	88.8%	86.2%	85.3%	85.3%
ADR	$142.18	$156.41	$169.00	$169.39	$169.39
RevPAR	$129.64	$138.85	$145.93	$144.41	$144.42

Rooms Revenue	$10,788,306	$11,554,730	$10,668,722	$11,097,405	$12,018,792	$52,714
Food & Beverage	$2,080,933	$2,381,240	$2,087,342	$2,000,060	$2,165,983	$9,500
Other Income(1)	$392,650	$314,391	$285,674	$279,643	$302,842	$1,328
Total Revenue	$13,261,889	$14,250,361	$13,041,738	$13,377,108	$14,487,617	$63,542
Total Expenses	$8,675,462	$9,051,046	$8,748,125	$8,873,749	$9,220,018	$40,439
Net Operating Income(2)	$4,586,427	$5,199,315	$4,293,613	$4,503,359	$5,267,599	$23,104
FF&E	$0	$0	$0	$0	$724,381	$3,177
Net Cash Flow	$4,586,427	$5,199,315	$4,293,613	$4,503,359	$4,543,218	$19,926

NOI DSCR (P&I)	1.89x	2.14x	1.77x	1.86x	2.17x
NCF DSCR (P&I)	1.89x	2.14x	1.77x	1.86x	1.87x
NOI Debt Yield	11.9%	13.5%	11.1%	11.7%	13.7%
NCF Debt Yield	11.9%	13.5%	11.1%	11.7%	11.8%

(1)	Other Income includes parking, vending, gift shop/sundries income, guest laundry, valet, rental income tenants and other miscellaneous revenue.

(2)	The decrease in 2016 NOI and 4/30/2017 TTM NOI from 2015 NOI is primarily attributed to an extensive renovation at the Embassy Suites - Brea Property, during which time 10,337 and 6,375 guestroom nights were taken offline in 2016 and 4/30/2017 TTM, respectively. Subsequently, the increase in UW NOI compared to prior reporting periods does not account for the guestroom nights displaced.

Escrows and Reserves. The Embassy Suites - Brea Borrowers deposited in escrow $338,001 for a property improvement plan (“PIP”) reserve, $197,920 for taxes, $100,000 for a ground rent reserve, $12,500 for deferred maintenance, and $12,627 for insurance at loan origination and are required to escrow monthly (i) $48,292 for FF&E, (ii) 1/12 of the annual estimated tax payments, and (iii) 1/12 of the annual insurance premiums. In addition, the Embassy Suites - Brea Borrowers are required to escrow on each payment date an amount equal to the Hotel Taxes (as defined below) for the preceding Hotel Tax Reporting Period (as defined below) upon the occurrence of a Cash Management Period (as defined below). The Embassy Suites - Brea Borrowers are also required to deposit with the lender (i) within ten business days after the Embassy Suites - Brea Borrowers obtain knowledge of any required PIP other than the existing PIP, an amount equal to the PIP Deposit Amount (as defined below), and (ii) within ten business days after written notice from lender that, with respect to any PIP (other than the existing PIP), the sum remaining out of the amounts previously deposited under foregoing clause (i) or this clause (ii) is less than the PIP Deposit Amount with respect to such PIP calculated as of the date of such notice, the Embassy Suites - Brea Borrowers will pay to lender the amount set forth in such notice as the shortfall between such PIP Deposit Amount so calculated and such remaining sum.

“Hotel Taxes” means any federal, state or municipal excise, sales, room, occupancy, or use taxes or other taxes collected directly from patrons or guests or included as part of or paid with the sales price of any goods or services.

“Hotel Tax Reporting Period” means the period from and including the twenty-first day of any calendar month to and including the twentieth day of the immediately succeeding calendar month.

Lockbox and Cash Management. The Embassy Suites - Brea Mortgage Loan provides for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Period for the Embassy Suites - Brea Mortgage Loan, the Embassy Suites - Brea Borrowers and manager are required (a) to issue notices to all credit card payment processors and notices to all tenants to pay all rents, and (b) to cause all rents (including rents in the nature of sums payable by issuers of credit cards accepted at the Embassy Suites - Brea Property to be transmitted directly into a clearing account maintained by Embassy Suites - Brea Borrowers at a local bank selected by the Embassy Suites - Brea Borrowers, which at all times is required to be an eligible institution (as defined in the Embassy Suites - Brea Mortgage Loan documents). Without limiting the foregoing, if the Embassy Suites - Brea Borrowers or manager receive any rents, then (i) such amounts will be deemed to be collateral for the Embassy Suites - Brea Mortgage Loan and will be held in trust by the Embassy Suites - Brea Borrowers or manager, as applicable, for the benefit, and as the property, of the lender, (ii) such amounts may not be commingled with any other funds or property of the Embassy Suites - Brea Borrowers or manager, and (iii) the Embassy Suites - Brea Borrowers or manager, as applicable, after a Cash Management Period are required to deposit such amounts into the clearing account within two business days of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Embassy Suites - Brea Borrower’s operating account at the clearing bank, unless a Cash Management Period is continuing, in which event such funds will be swept on a daily basis into an eligible account (as defined in the Embassy Suites - Brea Mortgage Loan documents) controlled by the lender at the deposit bank.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 East Birch Street Brea, CA 92821	Collateral Asset Summary – Loan No. 5 Embassy Suites – Brea	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,510,000 55.8% 1.87x 13.7%

A “Cash Management Period” will occur upon the occurrence of any of the following events: (i) the maturity date, (ii) an event of default, (iii) if, as of the last day of the calendar quarter, the debt service coverage ratio is less than 1.25x, or (iv) a Franchise Trigger Event and a Cash Management Period will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the Embassy Suites - Brea Mortgage Loan and all other obligations under the Embassy Suites - Brea Mortgage Loan documents have been repaid in full or (2) the maturity date has not occurred and (a) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to the matter described in clause (iii) above, the lender has determined that the Embassy Suites - Brea Property has achieved a debt service coverage ratio of at least 1.25x for two consecutive calendar quarters, (c) with respect to the matter described in clause (i) of the definition of a Franchise Trigger Event, the date upon which Embassy Suites - Brea Borrowers have provided evidence that they have retained a renewal or replacement franchise agreement satisfying the requirements of the Embassy Suites - Brea Mortgage Loan documents, or (d) with respect to the matter described in clause (ii) of the definition of Franchise Trigger Event, the funds on deposit in the PIP reserve subaccount are greater than or equal to the PIP Deposit Amount.

A “Franchise Trigger Event” will occur upon (i) the date that is 12 months prior to the expiration or early termination of the current franchise agreement or, if less than 12 months before such expiration or early termination, the date upon which such expiration or early termination date becomes known to the Embassy Suites - Brea Borrowers, and as of such date the Embassy Suites - Brea Borrowers have not provided the lender with evidence that they have obtained a renewal or replacement franchise agreement satisfying the requirements of the loan documents, or (ii) a PIP for the Embassy Suites - Brea Property (other than the current PIP existing at the closing date) is required by the current franchisor or any replacement franchisor and the Embassy Suites - Brea Borrowers have not otherwise timely deposited any required PIP Deposit Amount (as defined below) with the lender.

A “PIP Deposit Amount” will be equal to (x) with respect to the PIP in place on the closing date, $338,001, and (y) with respect to any future PIP, 110% of the estimated cost, as approved by the lender (which approval may not be unreasonably withheld, conditioned or delayed), to satisfy any repairs or remediation required by the current franchisor or any successor franchisor or licensor pursuant to such a PIP; provided that, if (x) any future PIP is required by the current franchisor during the term of the current franchise agreement or otherwise by the current franchisor or any replacement franchisor, (y) such PIP is required in conjunction with obtaining a renewal or replacement franchise agreement that satisfies the requirements of the Embassy Suites - Brea Mortgage Loan documents, and (z) such an agreement is obtained and the required evidence of that fact is provided to the lender, then, at any time and from time to time, the PIP Deposit Amount will be the excess of (A) 110% of the estimated cost, as approved by the lender, to complete the work required by the PIP during the immediately succeeding 12-month period, less (B) the then-current balance maintained in the capital/FF&E expense subaccount and the amount of the required deposits to the capital/FF&E expense subaccount during the same 12-month period (other than any of such amounts as are necessary for capital/FF&E expenses over such twelve-month period that are not a part of such PIP).

Ground Lease. The Embassy Suites - Brea Property is subject to a 75-year ground lease with the City of Brea. The original master ground lease was signed March 7, 1989 and expires June 25, 2064. The remaining term is approximately 47 years. The lessee has the option to renew for one 15-year renewal term, provided that the lessee is not in default under the ground lease. The annual minimum rent is $100,000. Additionally, only to the extent that it exceeds the annual minimum rent, percentage rent is payable equal to 3% of Designated Revenue (as defined below) through the lease-operating period ending November 14, 2025 and 3.5% thereafter. Lessor may not terminate the ground lease for any default by lessee unless lessor has given written notice of the default. The lease prohibits the amendment, termination, or cancellation of the lease without the prior written consent of leasehold mortgagee.

“Designated Revenue” is equal to (i) gross rooms revenues, plus (ii) gross lease revenue from any subtenants, licensees, or concessionaires with respect to restaurant/bar operations.

Release of Property. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Terrorism Insurance. The Embassy Suites - Brea Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 East Birch Street Brea, CA 92821	Collateral Asset Summary – Loan No. 5 Embassy Suites – Brea	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,510,000 55.8% 1.87x 13.7%

Embassy Suites - Brea
900 East Birch Street
Brea, CA 92821
Rowland Heights
Diamond Bar
LOS ANGELES COUNTY
PUENTE HILLS
La Habra
Brea
Fullerton
Placentia
Yorba Linda
ORANGE COUNTY
ANAHEIM
Downtown Anaheim
Orange
Villa Park
Anaheim Hills
Chino Hills State Park
Kindred Hospital Brea
Albertson's Brea Distribution Center
Brea Marketplace Shopping Ctr.
Brea Downtown
Brea Mall
Birch Hills Golf Course
CMRE Financial Services
Bank of America Corporate Ctr.
Chino Hills State Park Discovery Ctr.
Suzuki Motor Of America, Inc.
Village at La Floresta
Brea Plaza Shopping Center
Brea Union Plaza
Brea Creek Golf Course
Fullerton Golf Course
Craig Reg. Park
Black Gold Golf Club
Coyote Hills Golf Course
St. Jude Medical Center
Yorba Linda Community Center
The Richard Nixon Library & Museum
Marshall B. Ketchum Univ.
Titan Stadium
Fullerton Arboretum
Cal. State University Fullerton
Hope Intl. University
Orange County North Justice Center
Fullerton City Hall
Fullerton College
Downtown Fullerton
Alta Vista Country Club
Yorba Linda Country Club
Veterans Park
Fullerton Crossings
Fullerton Metro Ctr.
Orangefair Marketplace
Kaiser Permanente Orange Co.
The Gallery Theatre
Kaiser Permanente Lakeview Med. Ctr.
Crossroads Shopping Center
Canyon Plaza
Anaheim Canyon
Los Angeles Intl. Airport 31 miles
La Palma Park and Stadium
Anaheim Town Square
Steve Ambriz Memorial Park
Anaheim Colony Historic District
The Village at Orange
Anaheim Global Medical Ctr.
DISNEYLAND
John Wayne Airport 11 miles
Riverside 26 miles
METROLINK 91 LINE
METROLINK INLAND-OC/91 LINES
METROLINK INLAND-OC LINE
METROLINK OC LINE
Fullerton
Pathfinder Rd.
Brea Cyn Cut Off Rd.
Fullerton Rd.
Brea Canyon Rd.
Central Ave.
Lambert Rd.
Imperial Hwy.
Birch St.
Carbon Canyon Rd.
Harbor Blvd.
Brea Blvd.
State College Blvd.
Orange Fwy
Kraemer Blvd.
Bastanchury Rd.
Yorba Linda Blvd.
Placentia Ave.
Rose Dr.
Richfield Rd.
Lakeview Ave.
Kellogg Dr.
Fairmont Blvd.
Village Center Dr.
Chapman Ave.
Commonwealth Ave.
Orangethorpe Ave.
Miraloma Ave.
La Palma Ave.
Riverside Fwy
Lincoln Ave.
Broadway
Santa Ana St.
East St.
Anaheim Blvd.
Sunkist St.
Vermont Ave.
Ball Rd.
Taft Ave.
Nohl Ranch Rd.
Cannon St.
Costa Mesa Fwy
Santa Ana Fwy
Santa Ana River
57
90
142
91
55
5
SAN GABRIEL MTS.
ANGELES NATIONAL FOREST
LOS ANGELES
Pacific Ocean
Santa Monica
Burbank
Glendale
Pasadena
Rancho Cucamonga
Pomona
Ontario
Torrance
LONG BEACH
ANAHEIM
SANTA ANA
Fullerton
Orange
Corona
Huntington Beach
Irvine
CLEVELAND NATIONAL FOREST

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 48.9% 2.73x 10.7%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 48.9% 2.73x 10.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[ ]			Location:	New York, NY 10167
				General Property Type:	Office
Original Balance(2):	$31,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$31,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.8%			Year Built/Renovated:	1965/2006
Loan Purpose:	Acquisition			Size(4):	1,779,515 SF
Borrower Sponsor:	HNA Group			Cut-off Date Balance per SF(2)(4):	$607
Mortgage Rate:	3.6694%			Maturity Date Balance per SF(2)(4):	$607
Note Date:	5/5/2017			Property Manager:	Brookfield Properties Management LLC
First Payment Date:	7/1/2017
Maturity Date:	6/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	4 months			Underwriting and Financial Information
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NOI(6):	$115,307,942
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(2):	10.7%
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield at Maturity(2):	10.7%
Additional Debt Balance(3):	$1,049,000,000/$120,000,000/$568,000,000			UW NCF DSCR(2):	2.73x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(6):	$107,676,674 (3/31/2017 TTM)
Reserves(5)				2nd Most Recent NOI(6):	$106,715,962 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	$102,667,705 (12/31/2015)
RE Tax:	$0	$3,878,518	N/A	Most Recent Occupancy(4)(7):	91.2% (2/28/2017)
Insurance:	$227,000	$113,500	N/A	2nd Most Recent Occupancy:	95.0% (12/31/2016)
Replacements:	$47,738	$47,738	N/A	3rd Most Recent Occupancy:	93.6% (12/31/2015)
TI/LC:	$0	Springing	N/A	Appraised Value (as of):	$2,210,000,000 (4/1/2017)
Outstanding TI/LC:	$10,298,441	$0	N/A	Cut-off Date LTV Ratio(2):	48.9%
Free Rent:	$1,133,167	$0	N/A	Maturity Date LTV Ratio(2):	48.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$1,200,000,000	52.4%	Purchase Price:	$2,210,000,000	96.4%
Mezzanine Loan(2):	$568,000,000	24.7%	Reserves:	$11,706,346	0.5%
Borrower Equity:	$524,062,579	22.9%	Closing Costs:	$70,356,233	3.1%
Total Sources:	$2,292,062,579	100.0%	Total Uses:	$2,292,062,579	100.0%

(1)	The 245 Park Avenue Whole Loan was co-originated by Société Générale, JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Barclays Bank PLC, and Deutsche Bank AG.
(2)	The 245 Park Avenue Mortgage Loan (as defined below) is part of the 245 Park Avenue Whole Loan (as defined below), which is comprised of 23 pari passu promissory notes with an aggregate original principal balance of $1.08 billion and five pari passu subordinate notes with an aggregate original principal balance of $120.0 million. The 245 Park Avenue Whole Loan is accompanied by the 245 Park Avenue Mezzanine Loans (as defined below) with an outstanding aggregate principal balance of $568.0 million. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the 245 Park Avenue Whole Loan are $674, $674, 9.6%, 9.6%, 2.45x, 54.3% and 54.3%, respectively.
(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.
(4)	Based on remeasured net rentable area (“NRA”) of 1,779,515 SF in accordance with current Real Estate Board of New York standards, which is the basis for the square footage in future leasing. The 245 Park Avenue Property’s contractual square footage is 1,723,993 SF as leased.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in 2nd Most Recent NOI from 3rd Most Recent NOI is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in in-place weighted average base rent PSF from approximately $72.69 to approximately $74.66 PSF. The increase in UW NOI from Most Recent NOI is primarily due to the inclusion of underwritten base rent steps over underwritten rents in place, which rent steps equate to (i) for non-investment-grade tenants, base rent steps through April 2018, and (ii) for investment-grade tenants, the average base rent over the lesser of the loan term and lease term; with respect to the JPMorgan Chase Bank space subleased to Société Générale, the underwritten rent step is calculated using the average over the loan term of the JPMorgan Chase Bank base rent of $61.50 PSF to October 2022 and the base rent pursuant to Société Générale’s direct lease of $88.00 PSF on a remeasured square footage that is 30,831 SF higher than the current JPMorgan Chase Bank NRA through the remainder of the loan term.

(7)	Most Recent Occupancy includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured NRA), which have executed leases but have not yet taken occupancy.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 48.9% 2.73x 10.7%

The Mortgage Loan. The sixth largest mortgage loan (the “245 Park Avenue Mortgage Loan”) is part of a whole loan (the “245 Park Avenue Whole Loan”) secured by a first priority fee mortgage encumbering a 44-story, remeasured 1,779,515 SF Class A office building that occupies the entire city block between 46th and 47th Streets and Park and Lexington Avenues in Midtown Manhattan, New York (the “245 Park Avenue Property”). The 245 Park Avenue Whole Loan consists of (i) a senior loan, comprised of 23 pari passu notes, with an aggregate outstanding principal balance of $1.08 billion, and (ii) subordinate companion loans, comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (collectively, the “245 Park Avenue Subordinate Companion Loans”). Note A-2-B-2-B and Note A-2-B-3-C, with an aggregate outstanding principal balance as of the Cut-off Date of $31.0 million, will be contributed to the UBS 2017-C4 Trust. The remaining 21 notes (collectively, the “245 Park Avenue Pari Passu Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $1.049 billion. The controlling senior Note A-1-A (along with four other senior 245 Park Avenue Pari Passu Companion Loans and the 245 Park Avenue Subordinate Companion Loans) was contributed to the 245 Park Avenue Trust 2017-245P, which governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificate holder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The 245 Park Avenue Whole Loan has a 10-year term and is interest-only for the term of the loan. The 245 Park Avenue Whole Loan had an initial term of 120 months and has a remaining term of 116 months as of the Cut-off Date. The 245 Park Avenue Whole Loan matures on June 1, 2027. The proceeds of the 245 Park Avenue Whole Loan, along with three mezzanine loans, with an aggregate principal balance as of the Cut-off Date of $568,000,000 (the “245 Park Avenue Mezzanine Loans”), and $524,062,579 of borrower sponsor equity were used to acquire the 245 Park Avenue Property, fund reserves and pay origination costs.

245 Park Avenue Whole Loan ($1,200,000,000)

245 Park Avenue Pari Passu Companion Loans ($1,080,000,000)
Companion A Notes 245 Park Avenue Trust 2017-245P $380,000,000	Companion A Notes UBS 2017-C4 $31,000,000	Companion A Notes CSAIL 2017-CX9 $54,000,000	Companion A Note WFCM 2017-C39 $45,000,000	Companion A Notes UBS 2017-C3 $38,000,000	Companion A Note UBS 2017-C2 $32,000,000	Companion A Note WFCM 2017-C38 $55,000,000	Companion A Note JPMCC 2017-JP6 $98,000,000 Note A-2-A-1	Companion A Note JPMCC 2017-JP7 $75,000,000 Note A-2-A-3	Companion A Notes DBJPM 2017-C6 $93,750,000	Companion A Note CSAIL 2017-C8 $80,000,000	Companion A Notes Future Conduit Securitizations $98,250,000
Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E	Note A-2-B-2-B, Note A-2-B-3-C	Note A-2-B-2-A, Note A-2-B-3-B	Note A-2-B-3-A	Note A-2-D-2, Note A-2-D-3	Note A-2-D-1	Note A-2-E-1			Notes A-2-A-2, A-2-C-1-A	Note A-2-B-1	Notes A-2-A-4, A-2-C-1-B, A-2-C-2, A-2-E-2
245 Park Avenue Subordinate Companion Loans ($120,000,000)
Subordinate Companion B Notes
245 Park Avenue Trust 2017-245P
$120,000,000
Notes B-1, B-2, B-3, B-4, B-5

Following the lockout period, on any date before March 1, 2027, the borrower has the right to defease the 245 Park Avenue Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 245 Park Avenue Whole Loan note to be securitized or (ii) July 1, 2020. The 245 Park Avenue Whole Loan is prepayable without penalty on or after March 1, 2027.

The Borrower and the Borrower Sponsor. The borrower is 245 Park Avenue Property LLC (the “245 Park Avenue Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 245 Park Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 245 Park Avenue Whole Loan.

The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. HNA’s finance division focuses on leasing and insurance and it also provides financial services such as securities, banking, futures, fund and investment banking. HNA’s real estate focuses on the development and management of central business district and urban real estate assets. As of December 31, 2016, it had 34 real estate investments in over 40 cities. HNA’s United States commercial real estate assets include 850 Third Avenue, 1180 Sixth Avenue, the Cassa Hotel at 70 West 45th Street and two golf courses, Nicklaus Club-Monterey in Monterey California and Somers Pointe Country Club in Somers, New York. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

There has recently been press coverage of HNA Group, the borrower sponsor and an affiliate of the non-recourse carve-out guarantor. News articles have focused on the opacity of HNA Group’s ownership structure and allegations of potential conflicts of interest and relationships with Chinese state officials and have reported that HNA Group has begun to draw scrutiny from regulators in the United States and Europe. To date, the reports have not indicated that regulatory action or formal investigations have been undertaken by regulators. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. Built in 1965, the 245 Park Avenue Property is an approximately remeasured 1,779,515 SF, Class A trophy office building located between 46th to 47th Streets on Park Avenue and extending to Lexington Avenue within Midtown Manhattan. The 245 Park Avenue Property consists of 44 stories with 42 office levels, 57,799 SF of retail space and 1,580 SF of lobby space. The 245 Park Avenue Property is one of approximately 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The 245 Park Avenue Property also features access to the B, D, E, F, M, N, Q and R subway lines. As of February 28, 2017, the 245 Park Avenue Property was 91.2% leased to 19 tenants based on remeasured NRA and has demonstrated average occupancy of 95.0% from 2007 to 2016. As of February 28, 2017, 65.1% of the 245 Park Avenue Property’s annual in-place base rent was attributed to investment grade tenants including, among others, Société Générale (33.3% of remeasured NRA, rated A2/A by Moody’s and S&P), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”) (13.4% of remeasured NRA, rated Aa3/A+/AA- by Moody’s, S&P and Fitch) and Rabobank (6.3% of remeasured NRA, rated Aa2/A+/AA- by Moody’s, S&P and Fitch). The 245 Park

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 48.9% 2.73x 10.7%

Avenue Property is located within walking distance of 5th Avenue, the Museum of Modern Art, Rockefeller Center, Carnegie Hall, Radio City Music Hall, Columbus Circle, and eleven different subway lines that collectively provides the 245 Park Avenue Property mass transit access to the five boroughs and the Tri-State area.

Major Tenants.

Société Générale (593,344 SF, 33.3% of NRA, 27.4% of underwritten base rent). Established in 1864, Société Générale (rated A2/A by Moody’s and S&P) is a French multinational banking and financial services company, which utilizes the 245 Park Avenue Property as its United States headquarters and leases 12 floors (33.3% of the remeasured NRA through October 2032). In 2010, Société Générale executed a sublease from JPMorgan Chase Bank for 562,347 contractual SF through October 31, 2022. Additionally, in 2010, Société Générale executed a 10-year direct lease with the prior owner of 245 Park Avenue Property for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale subleases 36,425 contractual SF to Brunswick Group and 36,425 contractual SF to MIO Partners. As of December 31, 2016, Société Générale operates in 66 countries, employing 145,700 people and servicing approximately 31 million customers worldwide.

JPMorgan Chase Bank, National Association (237,781 SF, 13.4% of NRA, 9.4% of underwritten base rent). JPMorgan Chase Bank (rated Aa3/A+/AA- by Moody’s, S&P and Fitch) is the second largest tenant at the 245 Park Avenue Property leasing 13.4% of the remeasured NRA through October 2022. JPMorgan Chase Bank is the largest banking institution in the United States and operates in more than 60 countries, has more than 240,000 employees and serves consumers, small businesses, corporate, institutional and government clients. As of 2016, JPMorgan Chase Bank reported assets of $2.5 trillion. The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual SF of JPMorgan Chase Bank space, a total of 189,686 contractual SF is subleased through October 30, 2022. This includes 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual SF of retail space that it leases at the 245 Park Avenue Property.

Major League Baseball (224,477 SF, 12.6% of NRA, 21.8% of underwritten base rent). The third largest tenant, Major League Baseball (“MLB”), is a professional baseball league in North America and currently headquartered at the 245 Park Avenue Property. MLB had attendance of more than 73 million fans in 2016. MLB subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022. MLB’s lease expires in October 2022 and it has announced that it plans to vacate its space at the end of its lease term. In addition, MLB has signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration date. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a Cash Sweep Event (as defined below) will occur.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 48.9% 2.73x 10.7%

The following table presents certain information relating to the leases at the 245 Park Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF(3)	Approximate % of SF(3)	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(4)	Lease Expiration
Tenants
Société Générale(5)(6)	NR/A2/A	593,344	33.3%	$34,584,340	27.4%	$61.50	10/31/2032
JPMorgan Chase Bank(5)(7)	AA-/Aa3/A+	237,781	13.4%	$11,817,255	9.4%	$52.42	10/31/2022
MLB(8)	NR/NR/NR	224,477	12.6%	$27,515,096	21.8%	$124.75	10/31/2022
Angelo Gordon	NR/NR/NR	113,408	6.4%	$9,185,805	7.3%	$81.00	5/31/2026
Rabobank	AA-/Aa2/A+	112,662	6.3%	$15,132,666	12.0%	$138.00	9/30/2026
Ares Capital	BBB+/NR/BBB+	97,101	5.5%	$8,231,410	6.5%	$83.91	5/31/2026
HNA Capital US LLC(9)	NR/NR/NR	38,382	2.2%	$2,840,342	2.3%	$74.00	1/31/2026
Regus Business Centre	NR/NR/NR	38,383	2.2%	$3,224,088	2.6%	$84.00	9/30/2021
WisdomTree Investments(10)	NR/NR/NR	37,924	2.1%	$2,768,379	2.2%	$73.00	8/31/2029
The Norinchukin Bank	NR/A1/A	37,342	2.1%	$3,598,254	2.9%	$99.00	3/31/2022
Subtotal/Wtd. Avg.		1,530,804	86.0%	$118,897,635	94.2%	$80.31
Remaining Tenants(8)		92,138	5.2%	$7,279,865	5.8%	$81.31
Vacant Space		156,573	8.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,779,515	100.0%	$126,177,500	100.0%	$73.19

(1)	Based on the underwritten rent roll dated February 28, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Based on remeasured net rentable SF of 1,779,515.

(4)	Based on 1,723,993 contractual SF. Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(5)	JPMorgan Chase Bank subleases 562,347 contractual SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual SF to Brunswick Group and 36,425 contractual SF to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase Bank’s direct lease.

(6)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the 245 Park Avenue Borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the 245 Park Avenue Borrower.

(7)	The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual SF of JPMorgan Chase Bank space, a total of 189,686 contractual SF is subleased through October 30, 2022. This includes 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual SF of retail space that it leases at the 245 Park Avenue Property. The terms shown for JPMorgan Chase Bank in the table above are based on its direct lease. JPMorgan Chase Bank may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(8)	MLB subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022. MLB does not have any remaining renewal options. The terms shown for MLB in the table above are based on its direct lease. MLB has announced that it plans to vacate its space at the end of its lease term and that it signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration.

(9)	The HNA Capital US LLC space was originally leased to Heineken Americas Inc. from January 2010 through January 2026. On May 4, 2017, Heineken Americas Inc. assigned its space at the 245 Park Avenue Property to HNA Capital US LLC, an affiliate of the borrower sponsor.

(10)	WisdomTree Investments has the right to terminate its lease effective as of August 20, 2024, with 12 months’ notice and the payment of a termination fee.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 48.9% 2.73x 10.7%

The following table presents certain information relating to the lease rollover schedule at the 245 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	2	13,352	0.8%	0.8%	$96.02	$1,282,100	1.0%	1.0%
2019	0	0	0.0%	0.8%	$0.00	$0	0.0%	1.0%
2020	1	22,502	1.3%	2.1%	$70.99	$1,597,404	1.3%	2.3%
2021	1	38,382	2.2%	4.3%	$84.00	$3,224,088	2.6%	4.8%
2022(4)	6	505,781	29.3%	33.6%	$89.01	$45,017,995	35.7%	40.5%
2023	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2024	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2025	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2026	6	376,592	21.8%	55.5%	$97.63	$36,765,311	29.1%	69.7%
2027	1	10,538	0.6%	56.1%	$89.00	$937,882	0.7%	70.4%
2028 & Beyond(4)(5)	2	602,931	35.0%	91.1%	$61.95	$37,352,719	29.6%	100.0%
Vacant	0	153,915	8.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	19	1,723,993	100.0%		$73.19	$126,177,500	100.0%

(1)	Based on the underwritten rent roll dated February 28, 2017 and includes rent steps through April 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Based on 1,723,993 contractual SF and excludes vacant space.

(4)	JPMorgan Chase Bank subleases 562,347 SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022 and is for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is 2032 and reflected as 2028 & Beyond in the table above.

(5)	2028 & Beyond includes 2,661 SF of building office space.

The Market. The 245 Park Avenue Property is situated on the entire block bounded by Park Avenue, Lexington Avenue, East 46th Street and East 47th Street in the Plaza District neighborhood of Midtown Manhattan (the “Neighborhood”), which is home to the headquarters of 28 Fortune 500 companies. The Neighborhood is comprised of many of New York’s most well-known landmarks, restaurants, hotels, retail shops and tourist attractions including Grand Central, Fifth Avenue, St. Patrick’s Cathedral, Rockefeller Center, and is in short walking distance to the United Nations, Radio City Music Hall, the Museum of Modern Art, the New York Public Library, and Central Park. The Neighborhood is made accessible by the presence of several transportation hubs contributing to the appeal for a diverse array of businesses, including domestic and international banking, legal services, manufacturing, securities/holdings, printing and publishing, advertising, and communications.

According to the appraisal, the 245 Park Avenue Property is located within the Park Avenue submarket of the larger Midtown Manhattan office market and is considered to be one of the premier office corridors in the United States due to its central location, strength of its tenant base, proximity to Grand Central Station and other amenities. According to the appraisal, as of the fourth quarter of 2016, the overall Midtown Manhattan Class A office market had approximately 184.3 million SF of office inventory, direct weighted average Class A asking rents of $87.14 PSF and a vacancy rate of 8.7%. According to the appraisal, as of the fourth quarter of 2016, the Park Avenue Class A office submarket had approximately 21.8 million SF of office inventory, direct weighted average asking rents of $102.15 PSF and a direct vacancy rate of 7.8%. The Park Avenue Class A office submarket commands rents approximately 15% higher than the Midtown Manhattan Class A office market.

The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 PSF to $125.00 PSF, which is in-line with the 245 Park Avenue Property. The comparable buildings had a weighted average occupancy of 97.0%. The 245 Park Avenue Property’s weighted average in place office rent of $80.72 PSF is approximately $14.58 PSF lower than the appraisals concluded weighted average in place market rent of $95.30 PSF.

Historical and Current Occupancy(1)
2012	2013	2014	2015	2016	2/28/2017(2)
95.8%	93.6%	93.6%	93.6%	95.0%	91.2%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy as of February 28, 2017 is based on remeasured NRA of 1,779,515 and includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured NRA), which have executed leases but have not yet taken occupancy.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 48.9% 2.73x 10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 245 Park Avenue Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF(1)
Rents in Place	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	$73.19
Vacant Income	$0	$0	$0	$0	$16,425,575	$9.53
Rent Steps	$0	$0	$0	$0	$10,341,838	$6.00
Gross Potential Rent(2)	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$152,944,913	$88.72
Total Reimbursements(3)	$31,667,499	$34,635,748	$37,032,022	$37,903,249	$40,918,609	$23.73
Net Rental Income	$150,404,076	$159,956,722	$165,737,056	$166,998,932	$193,863,523	$112.45
Less Vacancy & Credit Loss	$0	$0	$0	$0	($16,425,575)	($9.53)
Other Income(4)	$488,183	$704,333	$1,901,893	$1,888,513	$318,732	$0.18
Effective Gross Income	$150,892,259	$160,661,057	$167,638,950	$168,887,445	$177,756,680	$103.11
Total Operating Expenses	$52,333,954	$57,993,351	$60,922,988	$61,210,770	$62,448,738	$36.22
Net Operating Income(5)	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$115,307,942	$66.88
Capital Expenditures	$0	$0	$0	$0	$551,678	$0.32
TI/LC	$0	$0	$0	$0	$5,191,362	$3.01
Net Cash Flow	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$109,564,903	$63.55

Occupancy %	93.6%	93.6%	95.0%	90.7%	90.7%
NOI DSCR(6)	2.45x	2.56x	2.66x	2.68x	2.87x
NCF DSCR(6)	2.45x	2.56x	2.66x	2.68x	2.73x
NOI Debt Yield(6)	9.1%	9.5%	9.9%	10.0%	10.7%
NCF Debt Yield(6)	9.1%	9.5%	9.9%	10.0%	10.1%

(1)	Based on 1,723,993 contractual SF.
(2)	The increase in Underwritten Gross Potential Rent from 3/31/2017 TTM Gross Potential Rent is primarily due to the inclusion of rent steps, which are underwritten to (i) for non-investment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase base rent of $61.50 PSF through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 PSF through the remainder of the loan term.
(3)	Expense Recoveries are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase Bank space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase Bank lease; upon the commencement of Société Générale’s direct modified gross lease in October 2022, the tenant is instead required to reimburse expenses over a base year of 2013.
(4)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.
(5)	The increase in 2015 Net Operating Income from 2014 Net Operating Income was primarily due to contractual rent increases resulting in an increase in the weighted average base rent PSF from approximately $68.87 to approximately $72.69 PSF.
(6)	Debt service coverage ratios and debt yields are based on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans.

Escrows and Reserves. The 245 Park Avenue Whole Loan documents provide for upfront escrows in the amount of $227,000 for insurance premiums, $47,738 for replacement reserves, $10,298,441 for outstanding tenant improvements and leasing commissions and $1,133,167 for free rent. In lieu of depositing any reserve amounts required under the loan documents in cash, the 245 Park Avenue Borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion delivered to the lender. The loan documents also provide for ongoing monthly escrows of $3,878,518 for real estate taxes, $113,500 for insurance premiums, and $47,738 for replacement reserves. Commencing on May 1, 2025 and continuing on a monthly basis, the 245 Park Avenue Borrower is required to deposit $446,775 per month with the lender for costs related to tenant improvements and leasing commissions. The 245 Park Avenue Borrower is also required to deposit any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

Lockbox and Cash Management. The 245 Park Avenue Whole Loan requires a lender-controlled lockbox account, which is already in place, and requires the 245 Park Avenue Borrower and property manager to cause all rents to be paid directly by tenants into a clearing account maintained by the 245 Park Avenue Borrower at a local bank selected by the 245 Park Avenue Borrower, which is required at all times to be an eligible institution (as defined in the loan documents). All funds in the lockbox account are required to be swept within one business day into the 245 Park Avenue Borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 48.9% 2.73x 10.7%

A “Cash Sweep Event” means the occurrence of (a) an event of default under the 245 Park Avenue Whole Loan or an event of default under the 245 Park Avenue Mezzanine Loans, (b) the bankruptcy or insolvency of the 245 Park Avenue Borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lenders’ interests), (c) if the debt service coverage ratio (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and 245 Park Avenue Mezzanine Loans based on underwritten net cash flow falls below 1.15x at the end of any quarter, based on the trailing three-month period or (d) if MLB does not renew all or substantially all of its premises at least 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises (provided that any sweep, in the case of (d), will be capped at $85.00 PSF with respect to the space leased by MLB) (a “Tenant Trigger Event”). A Cash Sweep Event will end upon (i) with respect to a Cash Sweep Event caused solely by clause (a) above, the acceptance of a cure by the applicable lender of the related event of default, (ii) with respect to a Cash Sweep Event caused by clause (b) above, if the 245 Park Avenue Borrower replaces such manager within 60 days of such action in accordance with the loan documents, (iii) with respect to a Cash Sweep Event caused solely by clause (c) above, either (1) the achievement of a debt service coverage ratio for the 245 Park Avenue Whole Loan and the 245 Park Avenue Mezzanine Loans of at least 1.15x for six consecutive months based on the trailing three-month period or (2) the 245 Park Avenue Borrower effects a DSCR Cure (as defined below) or (iv) with respect to a Cash Sweep Event caused solely by a Tenant Trigger Event, the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the 245 Park Avenue Borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency of the 245 Park Avenue Borrower.

A “DSCR Cure” will commence upon the 245 Park Avenue Borrower delivering to the lenders a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each 245 Park Avenue Mezzanine Loans, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination; provided that no Cash Sweep Event resulting from a separate event has occurred which has not been cured; further that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the 245 Park Avenue Borrower under the loan documents) may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion and (y) the 245 Park Avenue Borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (x) the replacement of MLB with one or more tenants approved by the lender if required under the loan documents leasing not less than 90% of the leasable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppel certificate or (y) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow has been deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable square foot with respect to the space demised under the MLB lease.

Additional Secured Indebtedness (not including trade debts). In addition to the 245 Park Avenue Mortgage Loan, the 245 Park Avenue Property also secures the 245 Park Avenue Pari Passu Companion Loans and 245 Park Avenue Subordinate Companion Loans. The 245 Park Avenue Whole Loan is comprised of 23 pari passu notes, with an aggregate outstanding principal balance of $1.08 billion. The 245 Park Avenue Subordinate Companion Loans are comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million. The controlling senior Note A-1-A (along with 4 other senior 245 Park Avenue Pari Passu Companion Loans and the 245 Park Avenue Subordinate Companion Loans) was contributed to the 245 Park Avenue Trust 2017-245P transaction, which governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificate holder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The 245 Park Avenue Mezzanine Loans are secured by the equity in the 245 Park Avenue Borrower pledged by the direct equity owners of the 245 Park Avenue Borrower. The 245 Park Avenue Mezzanine Loans consists of three mezzanine loans with an aggregate outstanding principal balance $568.0 million. Mezzanine loan A has a principal balance of $236.5 million; mezzanine loan B has a principal balance of $221.0 million; and mezzanine loan C has a principal balance of $110.5 million. The coupons are 5.0000%, 5.7000% and 6.8500%, respectively. The 245 Park Avenue Mezzanine Loans are interest-only for their full terms and are coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Subordinate Companion Loans and the 245 Park Avenue Mezzanine Loans, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the 245 Park Avenue Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 245 Park Avenue Property. The loan documents also require loss of rent and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 48.9% 2.73x 10.7%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 48.9% 2.73x 10.7%

245 Park Avenue
245 Park Avenue
New York, NY 10167
MANHATTAN
Midtown
Upper East Side
East Side
Murray Hill
Kips Bay
CENTRAL PARK
East Green
Heckscher Playground
Wollman Rink
The Dairy
Central Park Zoo
The Pond
Central Park South
Hunter College
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
Lever House
399 Park
Citigroup Center
Lipstick Building
Museum of Modern Art
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Exxon Building
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
GE Building
1 Rockefeller Plaza
JPMorgan Chase Tower
485 Lexington
747 Third Avenue
Japan Society
UNITED NATIONS HEADQUARTERS
Morgan Stanley Building
News Corp. Building
Imperial Theatre
TIMES SQUARE
Viacom Intl.
MetLife Building
Grand Central Terminal
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
Chrysler Building
Bank of America Tower
Condé Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Daily News
Bryant Park
New York Public Library
HSBC Tower
New York Times Building
Garment Centre Capitol
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
Empire State Building
One Penn Plaza
Manhattan Mall
Madison Square Garden
Penn Station
NYU Medical Center
LONG ISLAND RAILROAD
METRO NORTH
QUEENS MIDTOWN TUNNEL
FERRY TO LONG ISLAND CITY
FDR Drive
East River
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
63RD ST/ LEXINGTON
E. 62nd St.
E. 61st St.
E. 60th St.
59TH ST/ LEXINGTON
5TH AVE/ 59TH ST
E. 59th St.
E. 58th St.
W. 57th St.
E. 57th St.
57TH ST
E. 56th St.
W. 55th St.
E. 55th St.
E. 54th St.
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
W. 53rd St.
E. 53rd St.
53RD ST
W. 52nd St.
E. 52nd St.
E. 51st St.
51ST ST/ LEXINGTON
Gershwin Theatre
50TH ST/ BROADWAY
W. 50th St.
E. 50th St.
W. 49th St.
E. 49th St.
49TH STREET
W. 48th St.
ROCKEFELLER CTR.
E. 48th St.
W. 47th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
42ND ST/ TIMES SQ.
W. 42nd St.
E. 42nd St.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
E. 41st St.
42ND ST/ TIMES SQ.
W. 40th St.
E. 40th St.
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
W. 37th St.
E. 37th St.
W. 36th St.
E. 36th St.
W. 35th St.
E. 35th St.
W. 34th St.
E. 34th St.
HERALD SQUARE
W. 33rd St.
E. 33rd St.
PENN STATION
33RD ST/ LEXINGTON
W. 32nd St.
E. 32nd St.
W. 31st St.
E. 31st St.
495
Upper West Side
Upper East Side
Astoria
West New York
QUEENS
North Bergen
Central Park
Weehawken
West Side
East Side
Long Island City
Union City
Midtown
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
SoHo
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2381 Morse Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 7 Hilton Garden Inn Irvine/Orange County Airport	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,483,486 59.7% 1.97x 13.0%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2381 Morse Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 7 Hilton Garden Inn Irvine/Orange County Airport	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,483,486 59.7% 1.97x 13.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[ ]			Location:	Irvine, CA 92614
				General Property Type:	Hospitality
Original Balance:	$30,600,000			Detailed Property Type:	Select Service
Cut-off Date Balance:	$30,483,486			Title Vesting:	Fee
% of Initial Pool Balance:	3.7%			Year Built/Renovated:	2015/N/A
Loan Purpose:	Refinance			Size:	170 Rooms
Borrower Sponsors:	Narendra B. Patel; Shetal N. Patel			Cut-off Date Balance per Room:	$179,315
Mortgage Rate:	4.3800%			Maturity Date Balance per Room:	$144,926
Note Date:	6/28/2017			Property Manager:	S3 Hotel Group (borrower-related)
First Payment Date:	8/6/2017
Maturity Date:	7/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,966,240
Seasoning:	3 months			UW NOI Debt Yield:	13.0%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity:	16.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.97x
Additional Debt Type:	N/A			Most Recent NOI:	$4,075,048 (6/30/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,810,759 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A (12/31/2015)
Reserves(1)				Most Recent Occupancy:	81.8% (6/30/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	80.5% (12/31/2016)
RE Tax:	$70,935	$17,734	N/A	3rd Most Recent Occupancy(2):	N/A (12/31/2015)
Insurance:	$57,960	$4,830	N/A	Appraised Value (as of):	$51,100,000 (5/25/2017)
Deferred Maintenance:	$0	$0	N/A	Cut-off Date LTV Ratio:	59.7%
FF&E:	$0	$22,241	N/A	Maturity Date LTV Ratio:	48.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,600,000	100.0%	Loan Payoff:	$22,014,467	71.9%
			Reserves:	$128,895	0.4%
			Closing Costs:	$460,560	1.5%
			Return of Equity:	$7,996,078	26.1%
Total Sources:	$30,600,000	100.0%	Total Uses:	$30,600,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Hilton Garden Inn Irvine/Orange County Airport Property was built in 2015; as such, historical operating performance is not available prior to 2016.

The Mortgage Loan. The seventh largest mortgage loan (“Hilton Garden Inn Irvine/Orange County Airport Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,600,000 and secured by a first priority fee mortgage encumbering a select service hospitality property known as the Hilton Garden Inn Irvine/Orange County Airport in Irvine, California (“Hilton Garden Inn Irvine/Orange County Airport Property”). The proceeds of the Hilton Garden Inn Irvine/Orange County Airport Mortgage Loan were used to refinance an existing debt on the Hilton Garden Inn Irvine/Orange County Airport Property, fund upfront reserves, pay closing costs and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is S3 Hospitality, LLC (the “Hilton Garden Inn Irvine/Orange County Airport Borrower”), a California limited liability company, structured to be bankruptcy remote with two independent directors. The Hilton Garden Inn Irvine/Orange County Airport Borrower is wholly owned by Narendra B. Patel (50.0%) and Shetal N. Patel (50.0%). The non-recourse carveout guarantors and borrower sponsors are Narendra B. Patel and Shetal N. Patel.

Narendra B. Patel and Shetal N. Patel are California-based investors who have been active in the hospitality industry since 2004. Their expertise includes the acquisition and ownership of hotels and hotel sites; hotel investments; development and construction; and operations and management. The borrower sponsors collectively own six franchised hotels, with five hotels located in the Irvine / Orange County, California area, and one located in New York City.

The Property. The Hilton Garden Inn Irvine/Orange County Airport Property consists of a 5-story, 170-room select service hotel located in the Irvine Business Complex to the east of the intersection of Morse Avenue and McCabe Way in Irvine, California on 1.60-acres. The Hilton Garden Inn Irvine/ Orange County Airport Property is approximately 45 miles southeast of the Los Angeles central business district. The Hilton Garden Inn Irvine/Orange County Airport Property was developed by the Hilton Garden Inn Irvine/Orange County Airport Borrower and opened in 2015. The Hilton Garden Inn Irvine/Orange County Airport Property features standard and suite-style guestrooms, and guestrooms are found on the top four levels. The Hilton Garden Inn Irvine/Orange County Airport Property’s guest room configuration consists of 96 king rooms, 68 double-queen rooms, and 6 suites. The guestrooms feature a flat screen television, large work desk with an ergonomic office chair, mini-refrigerator, microwave, coffeemaker, iron and ironing board, luggage

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2381 Morse Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 7 Hilton Garden Inn Irvine/Orange County Airport	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,483,486 59.7% 1.97x 13.0%

rack, robes, Wi-Fi, MP3 docks, and a sofa bed included in some rooms. The Hilton Garden Inn Irvine/Orange County Airport Property includes 143 parking spaces (0.84 spaces per key).

Hotel amenities include a business center, fitness center, indoor swimming pool, a guest laundry, an outdoor patio, and a market pantry. The Hilton Garden Inn Irvine/Orange County Airport Property features the Great American Grill, a full-service restaurant that serves breakfast, lunch, and dinner, and offers room service in the evening. The Pavilion Lounge is located adjacent to the restaurant and has a seating capacity of 10. Additionally, the Hilton Garden Inn Irvine/Orange County Airport Property offers 1,582 sq. ft. flexible meeting space, including a ballroom.

According to the appraisal, the Hilton Garden Inn Irvine/Orange County Airport Property generates approximately 75% of its room revenue from commercial demand, 13% leisure demand and 12% from group demand.

More specific information about Hilton Garden Inn Irvine/Orange County Airport Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Hilton Garden Inn Irvine/Orange County Airport Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2015 TTM(3)	72.1%	$145.07	$104.66	NAP	NAP	NAP	NAP	NAP	NAP
6/30/2016 TTM	76.6%	$149.79	$114.69	77.2%	$145.07	$112.03	100.9%	96.8%	97.7%
6/30/2017 TTM	73.3%	$152.40	$111.69	81.8%	$154.15	$126.14	111.7%	101.1%	112.9%

Source: Industry Report

(1)	The competitive set includes Marriott Irvine, Embassy Suites Irvine Orange County Airport, Hotel Irvine Jamboree Center, Hilton Irvine Orange County Airport, Courtyard Irvine John Wayne Airport, Wyndham Irvine Orange County Airport, and Courtyard Santa Ana Orange County.

(2)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at Hilton Garden Inn Irvine/Orange County Airport Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	The Hilton Garden Inn Irvine/Orange County Airport Property was completed on July 30, 2015 and full year financials are not available.

The Market. The Hilton Garden Inn Irvine/Orange County Airport Property is located in Irvine, Orange County, California, approximately 45 miles from the Los Angeles central business district. The city of Irvine is bordered by the cities of Tustin, Santa Ana, Lake Forest, Newport Beach, Laguna Hills, and Costa Mesa. Irvine is a planned community, developed in the 1960s by the Irvine Company, a real estate development company. Irvine is home to the University of California - Irvine (UCI), the Orange County Center of the University of Southern California, and Irvine Valley College. Irvine is also home to a number of corporations and major office parks representing the technology, telecommunications, and biotechnology sectors. The Hilton Garden Inn Irvine/Orange County Airport Property is located within the Irvine Business Complex (“IBC”). The IBC is home to several Fortune 500 companies, including Allergan, Edwards Lifesciences, and Western Digital. Some specific businesses and entities in the area include St. Jude Medical, Optum, Oracle, and Tetra Tech. The area is served by the John Wayne Airport (1.0 mile east), the only commercial service airport in Orange County, which had a passenger count of 10.5 million passengers in 2016. The airport serves both general and commercial aviation needs for the area and features one main terminal that is divided into two concourses.

Demand generators include the Irvine Spectrum Center (an outdoor shopping center featuring over 100 shops), the 21-screen Edwards movie theatre, and the 500-seat Irvine Improve Theatre. The shopping center also offers the “Giant Wheel,” a Ferris wheel that projects lighting schemes via 52,000 LED lights, visible by passing motorists on Interstate 5; the 477-acre Orange County Zoo that is located inside Irvine Park; Boomers! is a family amusement center, which features carousels, musical shows, video arcades, miniature golf, bumper boats, batting cages, go-karts, kiddie roller coasters, and laser tag and The University of California - Irvine Arboretum a 12.5-acre botanical garden and research facility that has an extensive collection of South African species and boasts a diversity of plants and habitats representative of the California Floristic Province.

According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Hilton Garden Inn Irvine/Orange County Airport Property is 7,824, 61,962, and 232,196 respectively. Average household income within a one-, three- and five-mile radius of the Hilton Garden Inn Irvine/Orange County Airport Property is $50,751, $83,201 and $82,073, respectively.

According to an industry report as of July 2017, the Hilton Garden Inn Irvine/Orange County Airport Property is located in the Anaheim/Santa Ana hospitality market, which consists of 443 hotel properties with a total of 57,060 rooms. The Anaheim/Santa Ana market had a weighted average occupancy, ADR, and RevPAR of 78.2%, $152.26 and $120.64, respectively, over the trailing 12-month period. There has been a decline in occupancy and growth in ADR of (0.4%) and 4.8%, respectively, resulting in an increase of 4.3% in RevPAR over the trailing 12-month period within the Anaheim/Santa Ana market. The Hilton Garden Inn Irvine/Orange County Airport Property had an occupancy, ADR and RevPAR of 81.8%, $154.15 and $126.14, respectively, over the trailing 12-month period.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2381 Morse Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 7 Hilton Garden Inn Irvine/Orange County Airport	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,483,486 59.7% 1.97x 13.0%

Primary competitive properties to the Hilton Garden Inn Irvine/Orange County Airport Property are shown in the table below:

Competitive Property Summary

Property Name	No. of Rooms	Commercial Demand	Leisure Demand	Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
Hilton Garden Inn Irvine/Orange County Airport(1)	170	75%	13%	12%	80.7%	$151.00	$121.84
Courtyard by Marriott Irvine John Wayne Airport	153	75%	15%	10%	70.0% - 75.0%	$150.00 - $160.00	$115.00 - $120.00
Embassy Suites by Hilton Irvine-Orange County Airport	293	55%	30%	15%	75.0% - 80.0%	$150.00 - $160.00	$120.00 - $125.00
Hilton Irvine Orange County Airport	306	55%	30%	15%	70.0% - 75.0%	$150.00 - $160.00	$110.00 - $115.00
Courtyard by Marriott Santa Ana Orange County Airport	155	60%	30%	10%	80.0% - 85.0%	$130.00 - $140.00	$115.00 - $120.00
Total/Wtd. Avg.	1,077	62%	25%	13%	77.7%	$152.93	$118.85

Source: Appraisal

(1)	The minor variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn Irvine/Orange County Airport Property are attributable to variances in reporting methodologies and/or timing differences.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Garden Inn Irvine/Orange County Airport Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016	6/30/2017 TTM	UW	UW per Room
Occupancy	N/A	N/A	80.5%	81.8%	81.8%
ADR	N/A	N/A	$150.94	$153.24	$153.24
RevPAR	N/A	N/A	$121.51	$125.35	$125.35

Rooms Revenue	N/A	N/A	$7,560,084	$7,777,827	$7,777,827	$45,752
Food & Beverage	N/A	N/A	$694,057	$765,444	$765,444	$4,503
Other Income(2)	N/A	N/A	$402,597	$442,514	$442,514	$2,603
Total Revenue	N/A	N/A	$8,656,738	$8,985,785	$8,985,785	$52,858
Total Expenses	N/A	N/A	$4,845,980	$4,910,737	$5,019,545	$29,527
Net Operating Income	N/A	N/A	$3,810,759	$4,075,048	$3,966,240	$23,331
FF&E	N/A	N/A	$0	$0	$359,431	$2,114
Net Cash Flow	N/A	N/A	$3,810,759	$4,075,048	$3,606,809	$21,217

NOI DSCR	N/A	N/A	2.08x	2.22x	2.16x
NCF DSCR	N/A	N/A	2.08x	2.22x	1.97x
NOI Debt Yield	N/A	N/A	12.5%	13.4%	13.0%
NCF Debt Yield	N/A	N/A	12.5%	13.4%	11.8%

(1)	The Hilton Garden Inn Irvine/Orange County Airport Property was built in 2015; as such, historical operating performance is not available prior to 2016.

(2)	Other Income includes parking, other, and miscellaneous revenue.

Escrows and Reserves. At loan origination, the Hilton Garden Inn Irvine/Orange County Airport Borrower deposited in escrow $70,935 for real estate taxes and $57,960 for insurance premiums and is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums. The Hilton Garden Inn Irvine/Orange County Airport Borrower is required to deposit monthly for furniture, fixtures and equipment the greater of (i) 1/12 of an amount equal to 3.0% of annual gross income from the prior calendar year and (ii) the aggregate amount, if any, to be reserved under the management and franchise agreements (if any), currently estimated at $22,241 (the “FF&E Reserve”). Funds on deposit in FF&E Reserve may be used by the Hilton Garden Inn Irvine/Orange County Airport Borrower for the completion of any FF&E work.

After the occurrence of a Franchise Trigger Event (as defined below) and/or Brand Standards Upgrade Trigger Event (see “Lockbox and Cash Management” section), all available excess cash flow will be deposited into a property improvement plan reserve (the “PIP Reserve”) to pay or reimburse the Hilton Garden Inn Irvine/Orange County Airport Borrower for completion of all property improvement plan or other work required by the franchisor (or any replacement franchisor) (the “PIP Work”).

Lockbox and Cash Management. The Hilton Garden Inn Irvine/Orange County Airport Mortgage Loan provides for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as described below) for the Hilton Garden Inn Irvine/Orange County Airport Mortgage Loan, the Hilton Garden Inn Irvine/Orange County Airport Borrower is required to instruct tenants and credit card processors to deposit rents and other amounts due into the lockbox account and funds in the lockbox account are required to be transferred to the cash management account each business day. All funds in the cash management are required to be applied on each monthly payment date in accordance with the Hilton Garden Inn Irvine/Orange County Airport Mortgage Loan documents. All excess cash flow will be applied as follows (i) to the extent a Cash Sweep Event exists on account of a Franchise Trigger Event and/or a Brand Standards Upgrade Trigger Event as described in the “Escrows and Reserves” section, in the PIP Reserve; (ii) to the extent a Cash Sweep Event exists for any other reason, into an account held by the lender as additional security for the Hilton Garden Inn Irvine/Orange County Airport Mortgage Loan; and/or (iii) to the extent no Cash Sweep Event exists, to the Hilton Garden Inn Irvine/Orange County Airport Borrower. To the extent no Cash Management Trigger Event exists, the requirement that credit card processors and tenants deposit rents and other amounts due directly to the lockbox will be suspended until the occurrence of any subsequent Cash Management Trigger Event(s).

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2381 Morse Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 7 Hilton Garden Inn Irvine/Orange County Airport	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,483,486 59.7% 1.97x 13.0%

A “Cash Management Trigger Event” will occur upon (i) an event of default; (ii) any bankruptcy action of the Hilton Garden Inn Irvine/Orange County Airport Borrower, the guarantor or the property manager; (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.25x; (iv) a Franchise Trigger Event; (v) or a Brand Standards Upgrade Trigger Event (as defined below). A Cash Management Trigger Event will continue until, in regard to clause (i) above, such event of default has been cured or waived; in regard to clause (ii), such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the Hilton Garden Inn Irvine/Orange County Airport Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Hilton Garden Inn Irvine/Orange County Airport Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters; in regard to clause (iv) above, the Hilton Garden Inn Irvine/Orange County Airport Borrower (a) extends or renews the franchise agreement with a term of not less than 10 years with a franchisor approved by the lender; (b) amounts in the PIP Reserve account equal or exceed 125% of the estimated cost of the PIP Work; (c) when such bankruptcy petition has been discharged, stayed, or dismissed for the franchisor or replacement franchisor; in regard to clause (v) above, when the Hilton Garden Inn Irvine/Orange County Airport Borrower (a) has completed all PIP Work in connection with any property improvement, upgrade, renovation or a similar plan (“Brand Standards Upgrade PIP”) to bring the Hilton Garden Inn Irvine/County Airport Property into compliance with the brand standards of the franchisor or any replacement franchisor and (b) the Brand Standards Upgrade PIP has been accepted and that no other PIP Work is required by the franchisor or replacement franchisor.

A “Cash Sweep Event” will occur upon (i) an event of default; (ii) any bankruptcy action of Hilton Garden Inn Irvine/Orange County Airport Borrower, guarantor or property manager; (iii) the debt service ratio based on the trailing 12-month period falling below 1.20x; (iv) the occurrence of a Franchise Trigger Event; or (v) a Brand Standards Upgrade Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, such event of default has been cured or waived; in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the Hilton Garden Inn Irvine/Orange County Airport Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Hilton Garden Inn Irvine/Orange County Airport Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.20x for two consecutive calendar quarters; in regard to clause (iv) above, the Hilton Garden Inn Irvine/Orange County Airport Borrower (a) extends or renews the franchise agreement with a term of not less than 10 years with a franchisor approved by the lender; (b) amounts in the PIP Reserve account equal or exceed 125% of the estimated cost of the PIP Work; (c) when such bankruptcy petition has been discharged, stayed, or dismissed for the franchisor or replacement franchisor; in regard to clause (v) above, when the Hilton Garden Inn Irvine/Orange County Airport Borrower (a) has completed all PIP Work in connection with any property improvement, upgrade, renovation or a similar plan (“Brand Standards Upgrade PIP”) to bring the Hilton Garden Inn Irvine/County Airport Property into compliance with the brand standards of the franchisor or any replacement franchisor and (b) the Brand Standards Upgrade PIP has been accepted and that no other PIP Work is required by the franchisor or replacement franchisor.

A “Franchise Trigger Event” will occur upon the earlier of (i) (a) the date the franchise agreement expires or is terminated or canceled for any reason; (b) 12 months prior to the applicable expiration date under the franchise agreement; or (c) the date the Hilton Garden Inn Irvine/Orange County Airport Borrower or franchisor gives notice of its intention to terminate, cancel or not to extend or renew the franchise agreement; (ii) the occurrence of an event of default beyond all applicable notice and cure periods under the franchise agreement; or (iii) the occurrence of an bankruptcy action of the franchisor.

A “Brand Standards Upgrade Trigger Event” will occur upon the implementation by the franchisor or any replacement franchisor of a property improvement, upgrade, renovation or similar plan that is necessary to bring the Hilton Garden Inn Irvine/Orange County Airport Property into compliance with the brand standards or other requirements of the franchisor or replacement franchisor.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Hilton Garden Inn Irvine/Orange County Airport Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2381 Morse Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 7 Hilton Garden Inn Irvine/Orange County Airport	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,483,486 59.7% 1.97x 13.0%

Hilton Garden Inn Irvine/Orange County Airport
2381 Morse Avenue
Irvine, CA 92614
SANTA ANA
Tustin
IRVINE
Costa Mesa
Newport Beach
John Wayne Orange County Airport
ORANGE COUNTY
IE - OC LINE/ ORANGE COUNTY LINE
LAX 35 miles
San Diego Fwy
Costa Mesa Fwy
Edinger Ave.
Warner Ave.
Dyer Rd.
Grand Ave.
Newport Ave.
Walnut Ave.
Tustin Ranch Rd.
Valencia Ave.
Red Hill Ave.
Foothill Regional Medical Ctr.
Marconi Automotive Museum
Ricoh Technology Portal
Irvine Scientific
Edwards Lifesciences Corp.
Mazda North America
Newport Corporation
Tustin Ranch Rd.
The District
Barranca Pkwy.
Alton Pkwy.
MacArthur Blvd.
Warner Ave.
Harvard Ave.
Bear St.
Bristol St.
Bristol Center
Segerstrom Center for the Arts
South Coast Plaza
Segerstrom Stage
Experian
The MET
Metro Pointe at South Coast
KOLL BUSINESS CENTER
IRVINE BUSINESS COMPLEX
Von Karman Ave.
Jamboree Rd.
Bill Barber Memorial Park
Westpark Plaza Shopping Center
Culver Dr.
The Square
Main St.
MAIN PLAZA
Baker St.
Red Hill Ave.
Harvard Place
Main St.
Yale Loop
Lyon Air Museum
The Irvine Museum Collection
Michelson Dr.
Western Digital
Yale Loop
Michelson Dr.
OC Fair & Event Center
Santa Ana Country Club
Campus Dr.
Campus Dr.
Jazz Semiconductor
Rancho San Joaquin Golf Course
Newport Beach Golf Course
MacArthur Blvd.
Harvard Ave.
University Dr.
Santa Ana Ave.
Irvine Ave.
Google
William R. Mason Regional Park
Strawberry Farms Golf Course
Concordia University-Irvine
The Chicago School of Professional Psychology
University Dr.
Anteater Ballpark
University Center
Anteater Stadium
UCI Student Center
Irvine Barclay Theatre
Campus Dr.
Culver Dr.
Turtle Rock Dr.
Upper Newport Bay
Jamboree Rd.
UNIVERSITY RESEARCH PARK
BIOMED RESEARCH PARK
Bren Events Center
Langson Library
University of California - Irvine
California Ave.
Santiago Dr.
Cisco
Intel
Anteater Dr.
Irvine Ave.
Bison Ave.
Skyworks Solutions
Eastbluff Dr.
MacArthur Blvd.
Turtle Rock Dr.
Bonita Canyon Dr.
Shady Canyon Dr.
Bonita Canyon Dr.
Irvine Farmers Market
Big Canyon Country Club
5
55
73
261
405
SAN GABRIEL MTS.
LOS ANGELES
Glendale
Pasadena
Burbank
Rancho Cucamonga
Pomona
Ontario
Inglewood
Santa Monica
Torrance
LONG BEACH
ANAHEIM
Fullerton
Garden Grove
Orange
SANTA ANA
Huntington Beach
Irvine
Corona
Pacific Ocean

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144 South Harrison Street East Orange, NJ 07018	Collateral Asset Summary – Loan No. 8 144 South Harrison	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,300,000 65.2% 1.27x 7.9%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144 South Harrison Street East Orange, NJ 07018	Collateral Asset Summary – Loan No. 8 144 South Harrison	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,300,000 65.2% 1.27x 7.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[ ]			Location:	East Orange, NJ 07018
				General Property Type:	Multifamily
Original Balance:	$30,300,000			Detailed Property Type:	High Rise
Cut-off Date Balance:	$30,300,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.7%			Year Built/Renovated:	2017/N/A
Loan Purpose:	Refinance			Size:	156 Units
Borrower Sponsors:	Syed Airaj Hasan; Ayesha Wahidy			Cut-off Date Balance per Unit:	$194,231
Mortgage Rate:	4.5100%			Maturity Date Balance per Unit:	$170,041
Note Date:	7/31/2017			Property Manager:	Blackstone Realty Management LLC (borrower-related)
First Payment Date:	9/1/2017
Maturity Date:	8/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$2,379,281
Prepayment Provisions:	LO (26); DEF (91); O (3)			UW NOI Debt Yield:	7.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.0%
Additional Debt Type:	N/A			UW NCF DSCR:	1.69x (IO) 1.27x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(2):	N/A
Reserves(1)				3rd Most Recent NOI(2):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.8% (7/27/2017)
RE Tax:	$111,391	$27,848	N/A	2nd Most Recent Occupancy(2):	N/A
Insurance:	$46,097	$6,585	N/A	3rd Most Recent Occupancy(2):	N/A
Replacements:	$0	$3,133	N/A	Appraised Value (as of):	$46,500,000 (7/26/2017)
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio:	65.2%
Other(2):	$227,654	$0	N/A	Maturity Date LTV Ratio:	57.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,300,000	100.0%	Loan Payoff:	$24,553,580	81.0%
			Reserves:	$385,142	1.3%
			Closing Costs:	$543,138	1.8%
			Return of Equity:	$4,818,141	15.9%
Total Sources:	$30,300,000	100.0%	Total Uses:	$30,300,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	No historical financials available as the 144 South Harrison Property was completed in 2017.

The Mortgage Loan. The eighth largest mortgage loan (the “144 South Harrison Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,300,000 secured by a first priority fee mortgage encumbering a 156-unit high-rise multifamily property located in East Orange, New Jersey (the “144 South Harrison Property”). The proceeds of the 144 South Harrison Mortgage Loan were primarily used to refinance existing debt on the 144 South Harrison Property, pay closing costs, fund upfront reserves and return equity to the 144 South Harrison Borrower.

The Borrower and the Borrower Sponsors. The borrower is Essence 144 Urban Renewal LLC (the “144 South Harrison Borrower”), a single-purpose New Jersey limited liability company structured to be bankruptcy remote with one independent director. The 144 South Harrison Borrower is owned and controlled by Syed Airaj Hasan and Ayesha Wahidy, the borrower sponsors and non-recourse carve-out guarantors. Mr. Hasan is the founder of Blackstone Realty Management, a regional real estate developer, operator and designer of commercial real estate. Mr. Hasan has over 25 years of construction and development experience and has built over 3 million SF of real estate. In addition to the 144 South Harrison Property, the borrower sponsors own and manage two other multifamily properties in East Orange, New Jersey completed in 2009 and 2012 totaling 201 units.

The Property. The 144 South Harrison Property is a 13-story Class A multifamily property with 156 units situated on a 1.2-acre site located in East Orange, New Jersey, approximately 15 miles west of New York City. The borrower sponsors acquired the development site in July 2011 from the City of East Orange via tax auction. At the time of acquisition, the 144 South Harrison Property consisted of a vacant 45,000 SF medical office building. The borrower sponsors then acquired two adjacent parcels to increase the size of the overall lot. The borrower sponsors were able to get the zoning changed from commercial to residential and the maximum density of the site from 90 units to 156 units. Construction commenced in late 2015, which included gut renovating the existing building and converting it to multifamily, adding 5 stories to the existing structure and tying in a new 13-story concrete superstructure that was constructed at the rear of the original building which more than doubled the footprint of the original building. The 144 South Harrison Property was completed in July 2017 for a total development cost was approximately $26.4 million. The 144 South Harrison Property leased up to approximately 90% in 4 months and no concessions have been offered with the exception of one tenant receiving a 1-month concession. As of July 27, 2017, the 144 South Harrison Property was 96.8% leased.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144 South Harrison Street East Orange, NJ 07018	Collateral Asset Summary – Loan No. 8 144 South Harrison	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,300,000 65.2% 1.27x 7.9%

The 144 South Harrison Property consists of 25 studio units, 79 1-bedroom units, 27 1-bedroom+study units and 25 2-bedroom units. The average unit size is 815 SF and the average rental rate is $1,703/unit. Unit amenities include hardwood floors, high end kitchen appliances, wood cabinets, and in-unit washer/dryers. Select units feature private balconies. Common amenities include a rooftop terrace, resident lounge and library, 24-hour doorman, party room, fitness center, on-site parking and shuttle service to the nearest train station and downtown Newark, New Jersey. The 144 South Harrison Property is located within walking distance of the Brick Church NJ Transit station, which provides access to Newark and Hoboken, New Jersey and New York Penn Station. In addition, the 144 South Harrison Property is located within 1 mile of the intersection of Interstate 280 and the Garden State Parkway. Interstate 280 travels east-west providing direct access towards New York City and is the main interstate providing direct access to New York City via Newark. In addition, this highway also intersects many of the New Jersey’s primary highways and interstates. The Garden State Parkway is one of the primary highways in the state of New Jersey and provides north-south access for passenger cars only.

The 144 South Harrison Property benefits from a 30-year payment in lieu of taxes (“PILOT”) real estate tax abatement program, which is in effect through fiscal year 2046. The PILOT amount to be paid is based on an annual service charge (“ASC”) equal to 10.2% of gross revenues which includes an administrative fee. The PILOT amount will be adjusted in year 16 of the abatement period to the greater of the ASC or 20% of the unabated tax amount. In year 22 of the abatement period, the PILOT amount will be adjusted to the greater of the ASC or 40% of the unabated tax amount. In year 28 of the abatement period, the PILOT amount will be adjusted to the greater of the ASC or 60% of the unabated tax amount. In year 30 of the abatement period, the PILOT amount will be adjusted to the greater of the ASC or 80% of the unabated tax amount.

The table below shows the apartment mix at the 144 South Harrison Property:

144 South Harrison Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	No. of Occupied Units	Occupancy (%)	Avg. In Place Monthly Rent Per Unit
Studio	25	16.0%	569	25	100.0%	$1,316
1 BR / 1 BA	79	50.6%	755	78	98.7%	$1,561
1 BR+Study / 1 BA	27	17.3%	948	26	96.3%	$1,837
2 BR / 1 BA	25	16.0%	1,111	22	88.0%	$2,489
Total/Wtd. Avg.	156	100.0%	815	151	96.8%	$1,703

(1)       Information is based on the underwritten rent roll.

The Market. The 144 South Harrison Property is located in East Orange, Essex County, New Jersey, approximately 15 miles west of New York City. According to the US Census, East Orange is the second most populous city in Essex County after Newark, New Jersey. The 144 South Harrison Property is located 0.4 miles from the Brick Church NJ Transit station. In 2012, the State of New Jersey designated the half mile radius surrounding the Brick Church Train Station within East Orange a transit village, the 26th such designation in New Jersey. Such a designation provides incentives for municipalities to redevelop and revitalize the areas around transit stations. The Brick Church NJ Transit station is a stop along the Gladstone Branch and Morristown rail lines. The Morristown rail line provides access to Hackettstown, New Jersey to the west and to major hubs to the east including Hoboken, New Jersey, Secaucus Junction, New Jersey and New York Penn Station. The Gladstone Branch rail line provides access to Gladstone, New Jersey to the west and Hoboken, New Jersey to the east. In addition, access to East Orange is provided by numerous roads and highways including the Garden State Parkway and Interstate 280. East Orange borders Newark, New Jersey to the south, which is served by NJ transit, Amtrak and PATH trains. The Newark Liberty International Airport is located approximately 11.4 miles southeast of the 144 South Harrison Property.

According to the appraisal, the estimated 2016 population within a one-, three-, and five-mile radius was 53,088, 371,004, and 767,241, respectively. The 2016 estimated average household income within a one-, three-, and five-mile radius was $49,190, $65,135, and $76,845, respectively.

According to a third party market research report, as of the first quarter of 2017, the North New Jersey apartment market totaled 232,048 units with a vacancy rate of 4.1% and average asking rents of $1,873 per month, an increase of 4.9% year over year. As of the first quarter of 2017, the East Essex County rental market totaled 42,010 units with a vacancy rate of 2.9% and average asking rents of $1,026 per month, an increase of 3.6% year over year.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144 South Harrison Street East Orange, NJ 07018	Collateral Asset Summary – Loan No. 8 144 South Harrison	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,300,000 65.2% 1.27x 7.9%

Comparable rental properties to the 144 South Harrison Property are shown in the table below:

144 South Harrison Property Comparable Rentals Summary
Property Name/Location	Year Built	Vacancy	Distance to Subject	Number of Units	Unit Type	Avg. Unit Size (SF)	Avg. Monthly Rent per Unit
144 South Harrison Property(1) 144 South Harrison Street East Orange, NJ	2017	3.2%	—	156	Studio One Bedroom One Bedroom+Study Two Bedroom	569 755 948 1,111	$1,316 $1,561 $1,837 $2,489
Aura 240 240 South Harrison Street East Orange, NJ	2012	3.1%	0.2 miles	96	One Bedroom+Study Two Bedroom	1,085 1,109	$2,150 $2,267
Indigo 141 141 South Harrison Street East Orange, NJ	2009	1.9%	0.0 miles	105	One Bedroom One Bedroom+Study One Bedroom Loft Two Bedroom	785 1,034 1,105 1,045	$1,450 $1,650 $1,564 $1,700
Park View at 320 320 South Harrison Street East Orange, NJ	1965, 2012	2.2%	0.4 miles	273	Studio One Bedroom Two Bedroom	480 833 1,320	$1,290 $1,620 $2,167
120 Halstead Street 120 Halstead Street East Orange, NJ	2016	4.5%	0.5 miles	44	One Bedroom Two Bedroom	770 1,100	$1,455 $1,775
The Glenwood 111 Glenwood Avenue East Orange, NJ	2014	4.8%	0.8 miles	70	One Bedroom Two Bedroom	840 1,110	$1,500 $1,750
Parkway Lofts 5 Lawrence Street Bloomfield, NJ	2014	3.6%	2.2 miles	361	Studio	511	$1,968
The Green at Bloomfield 56 Broad Street Bloomfield, NJ	2016	NAV	2.7 miles	140	Studio	555	$1,721

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the 144 South Harrison Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	UW	UW Per Unit
Gross Potential Rent(2)	N/A	N/A	N/A	$3,251,400	$20,842
Less Vacancy & Concessions(3)	N/A	N/A	N/A	($165,600)	($1,062)
Other Income(4)	N/A	N/A	N/A	$187,380	$1,201
Effective Gross Income	N/A	N/A	N/A	$3,273,180	$20,982
Total Operating Expenses(5)	N/A	N/A	N/A	$893,899	$5,730
Net Operating Income	N/A	N/A	N/A	$2,379,281	$15,252
Capital Expenditures	N/A	N/A	N/A	$37,596	$241
Net Cash Flow	N/A	N/A	N/A	$2,341,685	$15,011

Occupancy %	N/A	N/A	N/A	96.8%
NOI DSCR	N/A	N/A	N/A	1.29x
NCF DSCR	N/A	N/A	N/A	1.27x
NOI Debt Yield	N/A	N/A	N/A	7.9%
NCF Debt Yield	N/A	N/A	N/A	7.7%

(1)	No historical financials available as the 144 South Harrison Property was completed in 2017.
(2)	Underwritten Gross Potential Rent is based the July 27, 2017 rent roll, which reflects physical occupancy of 96.8% and includes gross up of vacant units based on the asking rents.
(3)	Underwritten Vacancy & Concessions is based on in-place economic occupancy as of the July 27, 2017 rent roll. No concessions are offered.
(4)	Underwritten Other Income consists of parking income, application and credit fees, tenant service charges, amenity fees, pet fees and storage fees.
(5)	The 144 South Harrison Property benefits from a 30-year PILOT real estate tax abatement program. Underwritten real estate taxes are based on 10.2% of UW EGI as per the PILOT agreement.

Escrows and Reserves. At loan origination, the 144 South Harrison Borrower deposited $111,391 in escrow for annual real estate taxes and $46,097 in escrow for annual insurance premiums. At loan origination, the 144 South Harrison Borrower deposited $227,654 into a reserve to be held as security for work on a thirteenth floor build-out (which must occur within 90 days of loan origination) and obtaining a permanent certificate of occupancy for the 144 South Harrison Property (which must occur within 90 days of loan origination). The 144 South Harrison Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums and (iii) $3,133 for replacement reserves.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144 South Harrison Street East Orange, NJ 07018	Collateral Asset Summary – Loan No. 8 144 South Harrison	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,300,000 65.2% 1.27x 7.9%

Lockbox and Cash Management. The 144 South Harrison Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first commencement of a Cash Management Period (defined below) and at all times thereafter, the 144 South Harrison Borrower is required to establish and maintain a soft lockbox and deposit (or cause the property manager to deposit) all rents and profits into the lockbox within two business days. Absent the existence of a Cash Management Period, available funds that are on deposit in the lockbox will be transferred to an operating account under the exclusive dominion and control of the 144 South Harrison Borrower. During the existence of a Cash Management Period, all transfers from the lockbox to the operating account will cease and funds in the lockbox account are required to be applied on each monthly payment date to fund the required real estate tax and insurance reserves deposits, to pay debt service on the 144 South Harrison Mortgage Loan, to pay any other amounts due under the 144 South Harrison Mortgage Loan documents, to fund the required deposits into the replacement reserve, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the 144 South Harrison Borrower in connection with the operation and maintenance of the 144 South Harrison Property, and to disburse the remainder to a cash collateral account to be held by the lender as additional security for the 144 South Harrison Mortgage Loan.

A “Cash Management Period” will commence (i) upon the occurrence of an event of default under the 144 South Harrison Mortgage Loan documents and will continue until the event of default has been cured and such cure has been accepted by the lender; or (ii) if the debt service coverage ratio is less than 1.10x and will continue until the debt service coverage ratio is at least 1.15x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 144 South Harrison Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144 South Harrison Street East Orange, NJ 07018	Collateral Asset Summary – Loan No. 8 144 South Harrison	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,300,000 65.2% 1.27x 7.9%

144 South Harrison
144 South Harrison Street
East Orange, NJ 07018
Montclair
Belleville
Bloomfield
Bloomfield College
West Orange
Essex Green Shopping Center
Thomas Edison Natl. Historic Park
Orange
East Orange
Forest Hill
Belleville Park
Clara Maass Medical Center
Franklin Square
Staples Bloomfield Plaza
Brick Church Plaza
Orange Park
Branch Brook Park
East Orange General Hospital
VA Medical Center-East Orange
South Orange
Seton Hall University
ESSEX COUNTY
Vailsburg Park
Irvington
West Side Park
NEWARK
University Heights
Rutgers School of Dental Medicine
University Hospital
New Jersey Institute of Technology
Essex County College
Rutgers University-Newark
St. Michael's Medical Center
Newark Museum
IRS
NJ Perform. Arts Center
Prudential Tower
Seton Hall Univ. School of Law
Superior Court-NJ
Riverfront Stadium
Downtown
Prudential Center
Newark Symphony Hall
Ironbound District
Newark Beth Israel Medical Ctr.
DoubleTree
Newark Intl. Airport
NY City 14 miles
Garden State Pkwy
NJ TRANSIT MONTCLAIR BOONTON LINE
NJ TRANSIT MORRISTOWN LINE
NJ TRANSIT NORTHEAST CORRIDOR LINE
NJ TRANSIT
LIGHT RAIL
RARITAN VALLEY LINE
Passaic River
280
78
21
22
1
9

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1363 North 31st Street Philadelphia, PA 19121	Collateral Asset Summary – Loan No. 9 Fairmount at Brewerytown	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 57.6% 1.65x 8.5%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1363 North 31st Street Philadelphia, PA 19121	Collateral Asset Summary – Loan No. 9 Fairmount at Brewerytown	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 57.6% 1.65x 8.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[ ]			Location:	Philadelphia, PA 19121
				General Property Type:	Multifamily
Original Balance(1):	$28,000,000			Detailed Property Type:	Mid Rise
Cut-off Date Balance(1):	$28,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.4%			Year Built/Renovated:	1928/2016
Loan Purpose:	Refinance			Size(4):	161 Units
Borrower Sponsors:	Sean McGovern; Dana Spain; Bernard Spain			Cut-off Date Balance per Unit(1):	$173,913
				Maturity Date Balance per Unit(1):	$173,913
Mortgage Rate:	5.0000%			Property Manager:	Community Realty Management, Inc.
Note Date:	8/17/2017
First Payment Date:	10/6/2017
Maturity Date:	9/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,386,684
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield(1):	8.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	8.5%
Additional Debt Type(1)(2):	Subordinate Debt			UW NCF DSCR(1):	1.65x
Additional Debt Balance(1)(2):	$7,000,000			Most Recent NOI:	$870,836 (6/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(5):	N/A
Reserves(3)				3rd Most Recent NOI(5):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	98.1% (7/11/2017)
RE Tax:	$17,640	$2,051	N/A	2nd Most Recent Occupancy(5):	N/A
Insurance:	$47,619	$4,105	N/A	3rd Most Recent Occupancy(5):	N/A
Replacements:	$0	$4,020	N/A	Appraised Value (as of):	$48,600,000 (6/7/2017)
HVAC Repair Funds:	$54,600	$0	N/A	Cut-off Date LTV Ratio(1):	57.6%
Environmental Remediation Funds:	$121,138	$0	N/A	Maturity Date LTV Ratio(1):	57.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$35,000,000	100.0%	Loan Payoff:	$23,998,548	68.6%
			Reserves:	$240,997	0.7%
			Closing Costs:	$879,588	2.5%
			Return of Equity:	$9,880,867	28.2%
Total Sources:	$35,000,000	100.0%	Total Uses:	$35,000,000	100.0%

(1)	The Fairmount at Brewerytown Mortgage Loan is part of the Fairmount at Brewerytown Whole Loan, which is comprised of two senior notes with an aggregate original principal balance of $28,000,000 and one subordinate note with an original principal balance of $7,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Fairmount at Brewerytown Mortgage Loan (excluding the Fairmount at Brewerytown Subordinate Loan). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Fairmount at Brewerytown Whole Loan (including the Fairmount at Brewerytown Subordinate Loan) are $217,391, $217,391, 6.8%, 6.8%, 1.20x, 72.0% and 72.0%, respectively.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The Fairmount at Brewerytown Property includes 12,450 SF of retail space 100.0% leased to three tenants as well as an indoor parking garage consisting of 110 parking spaces.

(5)	The Fairmount at Brewerytown Property was purchased by the Fairmount at Brewerytown Borrower in April 2014 for a purchase price of approximately $5.2 million. Since acquisition, the Fairmount at Brewerytown Borrower has spent approximately $27.3 million in capital improvements and approximately $12.0 million in other/soft costs at the Fairmount at Brewerytown Property. Redevelopment of the Fairmount at Brewerytown Property began in August 2014 and the first tenants took occupancy in March 2016, as such, historical operating performance and historical occupancy information are not available prior to June 2017.

The Mortgage Loan. The ninth largest mortgage loan (the “Fairmount at Brewerytown Mortgage Loan”) is part of a whole loan (the “Fairmount at Brewerytown Whole Loan”) evidenced by two senior promissory notes with an aggregate original principal balance of $28,000,000 and one subordinate note with an original principal balance of $7,000,000 (the “Fairmount at Brewerytown Subordinate Loan”). The Fairmount at Brewerytown Whole Loan is secured by a first priority fee mortgage encumbering a 161-unit, multifamily mid rise property located in Philadelphia, Pennsylvania (the “Fairmount at Brewerytown Property”). Promissory Notes A-1 and A-2, with an aggregate original principal balance of $28,000,000, represent the Fairmount at Brewerytown Mortgage Loan and will be included in the UBS 2017-C4 Trust. The Fairmount at Brewerytown Subordinate Loan is held by Townsend Real Estate Fund, L.P., but may be otherwise transferred at any time. The Fairmount at Brewerytown Subordinate Loan accrues interest at 7.5000% per annum, is coterminous with the Fairmount at Brewerytown Mortgage Loan and is interest only for the full term. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1363 North 31st Street Philadelphia, PA 19121	Collateral Asset Summary – Loan No. 9 Fairmount at Brewerytown	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 57.6% 1.65x 8.5%

Fairmount at Brewerytown Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$14,000,000	$14,000,000	UBS 2017-C4	No
Note A-2	$14,000,000	$14,000,000	UBS 2017-C4	No
Fairmount at Brewerytown Subordinate Loan	$7,000,000	$7,000,000	Townsend Real Estate Fund, L.P.	Yes
Total	$35,000,000	$35,000,000

The proceeds of the Fairmount at Brewerytown Whole Loan were primarily used to refinance existing debt encumbering the Fairmount at Brewerytown Property, fund reserves, pay closing costs and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is Brewerytown Apartments, LLC (the “Fairmount at Brewerytown Borrower”), a single-purpose Pennsylvania limited liability company with two independent directors. Brewerytown Apartments, LLC is owned by AHP Housing Fund 49, LLC (“AHP”) (99%) and Brewerytown, LLC (1%). Brewerytown, LLC is the managing member of the Fairmount at Brewerytown Borrower and is indirectly owned by the borrower sponsors and non-recourse carveout guarantors, Dana Spain, Bernard Spain and Sean McGovern.

AHP currently receives historic tax credits under a tax increment financing contract (“TIF Agreement”) with the City of Philadelphia in conjunction with the redevelopment of the Fairmount at Brewerytown Property. The benefits of the TIF Agreement were valued at $814,543 and the TIF Agreement expires in 2027. The Fairmount at Brewerytown Whole Loan was underwritten based on the average taxes for the Fairmount at Brewerytown Property over the Fairmount at Brewerytown Whole Loan term.

Sean McGovern and Dana Spain are co-founders and managing partners of McSpain Properties. McSpain Properties is a real estate development company committed to revitalizing Philadelphia’s neighborhoods, offering a blend of luxury and affordability, and focusing on tenants seeking an active urban lifestyle. Mr. McGovern has ten years of experience in commercial finance and development for various commercial real estate property types, including multifamily, office, retail, restaurant and student housing. Ms. Spain is the visionary behind the Fairmount Brewerytown Property. Bernard Spain is the co-founder of Spain’s Cards & Gifts, Dollar Express, Inc. and B&M Leasing, a commercial real estate investment company.

The Property. The Fairmount at Brewerytown Property consists of a six-story mid-rise loft style apartment building with a total of 161 units, 12,450 SF of ground floor retail space and garage parking for 110 vehicles. The Fairmount at Brewerytown Property was originally constructed in 1928 as an industrial building for Acme Foods before being converted to its current use in 2016. The Fairmount at Brewerytown Property is part of a condominium within a larger approximately 600,000 SF former Acme Foods distribution facility on a 3.95-acre site, with the Fairmount at Brewerytown Property occupying approximately 0.61 acres, including three units of the condominium use, designated as Units A, A-1 and G. Each residential unit features finished concrete floors, granite countertops, in-unit high-efficiency washers/dryers, closet space, LED lighting throughout, 14’ ceilings, oversized windows, multi-function rain showers and energy efficient stainless steel appliances. Common amenities include 24-hour concierge, cold storage (for delivery of groceries), rooftop deck with pool and dog park, 24-hour fitness center, business center, bar/restaurant, on-site retail, billiard room, tenant lounge with community room and kitchen, indoor parking garage, storage units and 24-hour secure access. As of July 11, 2017, the Fairmount at Brewerytown Property apartment units were 98.1% occupied and the ground floor retail was 100.0% occupied by three tenants: Flying Fish Craft House (7,500 SF), Fit Academy (4,000 SF) and Java Tek (950 SF).

The Fairmount at Brewerytown Property was purchased by the Fairmount at Brewerytown Borrower in April 2014 for a purchase price of approximately $5.2 million. Since acquisition, the Fairmount at Brewerytown Borrower has spent approximately $27.3 million in capital improvements, along with an additional approximately $12.0 million in other/soft costs at the Fairmount at Brewerytown Property. Redevelopment of the Fairmount at Brewerytown Property began in August 2014 and the first tenants took occupancy in March 2016.

The tables below show the apartment unit mix at the Fairmount at Brewerytown Property:

Fairmount at Brewerytown Property Unit Mix Summary(1)
Floor Plan	No. of Units	% of Total	Occupied Total Units	Total Occupancy	Avg. Unit Size (SF)	Avg. UW Monthly Rent per Unit	Total Size (SF)
Studio	19	11.8%	19	100.0%	648	$1,196	12,320
1 Bedroom / 1 Bath	108	67.1%	108	100.0%	769	$1,387	83,011
2 Bedrooms / 1 Bath	34	21.1%	31	91.2%	1,156	$2,033	39,307
Total/Wtd. Avg.	161	100.0%	158	98.1%	836	$1,501	134,638

(1)	Information is based on the underwritten rent roll.

The Market. The Fairmount at Brewerytown Property is located in the Brewerytown section of Philadelphia, Pennsylvania, approximately two miles northwest of the Philadelphia central business district. Brewerytown is part of a major neighborhood transformation initiative sponsored by Philadelphia’s Office of Housing and Community Development. The initiative’s purpose is to transform blighted industrial/distribution facilities and vacant land into a vibrant mixed-use, mixed-income neighborhood. This redevelopment area consists of over five square city blocks north of Girard Avenue, between 30th and 32nd Streets. Primary access to the Fairmount at Brewerytown Property is provided by Interstate 76, which links to Route 30 and Route 13. The Southeastern Pennsylvania Transportation Authority provides bus service along Broad Street and trolley services along West Girard Avenue, both of which are within walking distance of the Fairmount at Brewerytown Property. Temple University, Drexel University and University of Pennsylvania are all located within four miles of the Fairmount at Brewerytown Property and, in the aggregate, had approximately 90,000 students enrolled as of 2016. The Fairmount at Brewerytown Property is located next to Fairmount Park, the largest municipal park in Philadelphia with over 9,200 acres of rolling hills, waterfront, trails for horseback riding, off-road cycling and deep-woods hiking, tours of historic mansions, Japanese tea ceremonies, outdoor concerts, three environmental centers and a wildlife refuge treatment center. ALDI, a grocery supermarket, is also located one block south of the Fairmount at Brewerytown Property.

According to a third party market research report, the Fairmount at Brewerytown Property is in the Center City rental submarket, which exhibited average rents of $1,333 for studios, $1,866 for one-bedrooms, $2,691 for two-bedrooms and $4,037 for three-bedrooms as of the first quarter of 2017. The submarket saw a vacancy rate of 9.7% as of the first quarter of 2017, compared to 10.5% as of the fourth quarter of 2016. According to a third party market research report, the Fairmount at Brewerytown Property is in the Northwest Philadelphia retail submarket, which contains 1,723 buildings accounting for approximately

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1363 North 31st Street Philadelphia, PA 19121	Collateral Asset Summary – Loan No. 9 Fairmount at Brewerytown	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 57.6% 1.65x 8.5%

10.2 million SF of retail space. Overall vacancy in the Northwest Philadelphia retail submarket was 3.4%, with an average rental rate of $17.19 per SF as of the first quarter of 2017. According to a third party market research report, the estimated 2017 population within a one-, three-, and five-mile radius is 38,717, 442,718 and 1,063,269, respectively. The 2017 estimated average household income within a one-, three-, and five-mile radius is $63,019, $64,451, and $62,121, respectively.

Comparable rental properties to the Fairmount at Brewerytown Property are shown in the table below:

Competitive Property Summary
Property Name/Location	Year Built	Distance to Subject	Number of Units(1)	Property Occupancy(1)	Unit Type	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)
Fairmount at Brewerytown Property 1363 North 31st Street Philadelphia, PA	1928	--	161	98.1%	Studio One Bedroom Two Bedroom	648 769 1,156	$1,196 $1,387 $2,033
31 Brewerytown 3100 West Thompson Street Philadelphia, PA	N/A	0.1 miles	32	96.0%	Studio One Bedroom Two Bedroom	N/A 714 1,082	N/A $1,388 $1,807
North 28 1238 North 28th Street Philadelphia, PA	N/A	0.3 miles	15	100.0%	Studio One Bedroom Two Bedroom	N/A 660 1,050	N/A $900 $1,450
600 on Board 1440 Mount Vernon Street Philadelphia, PA	N/A	2.0 miles	98	96.0%	Studio One Bedroom Two Bedroom	550 899 950	$1,475 $2,000 $1,945
Lofts 640 630-640 North Broad Street Philadelphia, PA	N/A	2.0 miles	265	98.0%	Studio One Bedroom Two Bedroom	917 1,177 1,378	$1,630 $1,815 $2,058
Oxford Mills Lofts 100 West Oxford Street Philadelphia, PA	N/A	2.9 miles	32	99.0%	Studio One Bedroom Two Bedroom	N/A 741 1,100	N/A $1,850 $1,990
Frankford Lofts 1039-1055 Frankford Avenue Philadelphia, PA	N/A	3.2 miles	28	100.0%	Studio One Bedroom Two Bedroom	742 1,100 1,438	$1,250 $1,550 $2,150

Source: Appraisal

(1)	Information for the Fairmount at Brewerytown Property is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fairmount at Brewerytown Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	6/30/2017 TTM	UW	UW per Unit
Gross Potential Rent(2)	N/A	N/A	N/A	$2,936,481	$3,230,916	$20,068
Total Other Income(3)	N/A	N/A	N/A	$232,731	$549,525	$3,413
Less Vacancy & Credit Loss(4)	N/A	N/A	N/A	($1,415,253)	($342,898)	($2,130)
Effective Gross Income	N/A	N/A	N/A	$1,753,960	$3,437,543	$21,351
Total Operating Expenses	N/A	N/A	N/A	$883,124	$1,050,859	$6,527
Net Operating Income	N/A	N/A	N/A	$870,836	$2,386,684	$14,824
Capital Expenditures(5)	N/A	N/A	N/A	$19,998	$47,618	$296
Net Cash Flow	N/A	N/A	N/A	$850,838	$2,339,067	$14,528

Occupancy %(6)	N/A	N/A	N/A	98.1%	98.1%
NOI DSCR(7)	N/A	N/A	N/A	0.61x	1.68x
NCF DSCR(7)	N/A	N/A	N/A	0.60x	1.65x
NOI Debt Yield(7)	N/A	N/A	N/A	3.1%	8.5%
NCF Debt Yield(7)	N/A	N/A	N/A	3.0%	8.4%

(1)	The Fairmount at Brewerytown Property was purchased by the Fairmount at Brewerytown Borrower in April 2014 for a purchase price of approximately $5.2 million. Since acquisition, the Fairmount at Brewerytown Borrower has spent approximately $27.3 million in capital improvements and an additional approximately $12.0 million in other/soft costs at the Fairmount at Brewerytown Property. Redevelopment of the Fairmount at Brewerytown Property began in August 2014 and the first tenants took occupancy in March 2016, as such, historical operating performance and historical occupancy information are not available prior to June 2017.
(2)	UW Gross Potential Rent is underwritten to the July 11, 2017 rent roll for the 161 apartment units, which reflects physical occupancy of 98.1%, includes rent associated with the 110 parking spaces, and includes gross up of vacant space based on the appraiser’s concluded market rents of $284,640. UW Gross Potential Rent associated with the 12,450 SF of retail space is included in Other Income.
(3)	Total Other Income includes RUBS income of $306,654, contractual rent including rent steps through April 2018 paid by three commercial tenants, Flying Fish Craft House (7,500 SF, $15.45 per SF), Fit Academy (4,000 SF, $15.00 per SF) and Java Tek (950 SF, $21.54 per SF), which occupy ground floor space at the Fairmount at Brewerytown Property, adjusted at a 5% vacancy rate of $186,521, and other non-rental miscellaneous income of $56,350.
(4)	UW Vacancy is underwritten to 8.8%, which includes the 161 apartment units and 110 parking spaces.
(5)	UW Capital Expenditures are underwritten to $250 per unit, $50 per parking space and $0.15 per SF for the retail space, resulting in a total UW per Unit of $296.

(6)	6/30/2017 TTM Occupancy and UW Occupancy are as of the underwritten rent roll dated July 11, 2017.
(7)	Debt service coverage ratios and debt yields are based on the Fairmount at Brewerytown Mortgage Loan (excluding the Fairmount at Brewerytown Subordinate Loan).

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1363 North 31st Street Philadelphia, PA 19121	Collateral Asset Summary – Loan No. 9 Fairmount at Brewerytown	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 57.6% 1.65x 8.5%

Escrows and Reserves. The Fairmount at Brewerytown Borrower deposited $17,640 upfront in escrow for annual real estate taxes, $47,619 upfront in escrow for annual insurance premiums, $54,600 upfront in escrow for HVAC repairs and $121,138 upfront in escrow for environmental remediation funds to operate the vapor mitigation system and continue ongoing environmental remediation at the Fairmount at Brewerytown Property. The Fairmount at Brewerytown Borrower is required to escrow monthly 1/12 of the annual estimated tax payments, 1/12 of the annual estimated insurance premiums and $4,020 for replacement reserves.

Lockbox and Cash Management. The Fairmount at Brewerytown Whole Loan is structured with a springing hard lockbox and springing cash management. A hard lockbox and in-place cash management will be required during the continuation of a Cash Management Trigger Event (as defined below).

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the Fairmount at Brewerytown Borrower, the guarantor or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.25x or (iv) any indictment for fraud or misappropriation of funds by the Fairmount at Brewerytown Borrower, the guarantor or the property manager or any director or officer of the Fairmount at Brewerytown Borrower, the guarantor or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 45 days for the Fairmount at Brewerytown Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Fairmount at Brewerytown Borrower’s, the guarantor’s, or the property manager’s monetary obligations, or in regard to clause (iii) above, upon the date the debt service coverage ratio based on the trailing 12-month period is greater than 1.30x for two consecutive calendar quarters. A Cash Management Trigger Event cure may occur no more than four times during the term of the Fairmount at Brewerytown Whole Loan.

Additional Secured Indebtedness (not including trade debts). In addition to the Fairmount at Brewerytown Mortgage Loan, the Fairmount at Brewerytown Property also secures one subordinate note with an original principal balance of $7,000,000. The Fairmount at Brewerytown Subordinate Loan accrues interest at 7.5000% per annum, is coterminous with the Fairmount at Brewerytown Mortgage Loan and is interest only for the full term. Including the Fairmount at Brewerytown Subordinate Loan, the Cut-off Date LTV Ratio is 72.0%, the UW NCF DSCR is 1.20x and the UW NOI Debt Yield is 6.8%. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Fairmount at Brewerytown Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1363 North 31st Street Philadelphia, PA 19121	Collateral Asset Summary – Loan No. 9 Fairmount at Brewerytown	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 57.6% 1.65x 8.5%

Fairmount at Brewerytown
1363 North 31st Street
Philadelphia, PA 19121
PHILADELPHIA
West Fairmount Park
FAIRMOUNT PARK
East Fairmount Park
Schuylkill River
Schuylkill Expwy
Strawberry Mansion
Brewerytown
PHILADELPHIA COUNTY
Fairmount
University City
Center City
Rittenhouse
Philadelphia Zoo
Temple University
Drexel University
University of Pennsylvania
Girard College
Philadelphia Museum of Art
Rocky Statue
Von Colln Memorial Field
Drexel Park
Lee Park
Penn Park
Logan Square
Rittenhouse Square
Eastern State Penitentiary Natl. Historic Landmark
Stephen Girard Collection Art Museum
Gesu School
St. Joseph's Preparatory School
Rodin Museum
Barens Foundation
Free Library of Philadelphia
Community College of Philadelphia
The Franklin Institute
The Academy of Natural Sciences
Pennsylvania Convention Center
Reading Terminal Market
City Hall
PECO Building
Cira Center
Cira Center South
Penn. Presbyterian Medical Ctr.
University City Science Center
Children's Hospital
Corporal M. J. Crescenz VA Medical Center
Philadelphia Intl. Airport 6 miles
Strawberry Green Driving Range
Please Touch Museum
Cedar Grove
John Walsh Memorial Fountain
Smith Memorial Arch
Lemon Hill
Boathouse Row
GIRARD BRIDGE
STRAWBERRY MANSION BRIDGE
Historic Strawberry Mansion
Woodford Mansion
Laurel Hill Mansion
Fairmount Park Athletic Field
James G. Blaine School
Gideon Edward School
William D. Kelley Public School
Camelot Academy
ALDI
The Liacouras Center
Temple Performing Arts Center
The Pearl Theatre
Progress Plaza
Vine Street Expwy
MARKET-FRANKFORD LINE
SEPTA
PATCO
W. Girard Ave
Cecil B. Moore Ave
Montgomery Ave
W. Glenwood Ave
Spring Garden St
Market St
Chestnut St
Walnut St
PENNSYLVANIA
NEW JERSEY
Norristown
King of Prussia
Conshohocken
Abington
Bensalem
Levittown
Burlington
Mount Holly
Moorestown
Mount Laurel
Cherry Hill
CAMDEN
Chester
Woodbury
Bellmawr
Media
Springfield
Ardmore
Wayne
Malvern
Phoenixville
Pottstown
Lansdale
Horsham
Doylestown
Harleysville
Montgomeryville
Quakertown
Newtown
TRENTON
Hamilton Twp.
Hopewell
Princeton
Lambertville
Flemington
Franklin Township
Medford Township
Lindenwold
Gloucester Township
Swedesboro
WILMINGTON

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 Varick Street New York, NY 10013	Collateral Asset Summary – Loan No.10 50 Varick Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 55.6% 2.01x 8.7%

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 Varick Street New York, NY 10013	Collateral Asset Summary – Loan No.10 50 Varick Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 55.6% 2.01x 8.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[ ]			Location:	New York, NY 10013
				General Property Type:	Office
Original Balance(1):	$25,500,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$25,500,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	1960/2013
Loan Purpose:	Acquisition			Size(5):	158,574 SF
Borrower Sponsor:	Alessandro Cajrati Crivelli			Cut-off Date Balance per SF(1):	$491
Mortgage Rate:	4.1500%			Maturity Date Balance per SF(1):	$491
Note Date:	8/7/2017			Property Manager:	Smith Murdock Company, LLC
First Payment Date:	10/6/2017
Maturity Date:	9/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(2):	LO (25); DEF (92); O (3)			UW NOI:	$6,755,393
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	8.7%
Additional Debt Type:	Pari Passu			UW NOI Debt Yield at Maturity(1):	8.7%
Additional Debt Balance:	$52,390,000			UW NCF DSCR(1):	2.01x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$7,029,103 (5/31/2017 TTM)
Reserves(3)				2nd Most Recent NOI:	$7,310,009 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$6,869,508 (12/31/2015)
RE Tax:	$219,873	$54,968	N/A	Most Recent Occupancy:	100.0% (7/1/2017)
Insurance:	$12,654	$6,327	N/A	2nd Most Recent Occupancy:	100.0% (5/31/2017)
CapEx:	$0	$1,982	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
TI/LC:	$0	$11,232	N/A	Appraised Value (as of):	$140,000,000 (7/7/2017)
Deferred Maintenance:	$28,125	$0	N/A	Cut-off Date LTV Ratio(1):	55.6%
Other Escrow(4):	$4,855,995	$45,778	N/A	Maturity Date LTV Ratio(1):	55.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$77,890,000	54.1%	Purchase Price:	$135,000,000	93.7%
Borrower Equity:	$66,151,443	45.9%	Reserves:	$5,116,648	3.6%
			Closing Costs:	$3,924,795	2.7%
Total Sources:	$144,041,443	100.0%	Total Uses:	$144,041,443	100.0%

(1)	The 50 Varick Street Mortgage Loan is part of the 50 Varick Street Whole Loan, which is comprised of three pari passu promissory notes with an aggregate original principal balance of $77,890,000. The Cut-off Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 50 Varick Street Whole Loan.

(2)	Defeasance is permitted at any time after the earlier of the second anniversary of the closing date of the securitization of the last 50 Varick Street Whole Loan promissory note to be securitized and August 7, 2021.

(3)	See “Escrows and Reserves” below for further discussion of reserve information.

(4)	Other Escrow includes Security Deposit ($2,965,935), Free Rent Reserve ($1,844,282) and Common Charges Reserve ($45,778).

(5)	Size includes 136,563 SF of office space and 22,011 SF of rooftop space.

The Mortgage Loan. The tenth largest mortgage loan (the “50 Varick Street Mortgage Loan”) is part of a whole loan (the “50 Varick Street Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal amount of $77,890,000. The 50 Varick Street Whole Loan is secured by a first priority fee mortgage encumbering 158,574 SF of office and rooftop space in 2 condominium units located at 50 Varick Street in New York, NY (the “50 Varick Street Property”). Promissory Note A-2-A, with an original principal balance of $25,500,000, represents the 50 Varick Street Mortgage Loan and will be included in the UBS 2017-C4 Trust. Promissory Notes A-1 and A-3-A, with an aggregate original principal balance of $52,390,000, collectively represent the non-serviced pari passu companion loans (the “50 Varick Street Non-Serviced Pari Passu Companion Loans”). The 50 Varick Street Non-Serviced Pari Passu Companion Loans are currently held by Ladder Capital and are expected to be contributed to one or more future securitization trusts. The 50 Varick Street Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C4 Trust, and from and after the securitization of Promissory Note A-3-A, will be serviced pursuant to the respective pooling and servicing agreement of the related future securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 Varick Street New York, NY 10013	Collateral Asset Summary – Loan No.10 50 Varick Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 55.6% 2.01x 8.7%

50 Varick Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$35,000,000	$35,000,000	Ladder Capital	No
Note A-2-A	$25,500,000	$25,500,000	UBS 2017-C4	No
Note A-3-A	$17,390,000	$17,390,000	Ladder Capital	Yes
Total	$77,890,000	$77,890,000

The proceeds of the 50 Varick Street Whole Loan were used to acquire the 50 Varick Street Property for $135,000,000, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are Varick 3 LLC and Varick 4 LLC (collectively, the “50 Varick Street Borrower”), two tenants-in-common, each indirectly owned and directly controlled by the borrower sponsor and guarantor Alessandro Cajrati Crivelli. In June 2017, Mr. Crivelli provided a net worth letter confirming a net worth in excess of $100.0 million.

Mr. Crivelli founded Est4te Four, an international investment and development group well known for creating innovative workspaces dedicated to the global fashion, art, and design industries. The firm has been led by Mr. Crivelli for over 18 years and has focused its investments in Milan, London, and New York. Est4te Four also has several projects in Los Angeles and has an office in West Hollywood, CA.

The Property. The 50 Varick Street Property is located at 50 Varick Street in New York, New York. The 50 Varick Street Property is located in an eight-story building and has a net rentable area of 158,574 SF. The net rentable area includes 136,563 SF of interior spaces on floors one, two, five, six, and seven, and includes a 22,011 SF terrace on the roof, which serves as an outdoor function area.

The Spring Studio space is flexible in terms of the possible configuration given that it is an event space. The studio space is used for events ranging from small film screenings to large corporate events, such as the 2017 Goldman Sachs Technology Conference, to product releases for Google, and is the main location and home for New York Fashion Week.

The 50 Varick Street Property is located in the Tribeca neighborhood of Manhattan, on the lower west side of the city. According to the appraisal, the Tribeca neighborhood is now a top destination for the city’s creative class, who are attracted to the neighborhood’s diversity, culture and personality. Tech and media companies flocked to the area for high-quality, open floor plate loft office space. Numerous commercial and residential developments are underway, and the dramatic improvements to the public realm are creating a pedestrian environment where residential and retail properties thrive. The 50 Varick Street Property is bound to the north by a six-story mixed residential/commercial building; to the south by a 10-story residential building followed by a seven-story mixed residential/commercial building; to the east, by St. John’s Lane, a 13-story residential building with a Maserati car dealership and Barry’s Bootcamp Fitness Gym on the ground floor, a six-story Hilton Garden Inn Hotel, and the 11-story American Thread Building with the American Thread Dry Cleaners in the basement; and to the west by Varick Street, followed by St. John’s Park.

The 50 Varick Street Property is occupied by two tenants, Spring Studios New York LLC (“Spring Studios”) and Spring Place New York (“Spring Place”).

Major Tenants.

Spring Studios New York LLC (84,044 SF, 53.0% of NRA, 52.4% of underwritten base rent). Spring Studios is a London based, private design house founded in 1997 that offers photo and motion production facilities and related event services for creative industries including, fashion, beauty, luxury retail, marketing, advertising, cultural, and literary. Clients include Proctor & Gamble, Michael Kors, Mulberry, Nexxus, Tom Ford, Vogue, Canali, Coty, Diesel, and Estée Lauder. The facility offers 11 studios, nine green rooms, a signature restaurant, a bar, an art gallery, a cinema, a library, offices, a green roof deck, lighting and equipment rental and event spaces. The building design incorporates the original dramatic industrial architectural features of the existing seven-story building, with modern insertions of hot rolled steel, steel ‘warehouse’ glazing, concrete, wood flooring, and gallery level finishes throughout. The venue has hosted several fashion events including Francisco Costa’s 10-year anniversary show, Calvin Klein’s runway show and after party, the Phillip Lim for Target launch, Gap’s spring 2014 presentation, the CFDA/Vogue Fashion Fund Finalists Celebration and the God’s Love We Deliver Golden Heart Awards.

Spring Place New York (74,530 SF, 47.0% of NRA, 47.6% of underwritten base rent). Spring Place (owned by an affiliate of the borrower sponsor) is a member’s only collaborative workspace and social club, which opened in June 2016 at the 50 Varick Street Property. The 5th and 6th floors of the building provide the social space of Spring Place; including a dining room, a bar, a lounge, a sunken lounge, a music room, a private dining room seating 24 and another private dining room seating 14, as well as an approximately 22,011 SF rooftop for various events. Spring Place is also in the process of completing the build out of the 11,200 SF 7th floor space, which will be an expansion of the collaborative workspace environment. There is 3,400 SF of collaborative office space including collectible furniture and art, communal tables and workspace, client meeting room (Anteroom), three conference rooms (seating 6, 8 and 8) with designer furniture, four cabinet rooms with more modest furniture seating 4-6 people, a spacious board room, and an executive suite seating 18 for large scale meetings. All office space tenants are given access to the social aspects of Spring Place for a discounted rate.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 Varick Street New York, NY 10013	Collateral Asset Summary – Loan No.10 50 Varick Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 55.6% 2.01x 8.7%

The following table presents certain information relating to the leases at the 50 Varick Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Tenants
Spring Studios New York LLC	NR/NR/NR	84,044	53.0%	$4,064,055	52.4%	$48.36	12/31/2029
Spring Place New York	NR/NR/NR	74,530(2)	47.0%	$3,691,953	47.6%	$49.54	12/31/2029
Subtotal/Wtd. Avg.		158,574(2)	100.0%	$7,756,007	100.0%	$48.91
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		158,574(2)	100.0%	$7,756,007	100.0%	$48.91

(1)	Information is based on the underwritten rent roll.

(2)	Includes 22,011 SF of rooftop space.

The following table presents certain information relating to the lease rollover schedule at the 50 Varick Street Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond	2	158,574	100.0%	100.0%	$48.91	$7,756,007	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	2	158,574	100.0%		$48.91	$7,756,007	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. According to the appraisal, the 50 Varick Street Property is located in the 50 Varick Street Condominium in Manhattan, New York City within the New York-Jersey City-White Plains NY-NJ metropolitan statistical area (the “New York MSA”). According to the appraisal, New York City is predominantly a service-oriented economy, with approximately 95.0% of the current employment within the services producing sector. With 151,678 full-time employees in 2014, the City of New York is the area’s top employer. New York Department of Education is the second largest employer in the area with 119,618 employees, and following in third is the US government. Overall employment increased year over year by a notable 2.2%. Educational & Health Services is the largest sector in New York City, it has grown by a considerable 3.9% when compared to the same time in the previous year, and accounts for 20.3% of total employment.

Transportation has been a major factor in the development of New York City. The city has a well-integrated network of highways with a well-developed mass transportation system which facilitates access for commuters as well as the distribution of goods and services through the region. Two of the area airports, LaGuardia and JFK International Airports are both located within Queens. Automobile is the primary mode of transportation surrounding New York City; primary access in Manhattan is provided by mass transportation, specifically the subway system. The Long Island Expressway, the Grand Central Parkway, and Belt Parkway facilitate vehicular access to the area. The Triborough Bridge, Queensboro, Brooklyn Bridge, Williamsburg Bridge, Manhattan Bridge, Midtown Tunnel and Brooklyn-Battery Tunnel provide access to Manhattan.

According to a third party market report, the 50 Varick Street Property is located within the Midtown South office market and the Tribeca/Hudson Square office submarket. As of first quarter 2017, the Midtown South office market had an average asking rent of $74.49 PSF with a vacancy rate of 6.51%. The leasing activity for the quarter was 1,318,898 SF and the net absorption was negative at 1,072,290 SF.

As of first quarter 2017, the Tribeca/Hudson Square submarket had an average asking rent of $79.97 PSF with a vacancy rate of 8.0%. The leasing activity for the quarter was 341,961 SF and the net absorption was negative at 147,658 SF.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 Varick Street New York, NY 10013	Collateral Asset Summary – Loan No.10 50 Varick Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 55.6% 2.01x 8.7%

The following table presents recent leasing data at competitive data center buildings with respect to the 50 Varick Street Property:

Comparable Office Leases
Property Name	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
50 Varick Street Property	1960	Spring Studios New York LLC(1)	84,044(1)	July 2017(1)	12.5(1)	$45.62(1)	MG
50 Varick Street Property	1960	Spring Place New York(1)	74,530(1)	July 2017(1)	12.5(1)	$46.73(1)	MG
205 Hudson Street	1928	WeWork	94,740	March 2017	15.0	$56.00	MG
225 Varick Street	1926	Optomen Productions	227,009	March 2017	4.0	$47.03	MG
395 Hudson Street	1921	SY Partners	18,849	January 2017	11.8	$47.98	MG
315 Hudson Street	1907	One Kings Lane	51,576	February 2017	10.5	$59.48	MG
315 Hudson Street	1907	Galvanize	54,590	September 2016	10.5	$62.00	MG
315 Hudson Street	1907	Bed, Bath & Beyond	51,576	January 2018	10.0	$59.80	MG
315 Hudson Street	1907	Bed, Bath & Beyond	27,778	January 2017	10.0	$60.40	MG
325 Hudson Street	1965	Pilot Fiber	19,421	February 2017	7.5	$52.53	MG
325 Hudson Street	1965	Embassy Row	19,421	July 2016	10.8	$56.74	MG
325 Hudson Street	1965	Embassy Row	11,122	July 2016	10.8	$58.16	MG
180 Varick Street	1930	2X4	10,083	September 2016	7.0	$59.90	MG
435 Hudson Street	1937	Baron & Baron, Inc.	15,215	November 2016	8.3	$66.72	MG
435 Hudson Street	1937	Influenster	17,780	January 2017	4.5	$37.78	MG
233 Spring Street (One Soho Square West)	1927	DoubleVerify	31,753	August 2016	5.3	$62.99	MG

Source: Appraisal

(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 50 Varick Street Property:

Cash Flow Analysis
	2014	2015	2016	5/31/2017 TTM	UW	UW PSF
Gross Potential Rent	$5,941,333	$7,257,733	$7,525,805	$7,322,344	$7,756,007(1)	$48.91
Total Recoveries	$109,996	$675,338	$791,044	$820,558	$1,206,907	$7.61
Total Other Income	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	(448,146)	($2.83)
Effective Gross Income	$6,051,328	$7,933,071	$8,316,850	$8,142,902	$8,514,769	$53.70
Total Operating Expenses	$865,102	$1,063,563	$1,006,841	$1,113,799	$1,759,376(2)	$11.09
Net Operating Income	$5,186,226	$6,869,508	$7,310,009	$7,029,103	$6,755,393	$42.60
Capital Expenditures	$0	$0	$0	$0	$23,786	$0.15
TI/LC	$0	$0	$0	$0	$134,788	$0.85
Net Cash Flow	$5,186,226	$6,869,508	$7,310,009	$7,029,103	$6,596,819	$41.60

Occupancy %	100%	100%	100%	100%	95.0%
NOI DSCR(3)	1.58x	2.10x	2.23x	2.14x	2.06x
NCF DSCR(3)	1.58x	2.10x	2.23x	2.14x	2.01x
NOI Debt Yield(3)	6.7%	8.8%	9.4%	9.0%	8.7%
NCF Debt Yield(3)	6.7%	8.8%	9.4%	9.0%	8.5%

(1)	UW Gross Potential Rent is based on lease executed at close.

(2)	The 50 Varick Street Property is currently subject to 10-Year ICAP Tax Abatement. The ICAP was established for the 2014/2015 tax year and burns off in 2025. Under the abatement for the first 5 tax years the abatement is approximately $600,000 per annum, and the amount of the abatement will reduce thereafter. UW at 10-year average of taxes which will be incurred.

(3)	Debt service coverage ratios and debt yields are based on the 50 Varick Street Whole Loan.

Escrows and Reserves. At origination, the 50 Varick Street Borrower deposited (i) $219,873 into a real estate tax escrow, (ii) $12,654 into an insurance escrow, (iii) $28,125 into a deferred maintenance escrow, and (iv) $4,855,995 into other escrow which includes Security Deposit ($2,965,935), Free Rent Reserve ($1,844,282) and Common Charges Reserve ($45,778). On a monthly basis the 50 Varick Street Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $54,968, and (ii) 1/12 of the annual estimated insurance premiums, which currently equates to $6,327. Monthly capex and TI/LC reserves will be set at $1,982 and $11,232, respectively. In addition, the 50 Varick Street Borrower is required to make monthly deposits for condominium charges, which include all common charges, maintenance fees, and other assessments imposed pursuant to the condominium documents, including, without limitation, water rates and sewer rates.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 Varick Street New York, NY 10013	Collateral Asset Summary – Loan No.10 50 Varick Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 55.6% 2.01x 8.7%

Lockbox and Cash Management. The 50 Varick Street Whole Loan is structured with a hard lockbox and in-place cash management.

All excess cash flow after the payment of debt service, all applicable reserves and approved operating expenses will be held by the lender as additional collateral for the 50 Varick Street Whole Loan if:

(i)	an event of default occurs under the 50 Varick Street Whole Loan or the property management agreement,

(ii)	the DSCR for the 50 Varick Street Property falls below 1.25x,

(iii)	any tenant occupying more than 25% of the 50 Varick Street Property (either physical or economic occupancy) (a “Significant Tenant”) (Spring Studios and/or Spring Place each acting as a Significant Tenant at closing) ceases to conduct, or gives notice of its intent to cease to conduct, its normal business operations at substantially all of its leased premises (including subleasing substantially all of its leased premises other than a sublease expressly permitted pursuant to an unilateral right of such significant tenant),

(iv)	any Significant Tenant (or such tenant’s parent, if applicable) becomes insolvent or becomes a debtor in a bankruptcy action and/or,

(v)	Damage to the 50 Varick Street Property which cannot be reconstructed to same size or configuration.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 50 Varick Street Borrower is required to obtain and maintain property insurance against loss or damage by fire, wind (including named storms), lightning and such other perils as are included in a standard “all risk” or “special form” policy, including riot and civil commotion, vandalism, terrorist acts, malicious mischief, burglary and theft, in an amount equal to 100% of the “Full Replacement Cost” of the 50 Varick Street Property and improvements and betterments of 50 Varick Street Borrower’s unit. In addition, the 50 Varick Street Borrower is required obtain and maintain commercial general liability insurance and business income or rental loss insurance.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 Varick Street New York, NY 10013	Collateral Asset Summary – Loan No.10 50 Varick Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 55.6% 2.01x 8.7%

50 Varick Street
50 Varick Street
New York, NY 10013
MANHATTAN
Meatpacking District
Greenwich Village
Washington Square
Washington Arch
New York University
NYU School of Law
NYU Stern School of Business
Tisch School of The Arts
Hebrew Union College - Jewish Inst. of Religion
Cooper Union
The Public Theater
Grace Church
First Presbyterian Church
Benjamin N. Cardozo School of Law
Eugene Lang College - The New School of Liberal Arts
Jerome S. Coles Sports Center
Manhattan Mercantile Bldg.
SoHo
Nolita
Little Italy
Lower East Side
Sara D. Roosevelt Park
Seward Park
Chinatown
Two Bridges
Tribeca
St. John's Park
James J. Walker Park
NYC Fire Museum
Metropolitan College of New York
Italian American Museum
Museum of Chinese in America
NYC Criminal Court
Columbus Park
US District Court
US Justice Department
1 Police Plaza (NYC Police HQ)
Ted Weiss Federal Bldg.
NYC Mun. Building
Tweed Courthouse
NY Public Library
NYC City Hall
City Hall Park
Pace University
New York Downtown Hospital
New York by Gehry
Woolworth Building
7 World Trade Ctr./ Westfield WTC
1 World Trade Ctr.
WTC TRANSPORTATION HUB
National September 11 Memorial
4 World Trade Ctr.
5 World Trade Ctr.
Financial District
Federal Reserve Bank
55 John Street
Fulton Market
South Street Seaport
Battery Park City
BROOKFIELD PLACE
North Cove Marina
225 Liberty St
200 Liberty Street
250 Vesey Street
200 Vesey Street
1 North End Avenue
Goldman Sachs Tower
St. Johns University- Manhattan Campus
Gov. Nelson A. Rockefeller Park
Borough of Manhattan Comm. College
BMCC Tribeca Performing Arts Center
Pier 25
HUDSON RIVER GREENWAY
388 Greenwich Street
33 Thomas Street
HOLLAND TUNNEL
Hudson River
East River
Manhattan Bridge
Brooklyn Bridge
FDR Drive
W 12th St
W 11th St
W 10th St
W 4th St
Greenwich Ave
7th Ave
6th Ave
Waverly Pl
Christopher St
Bleecker St
Bedford St
Hudson St
Greenwich St
MacDougal St
Sullivan St
W Houston St
King St
Charlton St
Vandam St
Spring St
Prince St
Varick St
West Broadway
Broadway
University Pl
4th Ave
3rd Ave
Astor Pl
Lafayette St
Bowery
Stanton St
Rivington St
Delancey St
Kenmare St
Forsyth St.
Eldridge St.
Allen St
Clinton St.
Hester St.
East Broadway
Madison St
Rutgers St
Grand St
Canal St
Watts St
West St
Washington St
Hubert St
Wooster St
Greene St
Mercer St
Mulberry St
Mott St
Elizabeth St
Walker St.
White St
Franklin St
Leonard St
Church St
Bayard St
Worth St
Duane St
Pearl St
St. James Pl
Market St
Monroe St
Cherry St
Chambers St
Warren St
Murray St
Park Pl
Fulton St
Water St
Pearl St
South St
Maiden Ln
PATH
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
Union City
Hoboken
NEW JERSEY
JERSEY CITY
Midtown
Chelsea
MANHATTAN
Greenwich Village
SoHo
Tribeca
Little Italy
Chinatown
Financial District
East Side
West Side
Astoria
QUEENS
Long Island City
Greenpoint
Williamsburg
BROOKLYN
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park
Governors Island

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 (THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 South Ivanhoe Boulevard Orlando, FL 32804	Collateral Asset Summary – Loan No. 11 DoubleTree Orlando	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,400,000 61.2% 2.04x 15.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[ ]			Location:	Orlando, FL 32804
				General Property Type:	Hospitality
Original Balance:	$25,400,000			Detailed Property Type:	Full Service
Cut-off Date Balance:	$25,400,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	1985/2016
Loan Purpose:	Acquisition			Size:	342 Rooms
Borrower Sponsor:	Lawrence A. Kestin			Cut-off Date Balance per Room:	$74,269
Mortgage Rate:	4.7480%			Maturity Date Balance per Room:	$64,632
Note Date:	8/24/2017			Property Manager:	Pyramid Orlando Downtown Management LLC
First Payment Date:	10/6/2017
Maturity Date:	9/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	30 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$3,890,288
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	15.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	17.6%
Additional Debt Type:	N/A			UW NCF DSCR:	2.66x (IO) 2.04x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$3,872,912 (7/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,800,901 (12/31/2016)
Reserves				3rd Most Recent NOI:	$3,269,176 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	72.6% (7/31/2017)
RE Tax:	$306,231	$25,519	N/A	2nd Most Recent Occupancy:	72.9% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	71.2% (12/31/2015)
FF&E:	$0	$53,603(1)	N/A	Appraised Value (as of)(3):	$41,500,000 (6/30/2018)
PIP Reserve:	$5,765,524	$0	N/A	Cut-off Date LTV Ratio(3):	61.2%
Seasonality Reserve:	$0	Springing(2)	N/A	Maturity Date LTV Ratio(3):	53.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,400,000	65.7%	Purchase Price(4):	$31,977,000	82.7%
Borrower Equity(4):	$13,281,770	34.3%	Reserves:	$6,071,755	15.7%
			Closing Costs:	$633,015	1.6%
Total Sources:	$38,681,770	100.0%	Total Uses:	$38,681,770	100.0%

(1)	Monthly FF&E reserve deposits are 1/12 of 4.0% of annual gross revenues.

(2)	On the Monthly Payment Dates occurring in January, February, March, April and May of each calendar year, the DoubleTree Orlando Borrower will deposit $32,000 as may be adjusted annually. The Seasonality Reserve funds may be used to pay for shortfalls for approved operating expenses, all or part of any monthly debt service payment and for any reserve fund payments then due during the months of July and August of the applicable calendar year. Provided that no monetary default or event of default has occurred and is continuing, any funds remaining in the Seasonality Reserve account at the end of any calendar year will be credited against future payments to be made to the Seasonality Reserve funds.

(3)	The Appraised Value represents the “as-complete” appraised value, which assumes that the scheduled property improvement plan (“PIP”) renovation at the DoubleTree Orlando Property has been completed. Based on the “as-is” appraised value of $34,800,000 as of June 30, 2017, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 73.0% and 63.6%, respectively.

(4)	Borrower Equity includes $6,075,000 of preferred equity which has a current pay preferred return equal to 9.0% in year 1, 10.0% in year 2, 11.0% in year 3, 12.0% in years 4-7 and 13.0% in year 8 and thereafter.

(5)	The DoubleTree Orlando Property is being acquired by a fund that is also sponsored by the seller of the DoubleTree Orlando Property. This fund is capitalized almost in its entirety by investors that were not in the fund that is selling the DoubleTree Orlando Property.

The Mortgage Loan. The eleventh largest mortgage loan (the “DoubleTree Orlando Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,400,000 and secured by a first priority fee mortgage encumbering a full service hospitality property known as the DoubleTree Orlando, located in Orlando, Florida (the “DoubleTree Orlando Property”). The proceeds of the DoubleTree Orlando Mortgage Loan, along with the borrower sponsor’s cash contribution of approximately $13.3 million, inclusive of $6.1 million of preferred equity, were used to acquire control of the DoubleTree Orlando Property, fund upfront reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is RSLLC-Orlando Downtown Hotel, LLC (the “DoubleTree Orlando Borrower”), a Delaware limited liability company, with one independent director. The non-recourse carveout guarantor and borrower sponsor for the DoubleTree Orlando Mortgage Loan is Lawrence A. Kestin. Lawrence A. Kestin is the founder and managing principal of Glenmont Capital Management, LLC, (“Glenmont”) a New York-based real estate investment management firm. Glenmont and its partners have acquired interests in 31 hotels, totaling 7,344 rooms located in 16 states as well as in the United Kingdom since 2001. Glenmont currently has ownership interests in three hotels including the DoubleTree Orlando. The borrower sponsor has been the subject of mortgage loan defaults and foreclosure proceedings. Please see “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 South Ivanhoe Boulevard Orlando, FL 32804	Collateral Asset Summary – Loan No. 11 DoubleTree Orlando	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,400,000 61.2% 2.04x 15.3%

The Property. The DoubleTree Orlando Property is comprised of a 342-room, 15-story full service hotel constructed in 1985 and most recently renovated in 2016 and a five-story parking garage. The DoubleTree Orlando Property is located nearly adjacent to the Southwest Ivanhoe Boulevard and I-4 interchange in Orlando, Florida at the north end of the Orlando central business district.

The DoubleTree Orlando Property was re-flagged as a DoubleTree in 2011 and is currently scheduled to undergo an approximately $5.8 million ($16,858 per room) PIP renovation, which includes replacement of case goods and most soft goods in all guestrooms, upgrades in the common areas and renovating the lobby area and lobby café as well as other upgrades. The PIP is anticipated to commence promptly and in accordance with the franchisor’s requirements and is required to be completed by February 2019 (except for certain upgrades to the bathrooms, which are required to be completed by February 2020). The DoubleTree Orlando Property has a franchise agreement with Hilton Franchise Holding LLC. The franchise agreement commenced on February 11, 2011 and has an expiration date of May 31, 2032.

The DoubleTree Orlando Property’s guestroom mix consists of 119 double-king, 108 double-queen, 52 double-double, 46 king and 17 accessible double-doubles. Guestrooms feature flat screen televisions, a work desk with chair, wireless internet access and laptop safes. Guestroom suites provide additional amenities including living room parlors with leather sofas, dining room tables, wet bars and refrigerators. Guest parking consists of 368 spaces or 1.08 spaces per key.

The DoubleTree Orlando Property features a restaurant known as the Sixty South Restaurant and Bar which offers three-meal service. The DoubleTree Orlando Property contains approximately 12,691 SF of indoor meeting space, including two ballrooms, and over 3,000 SF of pre-function space. Additionally, the DoubleTree Orlando Property features a gift shop, fitness center, business center and an outdoor swimming pool.

According to the appraisal, the DoubleTree Orlando Property generates approximately 80% of its room revenue from transient demand, which is primarily commercial/corporate with some leisure demand and approximately 20% from meeting and group demand.

More specific information about the DoubleTree Orlando Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(1)			DoubleTree Orlando Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	73.4%	$122.30	$89.74	69.4%	$107.39	$74.54	94.6%	87.8%	83.1%
2015	73.4%	$132.77	$97.42	71.2%	$124.28	$88.50	97.0%	93.6%	90.8%
2016	77.2%	$138.96	$107.24	72.9%	$127.23	$92.79	94.5%	91.6%	86.5%
6/30/2017 TTM	77.3%	$141.38	$109.25	72.5%	$130.80	$94.79	93.8%	92.5%	86.8%

Source: Industry Report

(1)	The competitive set for 2014, 2015, 2016 and 6/30/2017 TTM includes Crowne Plaza Orlando Downtown, Comfort Suites Downtown Orlando, Courtyard Orlando Downtown, Embassy Suites Orlando Downtown, Aloft Hotel Orlando Downtown and the Residence Inn Orlando Downtown.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the DoubleTree Orlando Property are attributable to differing reporting methodologies, and/or timing differences.

The Market. The DoubleTree Orlando Property is located in Orlando, Orange County, Florida on 60 South Ivanhoe Boulevard. The DoubleTree Orlando Property is located in downtown Orlando which is the financial hub of the Orlando metropolitan statistical area and has an office space inventory of 7.4 million SF with over 74,000 employees working in the central business district. The Orange County Courthouse and administrative office, Orlando City Hall and Federal Courthouse are all located in the central business district. The downtown area is home to several major corporations including Bank of America, Darden Restaurants Inc., Florida Hospital, Frito Lay, JetBlue, Oracle Corporation, Wells Fargo and others. In 2010 the $480 million Orlando Magic Amway Center opened and the $376 million Dr. Philips Center for the Performing Arts opened on November 6, 2014.

According to the appraisal, Orlando is a major tourist destination. Walt Disney World Resort, Universal Orlando Resort and Sea World Orlando are major tourist attractions. 66.1 million visitors traveled to Orlando in 2015 following 62.0 million in 2014. Orlando is also home to the University of Central Florida, the second largest university campus by student enrollment in the United States.

The DoubleTree Orlando Property is located within the Orlando metropolitan statistical area. According to the appraisal, the metropolitan statistical area had a 2016 population of approximately 2.4 million residents. The population exhibited increases of 1.9% annually from 2006 to 2016 and is expected to increase by 3.1% annually through 2021. According to the Bureau of Labor Statistics, the February 2017 unemployment rate was 4.3% for the metropolitan statistical area. In comparison, the unemployment rate for the state and the U.S. was 5.0% and 4.7%, respectively, for the same period.

According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the DoubleTree Orlando Property is 11,018, 81,967 and 272,628, respectively. Estimated 2017 median household income within a one-, three- and five-mile radius of the DoubleTree Orlando Property is $64,327, $55,060 and $44,386, respectively.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 South Ivanhoe Boulevard Orlando, FL 32804	Collateral Asset Summary – Loan No. 11 DoubleTree Orlando	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,400,000 61.2% 2.04x 15.3%

Primary and secondary competitive properties to the DoubleTree Orlando Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Transient Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
DoubleTree Orlando Property	342	80%	20%	73%	$127.22	$93.04
Autograph Collection Grand Bohemian	247	75%	25%	78%	$225.00	$175.50
Embassy Suites	167	70%	30%	83%	$169.00	$140.44
Residence Inn	138	90%	10%	82%	$142.00	$116.44
Aloft Hotel	118	85%	15%	81%	$170.00	$137.70
Crowne Plaza	227	85%	15%	71%	$122.00	$86.25
Courtyard Downtown	200	80%	20%	71%	$129.00	$91.59
Comfort Suites	122	90%	10%	80%	$110.00	$88.00
Hampton Inn & Suites Medical Center	126	85%	15%	63%	$125.00	$79.13
Total/Wtd. Avg. of Primary Competition	1,687	81.2%	18.8%	75.4%	$149.48	$112.76

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DoubleTree Orlando Property:

Cash Flow Analysis
	2014	2015	2016	7/31/2017 TTM	UW	UW per Room
Occupancy	69.2%	71.2%	72.9%	72.6%	72.6%
ADR	$107.41	$124.17	$127.22	$130.54	$130.54
RevPAR	$74.32	$88.44	$92.79	$94.71	$94.71

Rooms Revenue	$9,276,858	$11,040,300	$11,614,180	$11,822,686	$11,822,686	$34,569
Food & Beverage	$2,411,540	$3,220,804	$3,151,430	$3,195,908	$3,195,908	$9,345
Other Income(1)	$250,889	$719,906	$1,075,394	$1,062,336	$1,062,336	$3,106
Total Revenue	$11,939,287	$14,981,010	$15,841,004	$16,080,930	$16,080,930	$47,020
Total Expenses	$9,914,979	$11,711,834	$12,040,103	$12,208,018	$12,190,642	$35,645
Net Operating Income(2)	$2,024,308	$3,269,176	$3,800,901	$3,872,912	$3,890,288	$11,375
FF&E	$0	$0	$0	$0	$643,237	$1,881
Net Cash Flow	$2,024,308	$3,269,176	$3,800,901	$3,872,912	$3,247,051	$9,494

NOI DSCR (IO)	1.66x	2.67x	3.11x	3.17x	3.18x
NOI DSCR (P&I)	1.27x	2.06x	2.39x	2.44x	2.45x
NCF DSCR (IO)	1.66x	2.67x	3.11x	3.17x	2.66x
NCF DSCR (P&I)	1.27x	2.06x	2.39x	2.44x	2.04x
NOI Debt Yield	8.0%	12.9%	15.0%	15.2%	15.3%
NCF Debt Yield	8.0%	12.9%	15.0%	15.2%	12.8%

(1)	Other Income includes parking, vending, gift shop/sundries income, guest laundry, valet and other miscellaneous revenue.

(2)	The increase in NOI from 2014 through 7/31/2017 TTM was primarily driven by the increase in Occupancy and ADR at the DoubleTree Orlando Property as well as by the increase in Other Income, which was largely driven by the expiration of a parking lease in 2015.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10507 156th Street East Puyallup, WA 98374	Collateral Asset Summary – Loan No. 12 Meridian Sunrise Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 59.7% 2.08x 10.4%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[ ]			Location:	Puyallup, WA 98374
				General Property Type:	Retail
Original Balance(1):	$25,000,000			Detailed Property Type:	Lifestyle Center
Cut-off Date Balance(1):	$25,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	2007-2008/N/A
Loan Purpose:	Refinance			Size:	225,217 SF
Borrower Sponsor:	Evergreen Capital Trust			Cut-off Date Balance per SF(1):	$200
Mortgage Rate:	4.6200%			Maturity Date Balance per SF(1):	$200
Note Date:	9/19/2017			Property Manager:	Tarragon Property Services L.L.C. (borrower-related)
First Payment Date:	11/6/2017
Maturity Date:	10/6/2027
Original Term to Maturity	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$4,669,588
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield(1):	10.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.4%
Additional Debt Type(2):	Pari Passu/Mezzanine			UW NCF DSCR(1):	2.08x
Additional Debt Balance(2):	$20,000,000/$6,000,000			Most Recent NOI:	$3,854,457 (7/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,747,713 (12/31/2016)
Reserves				3rd Most Recent NOI:	$3,556,287 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.2% (8/1/2017)
RE Tax:	$98,063	$50,094	N/A	2nd Most Recent Occupancy:	86.8% (7/31/2017)
Insurance:	$46,379	$5,312	N/A	3rd Most Recent Occupancy:	77.9% (12/31/2015)
Recurring Replacements:	$0	$2,815	N/A	Appraised Value (as of):	$75,400,000 (4/5/2017)
TI/LC:	$0	$12,199	$439,173	Cut-off Date LTV Ratio(1):	59.7%
Unfunded Obligations:	$458,540	$0	N/A	Maturity Date LTV Ratio(1):	59.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$45,000,000	81.7%	Loan Payoff:	$53,712,231	97.5%
Mezzanine Loan(2):	$6,000,000	10.9%	Reserves:	$602,981	1.1%
Borrower Equity:	$4,074,216	7.4%	Closing Costs:	$759,003	1.4%
Total Sources:	$55,074,216	100.0%	Total Uses:	$55,074,216	100.0%

(1)	The Meridian Sunrise Village Mortgage Loan is part of the Meridian Sunrise Village Whole Loan, which is comprised of three promissory notes with an aggregate principal balance of $45,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Meridian Sunrise Village Whole Loan.

(2)	Three mezzanine loans, with an aggregate original principal balance of $6,000,000, were funded concurrently with the funding of the Meridian Sunrise Village Mortgage Loan. The Mezzanine A loan has an original principal amount of $2,000,000, accrues interest at a fixed rate of 8.0000% per annum and is interest only for its full term of 36 months. The Mezzanine B loan has an original principal amount of $2,000,000, accrues interest at a fixed rate of 8.0000% per annum and is interest only for its full term of 12 months. The Mezzanine C loan has an original principal amount of $2,000,000, accrues interest at a fixed rate of 8.0000% per annum and is interest only for its full term of 60 months.

The Mortgage Loan. The twelfth largest mortgage loan (the “Meridian Sunrise Village Mortgage Loan”) is part of a whole loan (the “Meridian Sunrise Village Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $45,000,000. The Meridian Sunrise Village Whole Loan is secured by a first priority fee mortgage encumbering a 225,217 SF retail lifestyle center located in Puyallup, Washington (the “Meridian Sunrise Village Property”). Note A-1, with an original principal balance of $25,000,000, will be included in the UBS 2017-C4 Trust. Notes A-2 and A-3, with an aggregate original principal balance of $20,000,000, are currently held by UBS AG, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Meridian Sunrise Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C4 Trust. The lender provides no assurance that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10507 156th Street East Puyallup, WA 98374	Collateral Asset Summary – Loan No. 12 Meridian Sunrise Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 59.7% 2.08x 10.4%

Meridian Sunrise Village Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2017-C4	Yes
Note A-2	$10,000,000	$10,000,000	UBS AG	No
Note A-3	$10,000,000	$10,000,000	UBS AG	No
Total	$45,000,000	$45,000,000

The proceeds of the Meridian Sunrise Village Whole Loan, together with three mezzanine loans with an aggregate original principal balance of $6,000,000 and approximately $4.1 million in borrower equity, were used to refinance existing debt encumbering the Meridian Sunrise Village Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Sunrise Village Phase I L.L.C. (the “Meridian Sunrise Village Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Meridian Sunrise Village Borrower is wholly owned by ECT Meridian Partners LLC, which is owned by several classes of unit holders. Class A unit holders consist of Evergreen Capital Trust (871 units), Meritage LLC (71 units), IHSV Holdings LLC (16 units), Taunton LLC (16 units), Cypress 17 LLC (16 units), and The DR Group LLC (10 units). Class B unit holders Consist of Evergreen Capital Trust (400 Units), Investco Financial Corporation (400 Units), and Tarragon LLC (200 Units. The Class C unit holder is George E. Matelich (1,000 units) and the Class D unit holder is Sunrise Village Equity Partners LLC (1,000 Units). Sunrise Village Equity Partners LLC is wholly owned and controlled by Investco Financial Corporation, which is wholly owned and controlled by Evergreen Capital Trust, the borrower sponsor and non-recourse carveout guarantor for the Meridian Sunrise Village Whole Loan.

Evergreen Capital Trust is an investment vehicle for Michael J. Corliss. Mr. Corliss is the Chief Executive Office of Investco Financial Corporation (“Investco”). Investco, founded in 1983 and headquartered in Sumner, Washington, manages assets held in a private trust centered in real estate in addition to operating businesses in manufacturing, distribution, home building, winery operations, real estate strategic management, finance, risk management and property development, construction, and management services. Investco has a diversified portfolio of real estate properties including 20 residential properties totaling 2,895 units, 11 industrial properties totaling 2.3 million SF, nine retail/office/mixed use properties totaling 662,576 SF, three residential communities totaling 3,874 housing units, and 1,897 acres of apartment, industrial, retail, and residential land available for future development.

The Property. The Meridian Sunrise Village Property is a 225,217 SF retail lifestyle center located in Puyallup, Washington, approximately 40 miles south of Seattle, Washington. Built in 2007 and 2008, the Meridian Sunrise Village Property consists of 16 buildings, situated on an 8.4-acre site along Meridian East. Meridian Sunrise Village Property is anchored by LA Fitness (45,000 SF), Staples (20,348 SF), PetSmart (20,150 SF) and Party City (14,033 SF), which comprise 44.2% of total NRA in the aggregate. The Meridian Sunrise Village Property is also shadow-anchored by Target (127,734 SF). The Meridian Sunrise Village Property along with the 127,734 SF Target, which is not part of the collateral but shares parking with the Meridian Sunrise Village Property through a reciprocal easement agreement, features 2,900 parking spaces (8.2 spaces per 1,000 SF). Target includes a grocery store, CVS Pharmacy, Starbucks, target mobile, cafe-pizza and wine/beer/spirits. Target owns its land and improvements, which were constructed at the company’s cost in 2008. The shadow anchor contributes to common area maintenance. As of August 1, 2017, the Meridian Sunrise Village Property was 88.2% leased by a mix of 35 national and local retail, office and restaurant tenants. Outside of the top five tenants, no other individual tenant comprises more than 3.1% of NRA or 3.7% of underwritten base rent.

Major Tenants.

LA Fitness (45,000 SF, 20.0% of NRA, 18.1% of underwritten base rent). LA Fitness occupies 45,000 SF under a lease that commenced May 22, 2008 and expires September 30, 2023, with three five-year renewal options and no termination options. Founded in 1984, LA Fitness is an Irvine, California based American health club chain. The privately owned company currently operates over 800 clubs across the U.S. and Canada. LA Fitness is open seven days a week at the Meridian Sunrise Village Property with facilities including equipment and cardio area, basketball, racquetball, indoor pool, whirlpool spa, sauna, group fitness classes, indoor cycling, “kids klub”, personal training, a juice bar and Wi-Fi.

Staples (20,348 SF, 9.0% of NRA, 9.9% of underwritten base rent). Staples (NASDAQ: SPLS; Fitch/Moody’s/S&P: BB+/Baa2/BBB-) occupies 20,348 SF under a lease that commenced October 18, 2008 and expires October 31, 2018 with four five-year renewal options. Staples has a co-tenancy provision associated with Target. If Target ceases to be open for business within substantially all of its premises for 270 days, Staples may elect to either pay percentage rent in lieu of monthly base rent in an amount equal to 2% of monthly gross sales or terminate the lease upon 90 days’ notice. Staples has no other termination options. Staples is an office supply retailer, offering supplies, technology, business services and business to business deliveries. As of January 28, 2017, Staples operated approximately 1,255 retail stores in the U.S. and 304 stores in Canada.

PetSmart (20,150 SF, 8.9% of NRA, 9.1% of underwritten base rent). PetSmart (Moody’s/S&P: B3/B+) occupies 20,150 SF under a lease that commenced February 16, 2009 and expires February 28, 2019 with five five-year renewal options. PetSmart has a co-tenancy provision associated with the Meridian Sunrise Village Property’s occupancy. If less than 50% of the gross floor area of the Meridian Sunrise Village Property (excluding the tenant’s suite) is vacant or closed for business, PetSmart’s base rent will be reduced by 50%. In addition, in the event such co-tenancy failure continues for a period of one year, PetSmart may at any time thereafter elect to terminate the lease, upon 90 days’ notice. PetSmart has no other termination options. PetSmart is a specialty retailer offering pet-related products and services. PetSmart employs approximately 55,000 associates and operates over 1,500 pet stores in the United States, Canada and Puerto Rico as well as over 200 in-store PetSmart PetsHotel dog and cat boarding facilities.

Party City (14,033 SF, 6.2% of NRA, 4.8% of underwritten base rent). Party City (NYSE: PRTY; Moody’s/S&P: B3/B-) occupies 14,033 SF under a lease that commenced June 11, 2010 and expires January 31, 2021 with three five-year renewal options. Party City has a co-tenancy provision associated with Target and the Meridian Sunrise Village Property’s occupancy. If both (i) Target is not open and operating and (ii) less than 50% of the tenants in three of the buildings (A2, A3, and A4) are open and operating, Party City will pay alternate rent equal to the lesser of the actual base rent and reimbursements or a monthly amount equal to 6% of monthly gross sales. If the co-tenancy condition remains unsatisfied for 12 consecutive months, Party City may elect to terminate the lease, upon 30 days’ notice. Party City has no other termination options. Party City designs, manufactures, and distributes party goods found in over 40,000 retail outlets worldwide, including Party City stores as well as independent party supply stores, mass merchants, grocery retailers, dollar stores, and others. Party City operated 750 company-owned and 184 franchised stores throughout North America as of year-end 2016.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10507 156th Street East Puyallup, WA 98374	Collateral Asset Summary – Loan No. 12 Meridian Sunrise Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 59.7% 2.08x 10.4%

The following table presents a summary regarding the largest tenants at the Meridian Sunrise Village Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
LA Fitness	NR/NR/NR	45,000	20.0%	$939,549	18.1%	$20.88	9/30/2023
Staples(4)	BB+/Baa2/BBB-	20,348	9.0%	$514,804	9.9%	$25.30	10/31/2018
PetSmart(5)	NR/B3/B+	20,150	8.9%	$469,495	9.1%	$23.30	2/28/2019
Army Medical Command(6)	AAA/Aaa/AA+	17,525	7.8%	$749,000	14.4%	$42.74	9/29/2026
Party City(7)	NR/B3/B-	14,033	6.2%	$248,665	4.8%	$17.72	1/31/2021
Anchor/Major Tenants		117,056	52.0%	$2,921,513	56.3%	$24.96

Other Tenants		81,562	36.2%	$2,265,780	43.7%	$27.78
Vacant Space		26,599	11.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		225,217	100.0%	$5,187,293	100.0%	$26.12

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Staples has a co-tenancy provision associated with Target. If Target ceases to be open for business within substantially all of its premises for 270 days, Staples may elect to either pay percentage rent in lieu of monthly base rent in an amount equal to 2% of monthly gross sales or terminate the lease upon 90 days’ notice. Staples has no other termination options.

(5)	PetSmart has a co-tenancy provision associated with the Meridian Sunrise Village Property’s occupancy. If less than 50% of the gross floor area of the Meridian Sunrise Village Property (excluding the tenant’s suite) is vacant or closed for business, PetSmart’s base rent will be reduced by 50%. In addition, in the event such co-tenancy failure continues for a period of one year, PetSmart may at any time thereafter elect to terminate the lease, upon 90 days’ notice. PetSmart has no other termination options.

(6)	Army Medical Command may terminate the lease, in whole or in part, at any time after June 30, 2018, upon 180 days’ notice provided that in the case of a partial termination, the space made available to landlord due to such partial termination is suitable for leasing.

(7)	Party City has a co-tenancy provision associated with Target and the Meridian Sunrise Village Property’s occupancy. If both (i) Target is not open and operating and (ii) less than 50% of the tenants in three of the buildings (A2, A3, and A4) are open and operating, Party City will pay alternate rent equal to the lesser of the actual base rent and reimbursements or a monthly amount equal to 6% of monthly gross sales. If the co-tenancy condition remains unsatisfied for 12 consecutive months, Party City may elect to terminate the lease, upon 30 days’ notice. Party City has no other termination options.

The following table presents certain information relating to the lease rollover at the Meridian Sunrise Village Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	619	0.3%	0.3%	$18.01	$11,148	0.2%	0.2%
2017	0	0	0.0%	0.3%	$0.00	$0	0.0%	0.2%
2018	7	34,403	15.3%	15.6%	$29.53	$1,016,028	19.6%	19.8%
2019	4	29,267	13.0%	28.5%	$25.76	$753,891	14.5%	34.3%
2020	2	5,009	2.2%	30.8%	$28.20	$141,241	2.7%	37.1%
2021	9	36,417	16.2%	46.9%	$21.64	$788,220	15.2%	52.3%
2022	3	3,961	1.8%	48.7%	$29.85	$118,253	2.3%	54.5%
2023	3	53,929	23.9%	72.6%	$22.19	$1,196,515	23.1%	77.6%
2024	0	0	0.0%	72.6%	$0.00	$0	0.0%	77.6%
2025	3	7,026	3.1%	75.8%	$22.75	$159,830	3.1%	80.7%
2026	2	17,525	7.8%	83.5%	$42.74	$749,000	14.4%	95.1%
2027	1	5,616	2.5%	86.0%	$25.00	$140,400	2.7%	97.8%
2028 & Beyond	3	4,846	2.2%	88.2%	$23.27	$112,767	2.2%	100.0%
Vacant	0	26,599	11.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	38	225,217	100.0%		$26.12	$5,187,293	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10507 156th Street East Puyallup, WA 98374	Collateral Asset Summary – Loan No. 12 Meridian Sunrise Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 59.7% 2.08x 10.4%

The Market. The Meridian Sunrise Village Property is situated on the east side of State Route 161 (East Meridian Avenue), the primary north-south roadway serving the South Hill community, between 152nd Street East and 160th Street East in the city of Puyallup, Washington, approximately 5.1 miles south of downtown Puyallup, approximately 16.1 miles southeast of downtown Tacoma and approximately 40.0 miles south of downtown Seattle. The Meridian Sunrise Village Property is part of Phase I of a larger retail center and is shadow-anchored by Target. The Meridian Sunrise Village Property is also located adjacent to the Pierce County Airport/Thun Field, a community general aviation airport, which functions as a key community transportation and emergency services facility. The Meridian Sunrise Property is approximately 3.6 miles south of State Route 512, a 12.06-mile long state-maintained freeway serving southern Pierce County, which begins at an interchange with Interstate 5 in Lakewood, approximately 12.3 miles northwest of the Meridian Sunrise Village Property, and traverses east and north to an interchange with State Routes 167 and 161 in Puyallup. The Meridian Sunrise Village Property is 3.4 miles south of the approximately 1.1 million SF South Hill Mall which was completely renovated in 2009 and is anchored by Target, Dick’s Sporting Goods, Macy’s, JCPenney, Sears and Regal Cinemas. According to a third party market research report, the East Meridian Avenue-156th Street East intersection experiences an average daily traffic count of 36,518.

The South Hill neighborhood surrounding Meridian Sunrise Village Property is comprised of a mix of commercial and retail development along State Route 161 and is surrounded by residential and multifamily development. According to a third party market research report, the Meridian Sunrise Village Property is located within the Seattle/Puget Sound retail market, which consisted of approximately 174.4 million SF of retail space as of the first quarter of 2017, with an overall vacancy rate of 3.6%. The average asking annual lease rate for the overall market in the first quarter of 2017 was $18.89 PSF. Additionally, the Meridian Sunrise Village Property is located within the Spanaway retail submarket. As of the first quarter of 2017, the Spanaway retail submarket consisted of approximately 6.7 million SF of retail space with an overall vacancy rate of 5.8% and an average asking annual lease rate of $17.98 PSF.

The appraisal identified a primary trade area of up to a three-mile radius around Meridian Sunrise Village Property and a secondary trade area up to a five-mile radius around Meridian Sunrise Village Property. A summary of demographics in the primary and secondary trade areas compared to Pierce County and Seattle-Tacoma-Bellevue is presented below.

Statistic	1-mile Radius	3-mile Radius	5-mile Radius	Pierce County	Seattle-Tacoma-Bellevue
Population
2010	6,736	72,471	137,443	795,225	3,439,809
2017 (estimated)	7,145	83,400	155,559	859,855	3,807,891
2022 (projected)	7,529	91,291	168,849	912,419	4,077,792
% Increase 2010-2017	0.87%	2.15%	1.88%	1.16%	1.53%
% Increase 2017-2022 (projected)	1.07%	1.89%	1.71%	1.22%	1.42%

Average Household Income
2017 (estimated)	$90,576	$90,961	$89,961	$81,532	$102,321

Number of Family Households
2010	1,829	19,149	36,332	202,174	845,966
2017 (estimated)	1,956	21,789	40,916	220,367	934,589
2022 (projected)	2,069	23,778	44,362	234,672	1,000,677
% Increase 2010-2017	0.99%	1.97%	1.80%	1.29%	1.50%
% Increase 2017-2022 (projected)	1.16%	1.83%	1.68%	1.30%	1.41%

Source: Third Party Market Research Report

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10507 156th Street East Puyallup, WA 98374	Collateral Asset Summary – Loan No. 12 Meridian Sunrise Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 59.7% 2.08x 10.4%

The following table presents competitive retail properties with respect to the Meridian Sunrise Village Property:

Competitive Property Summary
Property Name	Type	Year Built	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Meridian Sunrise Village Property	Anchored Retail	2007-2008	225,217	86.8%(1)	LA Fitness, Staples, PetSmart, Party City	N/A
Rainier View Marketplace	Shopping Center	2012	74,617	84.0%	Kohl’s, Ross, Big 5, ULTA	1.0 miles
Meridian Town Center	Shopping Center	2004	77,666	NAV	Safeway, Tuesday Morning	1.5 miles
Fred Meyer Retail Pad	Shopping Center	2006	12,605	NAV	Fred Meyer	1.5 miles
South Hill Center	Shopping Center	2002	134,010	NAV	Best Buy, Men’s Warehouse	2.8 miles
Federal Way Crossing	Shopping Center	2006	233,146	NAV	LA Fitness, Office Depot, Sportsman’s Warehouse	14.4 miles
Uptown Gig Harbor	Shopping Center	2007	250,000	NAV	Galaxy Theatres, Marshalls	25.9 miles
Southcenter Square	Shopping Center	2007	229,762	NAV	Kohl’s, Nordstrom Rack, Petco, DSW Designer Shoe Warehouse	27.2 miles
The Landing	Shopping Center	2008	481,228	85.0%	Regal Cinemas, Dick’s Sporting Goods, LA Fitness, Ross Dress for Less, Marshalls, PetSmart, Staples	29.8 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Meridian Sunrise Village Property:

Cash Flow Analysis
	2014	2015	2016	7/31/2017 TTM	UW	UW PSF
Base Rent	$5,178,864	$5,076,531	$5,203,914	$5,331,649	$5,816,808	$25.83
Total Recoveries	$1,424,400	$1,369,534	$1,278,989	$1,347,984	$1,295,756	$5.75
Other Income	$50	$3,266	$961	$25,741	$0	$0.00
Less Vacancy & Credit Loss	($1,825,269)	($1,519,169)	($1,360,230)	($1,286,518)	($828,858)	($3.68)
Effective Gross Income	$4,778,046	$4,930,161	$5,123,634	$5,418,855	$6,283,706	$27.90
Total Expenses	$1,315,072	$1,373,874	$1,375,921	$1,564,398	$1,614,118	$7.17
Net Operating Income	$3,462,974	$3,556,287	$3,747,713	$3,854,457	$4,669,588	$20.73
Capital Expenditures	$0	$0	$0	$0	$33,783	$0.15
TI/LC	$0	$0	$0	$0	$243,363	$1.08
Net Cash Flow	$3,462,974	$3,556,287	$3,747,713	$3,854,457	$4,392,442	$19.50

Occupancy %	77.9%	77.9%	NAV	86.8%	88.2%
NOI DSCR(2)	1.64x	1.69x	1.78x	1.83x	2.22x
NCF DSCR(2)	1.64x	1.69x	1.78x	1.83x	2.08x
NOI Debt Yield(2)	7.7%	7.9%	8.3%	8.6%	10.4%
NCF Debt Yield(2)	7.7%	7.9%	8.3%	8.6%	9.8%

(1)	UW Base Rent is based on the underwritten rent roll dated August 1, 2017 and includes contractual rent steps through November 2018 totaling $131,979.

(2)	Debt service coverage ratios and debt yields are based on the Meridian Sunrise Village Whole Loan.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4055 10th Avenue New York, NY 10034	Collateral Asset Summary – Loan No. 13 4055 10th Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,500,000 65.7% 1.36x 9.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[ ]			Location:	New York, NY 10034
				General Property Type:	Office
Original Balance:	$24,500,000			Detailed Property Type:	Urban
Cut-off Date Balance:	$24,500,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.0%			Year Built/Renovated:	2007/N/A
Loan Purpose:	Acquisition			Size:	64,628 SF
Borrower Sponsors:	Fairbridge Partners, LLC; Dmitry Gordeev			Cut-off Date Balance per SF:	$379
				Maturity Date Balance per SF:	$312
Mortgage Rate:	5.0000%			Property Manager:	Colliers Tri-State Management, LLC
Note Date:	9/11/2017
First Payment Date:	11/1/2017
Maturity Date:	10/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$2,246,828
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	9.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	11.2%
Additional Debt Type:	N/A			UW NCF DSCR:	1.36x
Additional Debt Balance:	N/A			Most Recent NOI:	$2,250,898 (7/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,178,480 (12/31/2016)
Reserves				3rd Most Recent NOI:	$1,945,636 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (10/1/2017)
RE Tax:	$16,667	$4,167	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$33,647	$2,465	N/A	3rd Most Recent Occupancy(2):	100.0% (12/31/2015)
Replacements:	$0	$2,370	N/A	Appraised Value (as of):	$37,300,000 (8/9/2017)
TI/LC:	$0	$17,503	N/A	Cut-off Date LTV Ratio:	65.7%
Deferred Maintenance:	$103,594	$0	N/A	Maturity Date LTV Ratio:	54.0%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,500,000	74.0%	Purchase Price:	$32,000,000	96.6%
Borrower Equity:	$7,192,535	21.7%	Reserves:	$153,907	0.5%
NOI Credit:	$1,421,110	4.3%	Closing Costs:	$959,738	2.9%
Total Sources:	$33,113,645	100.0%	Total Uses:	$33,113,645	100.0%

(1)	The 4055 10th Avenue Property was placed under contract for sale in April 2014 with Fairbridge Partners, LLC with a purchase price of $32,000,000, which closed as part of this 4055 10th Avenue Mortgage Loan (as defined below) financing. The 4055 10th Avenue Borrower received the benefit of a $1,421,110 NOI Credit, which accrued from April 2015 through May 2017. The NOI Credit was applied towards the purchase price.

The Mortgage Loan. The thirteenth largest mortgage loan (the “4055 10th Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,500,000 and secured by a first priority fee mortgage encumbering an office property located in New York, NY (the “4055 10th Avenue Property”). The proceeds of the 4055 10th Avenue Mortgage Loan, along with approximately $7.2 million of borrower equity and an NOI Credit of approximately $1.4 million, were used to finance the acquisition on the 4055 10th Avenue Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is 4055 Tenth Ave, LLC (the “4055 10th Avenue Borrower”), a single-purpose Delaware limited liability company with one independent director. The 4055 10th Avenue Borrower is owned by Fairbridge Partners, LLC (“Fairbridge”), which is 10% owned by Dmitry Gordeev and 90% owned by Sergey Chernikov. Fairbridge was founded in 2013 by Mr. Gordeev. Headquartered in Princeton, New Jersey, Fairbridge acquires, develops and manages commercial properties and currently has over $100.0 million in contract or under management. Fairbridge and Dmitry Gordeev will serve as the borrower sponsors and non-recourse carveout guarantors of the 4055 10th Avenue Mortgage Loan.

The Property. The 4055 10th Avenue Property is a 64,628 SF office property comprised of a one-story building plus a lower level located at 4055 10th Avenue in New York, NY, within the Inwood neighborhood of Upper Manhattan. The above-grade building area totals 32,850 SF and the partially below grade lower level totals 31,778 SF. The portion of the lower level that is below-grade includes skylights along the perimeter of the building which allows for natural light on the lower level. Additionally, the 4055 10th Avenue Property includes a covered rooftop parking facility with 143 parking spaces spanning the entire roof. The 4055 10th Avenue Property was constructed in 2007 and is situated on a 0.78-acre site. The 4055 10th Avenue Property is 100.0% leased, as of October 1, 2017, to the NYC Human Resources Administration, a city government agency. The 4055 10th Avenue Property is located amongst a variety of transportation options, including public transportation via the 215th Street 1 train and 207th Street A train stations as well as the M100, Bx20, and Bx7 buses which provide access to other Manhattan neighborhoods and sections of the Bronx.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4055 10th Avenue New York, NY 10034	Collateral Asset Summary – Loan No. 13 4055 10th Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,500,000 65.7% 1.36x 9.2%

Major Tenant.

NYC Human Resources Administration (64,628 SF, 100.0% of NRA, 100.0% of underwritten base rent). Founded in 1966, the NYC Human Resources Administration (“HRA”) is tasked with fighting poverty and income inequality by providing New Yorkers in need with essential benefits. HRA is the largest local social services agency in the country and helps over 3.0 million New Yorkers through the administration of more than 12 major public assistance programs, with more than 14,000 employees and an operating budget of $9.7 billion. The HRA offices at the 4055 10th Avenue Property service residents of northern Manhattan neighborhoods including Washington Heights, Inwood, and several other areas in the western Bronx. HRA is rated Aa2, AA, and AA by Moody’s, Fitch and S&P, respectively. HRA has a lease expiration of September 19, 2027, with one five-year renewal option remaining. HRA has the option to terminate its lease in September of 2022 provided they give the landlord at least one year’s notice and HRA pays the landlord $400,000 within 90 days of notice delivery.

The following table presents certain information relating to the sole tenant at the 4055 10th Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
NYC Human Resources Administration	AA/Aa2/AA	64,628	100.0%	$2,832,000	100.0%	$43.82	9/19/2027
Total/Wtd. Avg.		64,628	100.0%	$2,832,000	100.0%	$43.82

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 4055 10th Avenue Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	1	64,628	100.0%	100.0%	$43.82	$2,832,000	100.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	64,628	100.0%		$43.82	$2,832,000	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The 4055 10th Avenue Property is located in the northernmost area of Manhattan, within the Inwood neighborhood in New York City, NY. The 4055 10th Avenue Property is located near Inwood Hill Park, which features tennis courts, playgrounds, hiking trails and a waterfront promenade. Dyckman Street and Broadway are the major retail corridors in the 4055 10th Avenue Property’s neighborhood. The side streets surrounding the 4055 10th Avenue Property are mostly improved with multifamily residences.

The 4055 10th Avenue Property’s submarket area is defined by the appraisal as the area north of the Cross Bronx Expressway (Interstate 95), south of the Westchester County Line, east of the Hudson River and west of the Bronx River Parkway. According to a third party market research provider, the submarket’s office inventory totaled 168 buildings comprising approximately 4.6 million SF. The submarket’s average rent was $35.01 with a vacancy rate of 6.4% as of the second quarter of 2017. Vacancy rates ranged from 6.2% to 10.3% over the past ten quarters, but have been at or below 7.0% over the most recent four quarters.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4055 10th Avenue New York, NY 10034	Collateral Asset Summary – Loan No. 13 4055 10th Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,500,000 65.7% 1.36x 9.2%

The following tables present certain information relating to sales and lease comparables for the 4055 10th Avenue Property:

Office Building Sale Comparables
Property Name	Property Location	NRA	Sale Date	Sale Price(1)	Sale Price PSF(1)
4055 10th Avenue Property	New York, NY	64,628	Apr 2014	$32,000,000(2)	$495
145 East 125th Street	New York, NY	35,970	Oct 2016	$27,000,000	$751
99-01 Queens Boulevard	Rego Park, NY	57,000	June 2016	$39,733,752	$697
25 Westchester Square	Bronx, NY	12,938	Mar 2016	$8,800,000	$680
256 West 116th Street	New York, NY	10,625	Apr 2017	$6,800,000	$640

Source: Appraisal
(1)	Sale Price and Sale Price PSF have been adjusted for cash equivalency, lease-up and/or deferred maintenance (where applicable).
(2)	The 4055 10th Avenue Property Sale Price does not take into account the $1,421,110 NOI benefit, which was applied to the overall purchase price.

Office Lease Comparables
Property Name	Property Location	Tenant Name	Lease Start Date	NRA	Lease Term (yrs)	Base Rent PSF	Expense Basis	Base Rent PSF (Adjusted to Modified Gross)
4055 10th Avenue Property	Manhattan	NYC Human Resources Administration	Sep 2007	64,628	20.0	$39.83	Modified Gross	$39.83
5073 Broadway	Manhattan	Active Listing	Available	15,000	4.25	$50.00	NNN	$43.56
154 Post Avenue	Manhattan	Active Listing	Available	6,000	10.0	$46.00	Modified Gross	$46.00
1767 Park Avenue	Manhattan	Confidential	Nov 2016	8,250	10.0	$43.63	Modified Gross	$43.63
665 West 182nd Street	Manhattan	The Equity Project Charter School	May 2016	19,178	10.0	$43.00	Gross	$43.00
313 West 125th Street	Manhattan	College of New Rochelle	Apr 2016	21,684	11.0	$45.00	Modified Gross	$45.00
5500 Broadway	Bronx	Board of Education	Jan 2016	9,900	10.0	$50.00	NNN	$46.75
3534 – 3540 Broadway	Manhattan	Grand Slam Family Corp.	Dec 2015	10,000	15.0	$37.50	Gross	$37.50

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 4055 10th Avenue Property:

Cash Flow Analysis(1)
	2014	2015	2016	7/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,574,000	$2,574,000	$2,574,000	$2,574,000	$2,832,000	$43.82
Total Recoveries	$176,512	$60,002	$287,665	$205,745	$181,298	$2.81
Other Income(2)	$120,000	$120,000	$116,458	$120,000	$164,133	$2.54
Less Vacancy & Credit Loss	$0	$0	$0	$0	($158,872)	($2.46)
Effective Gross Income	$2,870,512	$2,754,002	$2,978,123	$2,899,745	$3,018,560	$46.71
Total Operating Expenses	$768,288	$808,366	$799,643	$648,847	$771,731	$11.94
Net Operating Income	$2,102,224	$1,945,636	$2,178,480	$2,250,898	$2,246,828	$34.77
Capital Expenditures	$0	$0	$0	$0	$28,436	$0.44
TI/LC	$0	$0	$0	$0	$64,628	$1.00
Net Cash Flow	$2,102,224	$1,945,636	$2,178,480	$2,250,898	$2,153,764	$33.33

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%(3)
NOI DSCR	1.33x	1.23x	1.38x	1.43x	1.42x
NCF DSCR	1.33x	1.23x	1.38x	1.43x	1.36x
NOI Debt Yield	8.6%	7.9%	8.9%	9.2%	9.2%
NCF Debt Yield	8.6%	7.9%	8.9%	9.2%	8.8%

(1)	UW Gross Potential Rent is based on the in place rent totaling $2,574,000, and includes contractual rent steps of $258,000 through September 20, 2017.

(2)	UW Other Income consists of parking income, which is based on the trailing 12-month period as of June 30, 2017 from the third party operator (SP Plus Corporation). The 4055 10th Avenue Property parking was previously leased by the borrower sponsors for $10,000 per month. Upon completion of the current purchase, the affiliate lease was terminated and the borrower sponsors continued to operate the parking facility with the aid of the currently contracted management company, SP Plus Corporation.

(3)	Physical Occupancy as of October 1, 2017 is 100.0%. UW Occupancy % represents economic occupancy.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600 West Golf Road Rolling Meadows, Illinois 60008	Collateral Asset Summary – Loan No. 14 1600 Corporate Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,780,000 69.0% 1.63x 11.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[ ]			Location:	Rolling Meadows, IL 60008
				General Property Type:	Office
Original Balance:	$22,780,000			Detailed Property Type:	Suburban
Cut-off Date Balance:	$22,780,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.8%			Year Built/Renovated:	1986/N/A
Loan Purpose:	Refinance			Size:	256,238 SF
Borrower Sponsors:	Chester B. Balder; Jared L. Lucero; Jeffrey Spangler			Cut-off Date Balance per SF:	$89
				Maturity Date Balance per SF:	$72
Mortgage Rate:	4.4500%			Property Manager:	Helios Property Management Company (borrower-related)
Note Date:	9/12/2017
First Payment Date:	11/1/2017
Maturity Date:	10/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(1):	LO (24); DEF (92); O (4)			UW NOI:	$2,545,251
Lockbox/Cash Mgmt Status(2):	Hard/Springing			UW NOI Debt Yield:	11.2%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	13.8%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.63x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$2,369,839 (7/31/2017 TTM)
Reserves				2nd Most Recent NOI:	$1,832,155 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	N/A
RE Tax:	$358,557	$100,509	N/A	Most Recent Occupancy:	94.7% (7/31/2017)
Insurance:	$8,002	$2,667	N/A	2nd Most Recent Occupancy:	89.1% (12/31/2016)
Replacements:	$0	$4,271	N/A	3rd Most Recent Occupancy(4):	N/A
TI/LC:	$1,000,000	$21,353	N/A	Appraised Value (as of):	$33,000,000 (7/20/2017)
Free Rent Reserve(3):	$579,577	$0	N/A	Cut-off Date LTV Ratio:	69.0%
Outstanding TI/LC(3):	$845,093	$0	N/A	Maturity Date LTV Ratio:	55.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,780,000	94.1%	Loan Payoff:	$18,478,333	76.3%
Escrow Credit(5):	$1,428,529	5.9%	Reserves:	$2,791,228	11.5%
			Closing Costs:	$390,841	1.6%
			Return of Equity:	$2,548,127	10.5%
Total Sources:	$24,208,529	100.0%	Total Uses:	$24,208,529	100.0%

(1)	The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization or (ii) 36 months after loan origination. The assumed lockout period of 24 payments is based on the closing date of the UBS 2017-C4 transaction in October 2017.

(2)	The 1600 Corporate Center Loan is structured with a full cash flow sweep commencing (i) 12 months prior to the lease expiration of Bank of America, Alliant Credit Union, Fleetmatics USA LLC, and any other tenant at the 1600 Corporate Center Property, which occupies 38,436 SF or more of the rentable square feet (“Major Lease”), (ii) the date notice of renewal is required under any Major Lease and is not given, (iii) if any such Major Lease is terminated early, (iv) if any tenant under any such Major Lease “goes dark”, (v) upon the occurrence of a default under any Major Lease, (vi) if any tenant under any applicable lease filed for bankruptcy, (vii) if the credit rating of Bank of America is downgraded below “B” by S&P, (viii) upon an event of default, or (ix) as of the last day of any calendar quarter the debt service coverage ratio is less than 1.35x.

(3)	The Free Rent Reserve and Outstanding TI/LC reserve are part of a single “Unfunded Obligations Reserve” of $1,424,670.

(4)	The 1600 Corporate Center Borrower purchased the 1600 Corporate Center Property in December 2015; therefore, no operating history was available for the 3rd Most Recent NOI and 3rd Most Recent Occupancy period.
(5)	The borrower sponsors will be receiving a credit of $1,428,529 for escrows on deposit with the servicer of the current mortgage that is being refinanced.

The Mortgage Loan. The fourteenth largest mortgage loan (the “1600 Corporate Center Loan”) is evidenced by a promissory note in the original principal amount of $22,780,000 secured by a first priority fee mortgage encumbering a 256,238 SF, 12-story, suburban office building located in Rolling Meadows, Illinois (the “1600 Corporate Center Property”). Loan proceeds were used to refinance existing debt of approximately $18.5 million, fund reserves, pay closing costs and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is 1600 Corporate Center, LLC (the “1600 Corporate Center Borrower”), a single-purpose Delaware limited liability company with one independent director. Legal counsel to the 1600 Corporate Center Borrower delivered a non-consolidation opinion in connection with the origination of the 1600 Corporate Center Loan. The borrower sponsors and non-recourse carve-out guarantors are Chester B. Balder, Jared L. Lucero and Jeffrey Spangler.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600 West Golf Road Rolling Meadows, Illinois 60008	Collateral Asset Summary – Loan No. 14 1600 Corporate Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,780,000 69.0% 1.63x 11.2%

Chester Balder is the owner and President of Helios Property Management Company. Prior to founding Helios Property Management Company, Mr. Balder served as Vice President at Ardmin Properties where his role focused on company acquisitions and raising money for syndicated commercial real estate. Jared Lucero is one of the founders of Private Capital Group and currently serves as its President. Mr. Lucero acts as chairman of the company’s loan committee, and is personally responsible for managing relationships within PCG’s network of lenders. Jeff Spangler is President of the Utah division at Zurixx as well as one of the principle owners. Founded in 2012, Zurixx develops comprehensive educational seminars, three-day workshops, advanced training camps, summits, coaching and mentorship programs in the areas of business growth and management, asset protection, real estate and personal finances. According to Inc. magazine’s 35th annual report of the nation’s top 5,000 fastest growing companies, Zurixx ranked 43rd for all private companies in 2016. Mr. Spangler began investing in other businesses and real estate, such as office buildings, rental properties, vacation properties, rentals, student housing, real estate bridge funding, and asset protection services.

The Property. The 1600 Corporate Center Property is a Class A, 12-story, 256,238 SF suburban office building located at 1600 West Golf Road, Rolling Meadows, Illinois, approximately 25 miles northwest of the Chicago central business district. The 1600 Corporate Center Borrower purchased the 1600 Corporate Center Property in December 2015 for approximately $16.0 million ($62 PSF) and has a current cost basis of approximately $24.1 million. Since acquisition, the 1600 Corporate Center Borrower has invested approximately $740,000 in capital improvements including new cooling towers, parking lot repairs and a fitness room. In addition, the 1600 Corporate Center Property is currently undergoing lobby and conference room renovations for approximately $280,000.

The 1600 Corporate Center Property contains approximately 747 surface parking spaces, reflecting an overall parking ratio of 2.92 spaces per 1,000 SF. An additional 275 surface spaces are provided through an Agreement and Declaration of Covenants and Easements dated May 28, 1986. This agreement allows for the non-exclusive use of parking areas located on the adjacent owner’s property. The parking ratio is increased to 4.00 spaces per 1,000 SF due to this agreement.

The 1600 Corporate Center Property was constructed in 1986 and is currently 94.7% leased to tenants including Bank of America (36.2% of NRA; rated A/Baa1/BBB+/ by Fitch/Moody’s/S&P, respectively), Alliant Credit Union (25.2% of NRA) and Fleetmatics USA LLC (16.6% of NRA; recently acquired by Verizon, which is rated A-/Baa1/BBB+ by Fitch/Moody’s/S&P).

Major Tenants.

Bank of America (92,825 SF, 36.2% of NRA, 40.1% of underwritten base rent). Bank of America is a multinational banking and financial services corporation founded in 1874. For their fiscal year 2016, Bank of America reported total revenue of approximately $83.7 billion, total assets of approximately $2.2 trillion, and a market capitalization of approximately $222.2 billion. Bank of America is rated A by Fitch, Baa1 by Moody’s, and BBB+ by Standard & Poor’s. Bank of America has been at the 1600 Corporate Center Property since June 2003 and renewed its lease in September 2015 through December 31, 2023. Bank of America invested approximately $7.0 million ($75 PSF) to build out its space at 1600 Corporate Center Property which now houses its Merrill Edge investment group. Bank of America has two five-year renewal options remaining.

Alliant Credit Union (64,684 SF, 25.2% of NRA, 27.8% of underwritten base rent). Alliant Credit Union is a member-owned financial cooperative headquartered in Chicago, Illinois and founded in 1935. Alliant Credit Union is one of the largest credit unions by asset size in the United States with $9.3 billion in assets, and serves over 335,000 members worldwide. Alliant Credit Union has been in occupancy at the 1600 Corporate Center Property since November 2010 and recently expanded its space by 21,281 SF effective January 1, 2018. All of Alliant Credit Union’s corporate executives are staffed at the 1600 Corporate Center Property, including its CEO. Alliant Credit Union’s lease expires December 31, 2022 and they have two seven-year renewal options remaining.

Fleetmatics USA LLC (42,583 SF, 16.6% of NRA, 18.1% of underwritten base rent). Fleetmatics USA LLC is a global provider of fleet management solutions for small and mid-sized businesses. As of September 30, 2016, Fleetmatics USA LLC served approximately 42,000 customers and approximately 826,000 subscribed vehicles worldwide. Fleetmatics USA LLC was acquired in 2016 by Verizon, which is rated A- by Fitch; Baa1 by Moody’s, and BBB+ by Standard & Poor’s. Fleetmatics USA LLC has been at the 1600 Corporate Center Property since February 2012, has a lease termination date of May 31, 2022 and one five-year extension option remaining.

The following table presents certain information relating to the leases at the 1600 Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Bank of America	A/Baa1/BBB+	92,825	36.2%	$2,181,388	40.1%	$23.50	12/31/2023
Alliant Credit Union	NR/NR/NR	64,684	25.2%	$1,514,110	27.8%	$23.41	12/31/2022
Fleetmatics USA LLC	A-/Baa1/BBB+	42,583	16.6%	$984,732	18.1%	$23.13	5/31/2022
Subtotal/Wtd. Avg.		200,092	78.1%	$4,680,229	86.1%	$23.39
Remaining Tenants		42,457	16.6%	$758,602	13.9%	$17.87
Vacant Space		13,689	5.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		256,238	100.0%	$5,438,831	100.0%	$22.42

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600 West Golf Road Rolling Meadows, Illinois 60008	Collateral Asset Summary – Loan No. 14 1600 Corporate Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,780,000 69.0% 1.63x 11.2%

The following table presents certain information relating to the lease rollover schedule at the 1600 Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	6	5,687	2.2%	2.2%	$17.71	$100,709	1.9%	1.9%
2022	10	107,267	41.9%	44.1%	$23.30	$2,498,842	45.9%	47.8%
2023	6	92,825	36.2%	80.3%	$23.50	$2,181,388	40.1%	87.9%
2024	3	30,466	11.9%	92.2%	$21.59	$657,893	12.1%	100.0%
2025	0	0	0.0%	92.2%	$0.00	$0	0.0%	100.0%
2026	0	0	0.0%	92.2%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	92.2%	$0.00	$0	0.0%	100.0%
2028 & Beyond(4)	1	6,304	2.5%	94.7%	$0.00	$0	0.0%	100.0%
Vacant	0	13,689	5.3%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	256,238	100.0%		$22.42	$5,438,831	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	2028 & Beyond includes gym and conference room SF, which serve as 1600 Corporate Center Property tenant amenities, and have no rent associated with their respective spaces.

The Market. The 1600 Corporate Center Property is located at 1600 West Golf Road in the City of Rolling Meadows, within the Chicago-Naperville-Joliet metropolitan statistical area (the “Chicago MSA”), approximately 25 miles northwest of the Chicago central business district. According to a third party statistics provider, the Chicago MSA has a population of approximately 9.6 million people, making it the third most populous metropolitan statistical area in the United States. According to a third party market research report, the Chicago MSA is comprised of a slightly younger population that is more educated and compensated compared to the U.S. population. The median age in Chicago of 37.0 years is just below that of the U.S. average of 38.0. The median annual household income in Chicago is 13.8% greater than that of the U.S. median household income, a difference of $7,545.

The Chicago MSA largest employers include a diverse group of multinational corporations representing a variety of industries including telecommunications, aviation, manufacturing, retail, and banking. Thirty-one of the nation’s 2016 Fortune 500 corporations are headquartered in the Chicago region, including Walgreens (19), Boeing (24), Archer Daniels Midland (41), United Continental Holdings, Inc. (80), The Allstate Corporation (81), Mondelez International, Inc. (94), Exelon Corporation (95), McDonald’s Corporation (109), Sears Holdings Corporation (111), US Foods, Inc. (122), AbbVie, Inc. (123), Abbott Laboratories (138), Kraft Foods Group, Inc. (153), and ConAgra Foods (176). According to the appraisal, the City of Chicago is also one of the area’s largest employers, providing more than 30,267 jobs. Notable public employers in the area include the U.S. Government, Chicago Public Schools and Cook County.

Primary regional access to the 1600 Corporate Center Property is provided by Interstate 90, an east/west highway extending from beyond northeastern Illinois, through Chicago, and on to the east coast, and Interstate 290, which begins at an intersection with Interstate 90 located west of the 1600 Corporate Center Property and continues into downtown Chicago. On a local level, the 1600 Corporate Center Property is located in a corporate park at the northwest corner of West Golf Road and West Algonquin Road, both of which are prominent thoroughfares in the area with access to several commercial and residential developments.

According to a third party market report, the 1600 Corporate Center Property is a Class A office property located in the Central Northwest submarket. As of the first quarter of 2017, the Central Northwest Class A office submarket contained 13,508,691 SF of office space, with a market vacancy of 17.2% and asking rents of $25.90. The 17.2% vacancy rate is skewed by AT&T vacating its Class A, 1.3 million SF corporate headquarters in Hoffman Estates, IL. Excluding AT&T’s old headquarters, the Class A vacancy rate in the northwest corridor would be under 10.0%.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600 West Golf Road Rolling Meadows, Illinois 60008	Collateral Asset Summary – Loan No. 14 1600 Corporate Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,780,000 69.0% 1.63x 11.2%

The following table presents recent leasing data at competitive office buildings with respect to the 1600 Corporate Center Property:

Comparable Office Leases
Property Name	Property Location	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF	Lease Type
1600 Corporate Center Property	Rolling Meadows, IL	--	256,238(1)	--	7.4(2)	$22.42(2)	Modified
Woodfield Financial Centre I	Schaumburg, IL	Kelly Services	2,547	January 2017	5.4	$22.00	Modified
25 Northwest Point	Grove Village, IL	Merkle-Korff Industries	18,642	May 2017	4.0	$26.00	Modified
Centennial Center	Schaumburg, IL	Altran Solutions Corporation	3,025	November 2016	3.0	$20.50	Modified
85 West Algonquin Road	Arlington Heights, IL	Sharp Electronics	3,805	October 2016	5.0	$21.00	Modified
Schaumburg Corporate Center I	Schaumburg, IL	Aeroteck, Inc.	5,691	June 2016	1.0	$21.83	Modified
Kensington Corporate Center I	Mount Prospect, IL	MetLife Insurance	62,493	January 2016	2.0	$19.00	Modified
Schaumburg Corporate Center I	Schaumburg, IL	Ceannate Corporation	18,942	September 2016	11.0	$22.95	Modified

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Lease Term (Yrs.) and Initial Rent PSF are based on averages from the underwritten rent roll for all 1600 Corporate Center Property tenants (including CJ’s Deli, a cell phone tower, and signage) and excludes vacant space.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1600 Corporate Center Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016	7/31/2017 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$4,176,529	$4,813,389	$5,438,831	$21.23
Vacant Space	N/A	N/A	$0	$0	$301,158	$1.18
Total Recoveries	N/A	N/A	$122,393	$184,422	$196,588	$0.77
Total Other Income	N/A	N/A	$664	$64	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	$0	$0	($593,658)	($2.32)
Effective Gross Income	N/A	N/A	$4,299,587	$4,997,875	$5,342,919	$20.85
Total Operating Expenses	N/A	N/A	$2,467,432	$2,628,036	$2,797,669	$10.92
Net Operating Income	N/A	N/A	$1,832,155	$2,369,839	$2,545,251	$9.93
Capital Expenditures	N/A	N/A	$0	$0	$51,248	$0.20
TI/LC	N/A	N/A	$0	$0	$256,238	$1.00
Net Cash Flow	N/A	N/A	$1,832,155	$2,369,839	$2,237,765	$8.73

Occupancy %	N/A	N/A	89.1%	94.7%(3)	90.0%
NOI DSCR	N/A	N/A	1.33x	1.72x	1.85x
NCF DSCR	N/A	N/A	1.33x	1.72x	1.63x
NOI Debt Yield	N/A	N/A	8.0%	10.4%	11.2%
NCF Debt Yield	N/A	N/A	8.0%	10.4%	9.8%

(1)	The 1600 Corporate Center Borrower purchased the 1600 Corporate Center Property in December 2015; therefore, no operating history was available for 2014 and 2015.

(2)	UW Gross Potential Rent has been underwritten based on the underwritten rent roll dated August 9, 2017 and includes rent steps of $111,594 through July 31, 2018.

(3)	7/31/2017 TTM Occupancy % is as of the underwritten rent roll dated August 9, 2017.

THE INFORMATION IN COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.